UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Dover Corporation
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Notice Of Annual Meeting Of Shareholders

March 19, 2012

Dear Fellow Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders at The Westin Lombard Yorktown Center, 70 Yorktown Center, Lombard, IL 60148 on May 3, 2012, at 1:00 p.m. local time, to be held for the following purposes:

1.	To elect twelve directors;

2.	To adopt the Dover Corporation 2012 Equity and Cash Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012; and

4.	To approve, on an advisory basis, named executive officer compensation.

All holders of record at the close of business on March 9, 2012 are entitled to vote at the meeting or any adjournments thereof. We urge you to vote your shares as soon as possible.

By authority of the board of directors,

JOSEPH W. SCHMIDT

Secretary

PROXY STATEMENT

i

www.dovercorporation.com

3005 Highland Parkway, Suite 200

Downers Grove, Illinois 60515

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are providing this proxy statement to our shareholders in connection with the solicitation of proxies by the board of directors for use at our 2012 Annual Meeting of Shareholders (the “Meeting”). We are mailing this notice of meeting and proxy statement to those shareholders to whom paper copies are being provided beginning on or about March 19, 2012.

Record Date

The record date for determining shareholders eligible to vote at the Meeting is March 9, 2012. As of the close of business on that date, we had outstanding 183,815,107 shares of common stock. Each share of common stock is entitled to one vote on each matter.

Electronic Delivery of Proxy Materials

We have made available to you over the internet or delivered paper copies of our proxy statement, a proxy card and our Annual Report to Shareholders (of which our 2011 Annual Report on Form 10-K is a part) in connection with the Meeting. We are using the SEC’s rules that allow companies to furnish their proxy materials over the internet. As a result, we are mailing to many of our shareholders a notice about the internet availability of the proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the internet and to request a paper copy by mail by following the instructions in the notice. In addition, the proxy card contains instructions for electing to receive proxy materials over the internet or by mail in future years.

Quorum

For purposes of the Meeting, there will be a quorum if the holders of a majority of the outstanding shares of our common stock are present in person or by proxy.

Shareholders of Record; Beneficial Owners

Most holders of our common stock hold their shares beneficially through a stockbroker, bank or other nominee rather than of record directly in their own name. As summarized below, there are some differences in the way to vote shares held of record and those owned beneficially.

If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the notice or proxy materials are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders or to vote in person at the Meeting. If you received or requested printed copies of the proxy materials, Dover has enclosed a proxy card for you to use. You may also vote on the internet or by telephone, as described in the proxy card.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name”, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote those shares in person at the Meeting, unless you have a proxy, executed in your favor, from the holder of record of your shares. Your broker or nominee has enclosed a voting instruction card for you to use in directing your broker or nominee as to how to vote your shares. We strongly encourage you to instruct your broker or nominee how you wish to vote.

Items of Business

There are four proposals scheduled to be voted on at the Meeting:

1.	the election of the twelve nominees for director;

2.	the adoption of the Dover Corporation 2012 Equity and Cash Incentive Plan;

3.	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2012; and

4.	an advisory resolution to approve named executive officer compensation.

Vote Required

A majority of the votes cast at the Meeting is required to elect directors. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “AGAINST” that director in order for that director to be elected. Proposals 2 and 3 will require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Meeting. Proposal 4 is a nonbinding advisory resolution, and therefore not binding on Dover. The affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Meeting will be deemed to be approval by the shareholders of the resolution. Our organizational documents do not provide for cumulative voting.

If you are a shareholder of record and sign and return your proxy card or vote electronically without making any specific selection, then your shares will be voted FOR Proposals 1, 2, 3 and 4.

If you specify that you wish to “abstain” from voting on an item, then your shares will not be voted on that particular item. Abstentions will not affect the outcome of the vote on Proposal 1. However, they will have the same effect as a vote against Proposals 2, 3 and 4.

If you are a beneficial owner and hold your shares through a broker or other nominee, and do not provide your broker or nominee with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters but cannot vote on non-routine matters. If your broker or nominee does not receive instructions from you on how to vote your shares on a non-routine matter, the broker or nominee will inform us that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote”. Only Proposal 3 will be considered a routine matter for the Meeting. Broker non-votes will not affect the outcome of the vote on Proposal 1.

Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

Voting Procedures

If you are a shareholder of record, you may vote in person at the Meeting, over the internet, by telephone, or by mail by following the instructions provided in our notice or proxy materials. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee to vote your shares.

Revoking Your Proxy

If you are a shareholder of record, whether you give your proxy over the internet, by telephone or by mail, you may revoke it at any time before it is exercised. You may enter a new vote by using the internet or the telephone or by mailing a new proxy card bearing a later date so long as it is received prior to the Meeting. If you hold your shares beneficially in “street name” through a broker or other nominee, you must follow the instructions provided by your broker or nominee as to whether and how you may revoke your proxy.

Shareholders Sharing the Same Address

SEC rules permit us to deliver only one copy of the proxy statement or the notice of internet availability of the proxy statement to multiple shareholders of record who share the same address and have the same last name, unless we have received contrary instructions from one or more of the shareholders. This delivery method, called “householding”, reduces our printing and mailing costs. Shareholders who participate in householding will continue to receive or have internet access to separate proxy cards.

If you are a shareholder of record and wish to receive a separate copy of the proxy statement, now or in the future, at the same address, or if you are currently receiving multiple copies of the proxy statement at the same address and wish to receive only a single copy, please write to or call the Corporate Secretary, Dover Corporation, 3005 Highland Parkway, Suite 200, Downers Grove, Illinois 60515, telephone: (630) 541-1540.

Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials or notice of internet availability of the proxy materials and wish to receive only a single copy in the future, or who currently receive a single copy and wish to receive separate copies in the future, should contact their bank, broker or other holder of record to request that only a single copy or separate copies, as the case may be, be delivered to all shareholders at the shared address in the future.

Proxy Solicitation Costs

We will pay the reasonable and actual costs of printing, mailing and soliciting proxies, but we will not pay a fee to any of our officers or employees or to officers or employees of any of our subsidiaries as compensation for soliciting proxies. We have retained Morrow & Co. to solicit brokerage houses and other custodians, nominees or fiduciaries, and to send proxies and proxy materials to the beneficial owners of such shares, for a fee of approximately $15,000 plus expenses.

ITEMS TO BE VOTED UPON

Proposal 1 — Election of Directors

There are twelve nominees for election to our board at this Meeting, each to serve until the next annual meeting of shareholders. If any nominee for election becomes unavailable to serve as a director before the Meeting, an event which we do not anticipate, the persons named as proxies will vote for a substitute nominee or nominees as may be designated by our board of directors for election at the Meeting. Directors will be elected by a majority of the votes cast for and against them. All of the nominees for director for election at the Meeting currently serve on our board and are being proposed by our board. Each director elected at the Meeting will serve until the election and qualification of his or her successor or his or her earlier removal, resignation or retirement.

The board, in part through its delegation to the governance and nominating committee, seeks to recommend qualified individuals to become members of the board. The board selects individuals as director nominees who, in the opinion of the board, demonstrate the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, who can serve as a sounding board for our CEO on planning and policy, and who will be most effective, in connection with the other nominees to the board, in collectively serving the long-term interests of all our shareholders. The board prefers nominees to be independent of the Company, but believes it is desirable to have on the board a representative of current management. In considering diversity in selecting director nominees, the governance and nominating committee gives weight to the extent to which candidates would increase the effectiveness of the board by broadening the mix of experience, knowledge, backgrounds, skills, ages and tenures represented among its members. Given the global reach and broad array of types of businesses operated by Dover companies, the board considers multi-industry and multi-geographic experience a significant plus.

Director since 1995

David H. Benson

Age 74

Senior Advisor, Fleming Family & Partners (since September 2001; investment management company); formerly Director of F.F. and P. Alternative Strategies Income Fund (investment management company), Vice Chairman of The Kleinwort Benson Group plc (financial services company), Chairman of The COIF Charities Fund (investment and cash management for charities), Director of BG Group plc (“British Gas”) (gas exploration and production), Murray International Investment Trust (investment company) and The Rouse Company (real estate development).

Mr. Benson brings to the board extensive experience with boards and governing bodies of public and private companies both within the U.S. and internationally. His career commenced in the oil and gas industry (Shell Petroleum) and in this sector he later served for 16 years on the British Gas board. His principal career was in Merchant Banking and Asset Management, chairing both the board of a major Public Investment Trust and The Charities Official Investment Fund (the U.K.’s major charitable common investment fund). He also has had past experience as an advisor to the European Board of Campbell Soup and Director of The Rouse Company where he chaired its audit committee. This broad international experience enables him to provide valuable input to the board in its oversight of financial matters and matters involving capital allocation, cash management and strategy concerning the energy markets and our operations and continued growth in international markets.

Director since 2005

Robert W. Cremin

Age 71

Chairman (since May 2009) of the Board of Directors of Dover; Chairman (since 2001), President (from 1997 to 2009) and Chief Executive Officer (from 1999 to 2009) of Esterline Technologies Corporation (manufacturer of aerospace and defense products); Director of Premera Blue Cross (since May 2010); Director of British-American Business Council of the Pacific Northwest, the Seattle Symphony, and Archilles International; the British Honorary Consul in Seattle.

Mr. Cremin’s experience makes him a valuable contributor to the board and advisor to our CEO on matters involving business strategy, capital allocation, acquisition and divestiture opportunities, and the aerospace and defense markets. His experience as Chairman, President and CEO of Esterline allowed him to develop many skills that have contributed and will continue to contribute to the effective functioning of our board. Under Mr. Cremin’s leadership, Esterline pursued a strategy that enabled it to grow its sales more than tenfold, in part by shedding non-core businesses, focusing on the markets it knew best, significantly expanding its investments in research and development, and cultivating a culture focused on lean manufacturing and velocity. In addition, his technical expertise and background in engineering contribute to the board’s understanding and consideration of opportunities involving Dover companies and the markets they serve. Mr. Cremin has an MBA from Harvard University.

Director since 1994

Jean-Pierre M. Ergas

Age 72

Private Investor; Managing Partner (since 2010), Ergas Ventures, LLC; Director (since 1995), former Chairman of the Board (from 2000 - 2010), Chief Executive Officer (from 2000 to 2007) of BWAY Corporation (steel and plastic container manufacturer); and Director and member of the audit committee of Plastic Omnium (manufacturer of automotive components and plastic products).

Mr. Ergas brings to the board substantial international management experience as a former Chief Executive Officer and Chairman of five companies in the U.S. and Europe, including BWAY Corporation, American National Can Company, Cedegur Pechiney, Cebal S.A. and Alcan Europe, and senior executive at Pechiney S.A. and Alcan Aluminum Limited. As Chief Executive Officer of American National Can Company, he led the successful integration of American National Can into its new French parent, Pechiney S.A., a global packaging and aluminum company, following its acquisition by Pechiney in a $3.5 billion deal completed in 1988. He was credited for managing the integration in a manner that avoided pitfalls common to cross-border acquisitions. He was also credited with increasing productivity and operating profits. As Chairman and CEO of BWAY Corporation for ten years, Mr. Ergas was instrumental in more than tripling its shareholder value. Drawing on his background, knowledge and experience managing all aspects of international businesses, including privatizations, acquisitions, cross-border transactions, post-merger integrations, productivity and performance initiatives, Mr. Ergas provides important advice to our CEO and contributes significantly to the board’s oversight of matters involving Dover’s continued expansion into international markets, business development and corporate strategies, as well as acquisition and divestiture activities. Mr. Ergas holds an MBA from Harvard University.

Director since 2007

Peter T. Francis

Age 59

Managing Member of Mukilteo Investment Management Company, responsible for investments in gas royalty and real estate partnerships, private equity funds, leveraged buyouts and stock portfolios; Retired Chairman of the Board of Directors (from 1993 to 2008) and President and Chief Executive Officer (from 1994 to 2009) of J. M. Huber Corporation (privately held diversified company focused on engineered materials, natural resources and technology-based services).

Mr. Francis’ responsibilities as an investment manager require him to make regular business and investment decisions across a wide range of industries, an important perspective that he brings to the board. His experience as Chairman, President and CEO for over 16 years of an international manufacturing conglomerate with locations in over 25 countries enables him to provide valuable input to the board and our CEO on matters relating to engineered materials, electronics, natural resources and technology-based services; a wide range of management processes, including compensation, performance evaluation and succession planning; and a variety of board processes, such as governance, management oversight and board composition. As chairman of the board of J.M. Huber Corporation, Mr. Francis led the design of board processes, the implementation of individual board member evaluations, and the development of the audit, nominating, management and compensation, environmental and finance committee charters. As President and CEO, Mr. Francis entirely redesigned Huber’s strategy and restructured its portfolio with over 25 divestitures and 100 acquisitions. Mr. Francis has also lived and worked outside the United States for more than eight years and brings an international perspective to the board. Mr. Francis has an MBA from Stanford University.

Director since 1999

Kristiane C. Graham

Age 54

Private Investor.

Ms. Graham’s experience as a private investor with substantial holdings of Dover stock and her shared interests in Dover, including interests through charitable organizations of which she is a director, makes her a good surrogate for our individual and retail investors. Ms. Graham also has past experience with a commercial bank, primarily as a loan officer. She then founded and operated an advisory company and a publication regarding international thoroughbred racing and now co-manages her family’s investments. During her 13 years on the board, she has devoted substantial time to monitoring the development of Dover operating company leaders, enabling her to provide the board valuable insights regarding management succession. As a member of one of the founding families of Dover, Ms. Graham also brings to the board a sense of Dover’s historical values, culture and strategic vision which the board believes is beneficial as it considers various strategic planning alternatives for shaping Dover’s future.

Director since 2008

Robert A. Livingston

Age 58

President and Chief Executive Officer of Dover (since December 1, 2008); President and Chief Operating Officer of Dover (from July 2008 to December 2008); Vice President of Dover, President and Chief Executive Officer of Dover Engineered Systems, Inc. (from August 2007 to July 2008); Vice President of Dover, President and Chief Executive Officer of Dover Electronics, Inc. (from October 2004 to July 2007); and President of Vectron International, Inc. (from January 2004 to October 2004).

Mr. Livingston is Dover’s current Chief Executive Officer and the board believes it is desirable to have on the board one active management representative to facilitate its access to timely and relevant information and its oversight of management’s long-term strategy, planning and performance. Mr. Livingston brings to the board considerable management experience and a deep understanding of Dover’s companies, history and operating model which he gained during more than 28 years in management positions at Dover companies, including 10 years in operating company positions in finance, general management and as President, and 14 years in senior management positions at three Dover segments, including four years as segment CEO. His background in finance, his experience in all aspects of management, including manufacturing operations, acquisitions, divestitures, restructurings and integrations, and his passion for leadership development enable him to give valuable input to the board in matters involving business strategy, capital allocation, transactions and succession planning.

Director since 1999

Richard K. Lochridge

Age 68

Retired President of Lochridge & Company, Inc. (management consulting firm); Director of The Lowe’s Company, Inc. (home improvement retailer) and PETsMART (pet supplies retailer) and former Director of the John Harland Company (a printed products supplier).

Mr. Lochridge’s experience in management consulting makes him a valuable contributor to the board and advisor to our CEO as an expert on strategic planning, management styles, succession planning and similar matters. He worked many years with a major consulting company where a majority of his experience was with non-U.S. companies or covering international or global markets, and where he was for a time in charge of all international offices. His consulting work has enabled him to work closely with the boards and senior management of many public companies on complex and important transactions and projects in global arenas, giving him experience and insight that are beneficial to Dover. In addition, over a period of 27 years, Mr. Lochridge has served on the boards of seven public companies, including the three on which he currently serves. On these boards, he has at various times served as non-executive chair and chair of the audit, finance and compensation committees.

Director since 2001

Bernard G. Rethore

Age 70

Chairman of the Board Emeritus of Flowserve Corporation (fluid transfer and control equipment and services); previously Chairman (from July 1997 to April 2000), Chief Executive Officer (from July 1997 to December 1999) and President (from October 1998 to July 1999), of Flowserve Corporation; Director and member of the Audit Committee of Belden, Inc. (signal transmission solutions); Director and member of the Compensation and Audit Committees of Mueller Water Products, Inc. (fire hydrants, valves and ductile iron pipes); Director, member of the Executive Committee and Chairman of the Nominating and Governance Committee and former Compensation Committee Chairman and Audit Committee member of Walter Energy, Inc. (energy and natural resources); former Director and Chairman of the Compensation Committee of Maytag Corporation (home and commercial appliance manufacturer).

Mr. Rethore brings to the board valuable experience and expertise based on his more than 30 years in general management of diversified manufacturing companies conducting business in the U.S., Europe, Latin America and Asia in many of the markets and product areas relevant to Dover’s businesses. Mr. Rethore has served as Chairman and CEO of Flowserve Corporation and of BW/IP, Inc., two publicly traded, multi-national manufacturing companies in the flow control arena. He was also President of Phelps Dodge Industries and a Senior Vice President and member of the Senior Management Committee of Phelps Dodge Corporation. Mr. Rethore’s extensive management experience makes him a valuable contributor to the board and advisor to our CEO on matters involving business strategy, capital allocation, and acquisition and divestiture opportunities. Mr. Rethore also has a considerable board/governance background, having served as a director or trustee for a number of public companies as well as educational and not-for-profit institutions, with experience across a broad array of committee responsibilities. In 2008, he was named an Outstanding Director by the Outstanding Directors’ Exchange. Mr. Rethore also brings significant expertise in financial matters and holds an MBA with a major in Accounting from the Wharton School.

Director since 1999

Michael B. Stubbs

Age 63

Private Investor; former Director and Audit Committee member of Moore-Handley, Inc. (wholesale hardware distributor).

Mr. Stubbs’ financial expertise, based on his extensive experience in the finance and investment professions, makes him a valuable asset to the board in its financial oversight function and strategic planning. Mr. Stubbs has spent his entire professional career in finance, including working in mergers and acquisitions for a public company, having been a principal in several leveraged buyouts, and a founder/principal of an SEC registered investment advisor. Mr. Stubbs has also served as Chief Financial Officer, President and Chair of various private companies. Like Ms. Graham, Mr. Stubbs’s family is one of the founding families of Dover and he brings to the board extensive familiarity and experience with the founding principles, general business strategy and culture of Dover.

Director since 2010

Stephen M. Todd

Age 63

Independent Consultant (since 2010); former Global Vice Chairman, Assurance Professional Practice of Ernst & Young (E&Y) Global Limited, London, UK (assurance, tax, transaction and advisory services firm) (from 2003 until June 2010), and prior thereto, various positions with Ernst & Young since 1981; member of the Board of Trustees of PNC Funds and PNC Advantage Funds (registered management investment companies).

Mr. Todd’s experience in the accounting profession makes him a valuable resource for the board and audit committee. Mr. Todd brings to the board significant financial experience in both domestic and international business following a 40 year career at Ernst & Young where he specialized in assurance and audit. His experience, especially his years as Global Vice Chairman of Ernst & Young Global Limited’s Assurance Professional Practice and as audit partner for a multinational company, gives him unique insights into accounting and financial issues facing a global business such as Dover and brings the perspective of an outside auditor to the audit committee.

Director since 2010

Stephen K. Wagner

Age 64

Independent Consultant (since 2011); former Senior Advisor, Center for Corporate Governance, of Deloitte & Touche LLP (Deloitte) (audit, financial advisory, tax and consulting firm) (from May 2009 until May 2011); Managing Partner, Center for Corporate Governance of Deloitte (from 2005 to 2009); Deputy Managing Partner, Innovation, Audit and Enterprise Risk, United States, of Deloitte (from 2002 to 2007); Co-Leader, Sarbanes-Oxley Services, of Deloitte (from 2002 to 2005).

Mr. Wagner’s over 30 years of experience in accounting make him a valuable resource for the board and the audit committee. His work with Sarbanes-Oxley and other corporate governance regulations, including his years as Managing Partner at Deloitte & Touche’s Center for Corporate Governance, make him well suited to advise the board on financial, auditing and finance-related corporate governance matters. He brings to the board an outside auditor’s perspective on matters involving audit committee procedures, internal control and accounting and financial reporting matters.

Director since 2005

Mary A. Winston

Age 50

Senior Vice President and Chief Financial Officer of Giant Eagle Inc. (grocery and fuel retailer) (since September 2008); formerly, President of Winsco Financial LLC (financial and strategic consulting firm) (from July 2007 to September 2008); Executive Vice President and Chief Financial Officer of Scholastic Corporation (children’s publishing and media company) (from February 2004 to January 2007); and Director and Audit Committee Member of Plexus Corporation (electronics manufacturing services company).

Ms. Winston brings to the board valuable experience and expertise based on her more than 25 years of financial management and leadership experience. Ms. Winston, who started her career as a CPA with a large global public accounting firm, has extensive experience with financial and accounting matters for large public companies. She serves as chief financial officer of Giant Eagle Inc. and previously served as chief financial officer of Scholastic, Inc. Ms. Winston also held various senior executive positions in the finance departments of Visteon Corporation and Pfizer, Inc. Ms. Winston’s background and experience make her a valuable contributor to the board on matters involving audit committee procedures, financial analysis, internal control, and accounting and financial reporting matters.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

Board of Directors and Committees

All of our directors, with the exception of Mr. Livingston who is the management representative, satisfy all the criteria for being “independent” members of our board. This includes the criteria established by the SEC and the New York Stock Exchange Listing Standards (“NYSE Listing Standards”), as well as our standards for classification as an independent director (the “Dover Independence Standards”) which are available on our website at www.dovercorporation.com. In addition, our board of directors has determined that all members of the audit committee qualify as “audit committee financial experts” as defined in SEC rules.

Our board of directors met six times during 2011. Our independent directors met without any management or non-independent directors present in connection with each of the four regular board meetings. Our board has three standing committees — the audit committee, the compensation committee, and the governance and nominating committee. In 2011, the audit committee held seven meetings, the compensation committee held five meetings, and the governance and nominating committee held four meetings. In 2011, each director attended at least 75% of the board and standing committee meetings held while he or she was a member of the board and relevant standing committee.

The table below sets forth a summary of our committee structure and membership information.

Directors	Audit Committee	Compensation Committee	Governance and Nominating Committee
David H. Benson			✓
Robert W. Cremin (1)		✓	✓
Jean-Pierre M. Ergas		✓	✓(2)
Peter T. Francis		✓
Kristiane C. Graham		✓	✓
Robert A. Livingston
Richard K. Lochridge		✓(2)
Bernhard G. Rethore	✓(3)
Michael B. Stubbs	✓(3)
Stephen M. Todd	✓(3)
Stephen K. Wagner	✓(3)
Mary A. Winston	✓(2)(3)

(1)	Chairman of the Board of Directors.

(2)	Committee Chair.

(3)	Qualifies as an audit committee financial expert.

Audit Committee

The primary functions of the audit committee consist of:

•	selecting and engaging our independent registered public accounting firm (“independent auditors”);

•	overseeing the work of our independent auditors and our internal audit function;

•	approving in advance all services to be provided by, and all fees to be paid to, our independent auditors, who report directly to the committee;

•	reviewing with management and the independent auditors the audit plan and results of the auditing engagement; and

•	reviewing with management and our independent auditors the quality and adequacy of our internal control over financial reporting.

The audit committee’s responsibilities, authority and resources are described in greater detail in its written charter. For additional information, see “Items to be Voted Upon — Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm — Audit Committee Report” elsewhere in this proxy statement.

Compensation Committee

The compensation committee, together with our other independent directors, approves compensation for our chief executive officer. The compensation committee also:

•	approves compensation for executive officers who report directly to the CEO (together with the CEO, “senior executive officers”);

•	grants awards and approves payouts under our equity plans, currently the 2005 Equity and Cash Incentive Plan (the “2005 Plan”), and our Executive Officer Annual Incentive Plan;

•	approves changes to our compensation plans;

•	reviews and recommends compensation for the board of directors;

•	oversees the succession planning and management development programs; and

•	supervises the administration of the compensation plans.

The compensation committee’s responsibilities, authority and resources are described in greater detail in its written charter.

Governance and Nominating Committee

The governance and nominating committee develops and recommends corporate governance principles to our board. In addition, the governance and nominating committee identifies and recommends to our board candidates for election as directors and any changes it believes desirable in the size and composition of our board. For a discussion of the committee’s procedures for selecting nominees to our board, see “Items to be Voted Upon — Proposal 1 — Election of Directors — Qualifications and Nominations of Directors”. The committee also makes recommendations to our board concerning the structure and membership of our board’s committees. The governance and nominating committee’s responsibilities, authority and resources are described in greater detail in its written charter.

Corporate Governance

We are committed to conducting our business in accordance with the highest level of ethical and corporate governance standards. Our board periodically reviews Dover’s corporate governance practices and takes other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by shareholders. The following describes some of the actions taken to help ensure that our conduct earns the respect and trust of shareholders, customers, business partners, employees and the communities in which we live and work.

Governance Guidelines and Codes

Our board of directors long ago adopted written corporate governance guidelines that set forth the responsibilities of our board and the qualifications and independence of its members and the members of its standing committees. In addition, our board has a long-standing code of business conduct and ethics setting forth standards applicable to all of our companies and their employees, a code of ethics for our chief executive officer and senior financial officers, and charters for each of its standing committees. All of these documents (referred to collectively as governance materials) are available on our website at www.dovercorporation.com.

Director Independence

Our board has determined that at least two-thirds of its members and all of the members of its audit, compensation, and governance and nominating committees must be independent from management and must meet all of the applicable criteria for independence established by the NYSE, the SEC and Dover. Our board makes an annual determination of the independence of each nominee for director prior to his or her nomination for (re)election. No director may be deemed independent unless the board determines that he or she has no material relationship with Dover, directly or as an officer, shareholder or partner of an organization that has a material relationship with Dover.

Our board has determined that each of the current members of the board, except for Robert A. Livingston, who is the current management representative on our board, has no material relationship with Dover and meets the independence requirements in the NYSE Listing Standards and the independence requirements of the SEC. In addition, all members of our board, except for Mr. Livingston, meet the Dover Independence Standards, which are available on our website.

Majority Standard for Election of Directors

Under our by-laws and corporate governance guidelines, the voting standard in director elections is a majority of the votes cast. Under the majority standard, a director must receive more votes in favor of his or her election than votes against his or her election. Abstentions and broker non-votes do not count as votes cast with respect to a director’s election. In contested director elections (where there are more nominees than available seats on the board), the plurality standard will apply.

For an incumbent director to be nominated for re-election, he or she must submit an irrevocable, contingent resignation letter. The resignation will be contingent on the nominee not receiving a majority of the votes cast in an uncontested election and on the board’s acceptance of the resignation. If an incumbent director fails to receive a majority of the votes cast in an uncontested election, the governance and nominating committee will make a recommendation to our board concerning the resignation. Our board will act on the resignation within 90 days following certification of the election results, taking into account the committee’s recommendation. The board will publicly announce its decision and, if the resignation is rejected, the rationale for its decision.

Board Leadership Structure and Risk Oversight

Our board has adopted a structure whereby the chairman of the board is an independent director. We believe that having a chairman independent of management provides strong leadership for the board and helps ensure critical and independent thinking with respect to our company’s strategy and performance. Our chief executive officer is also a member of the board of directors as the management representative on the board. We believe this is important to make information and insight directly available to the directors in their deliberations. This structure gives us an appropriate, well-functioning balance between non-management and management directors that combines experience, accountability and effective risk oversight.

Our board believes that risk oversight is the responsibility of the board as a whole and not of any one of its committees. The board periodically reviews the processes established by management to identify and manage risks and communicates with management about these processes. We have established a risk assessment team, consisting of senior executives, which annually, with the assistance of a consultant, oversees an assessment made at the operating companies and the segments of the risk at those levels and, with that information in mind, performs an assessment of the overall risks our company may face. Each quarter, this team reassesses the list at the Dover level, the severity of these risks and the status of efforts to mitigate them and reports to the board on that reassessment.

Director Attendance at Shareholders Meetings

Our directors are expected to attend the annual shareholders meeting. Eleven of the twelve directors then on the board attended the Annual Meeting of Shareholders held on May 5, 2011.

Director and Executive Officer Stock Ownership

Our board has adopted a policy that directors are expected to hold at any time a number of shares at least equal to the aggregate number of shares they received as the stock portion of their annual retainer during the past five years, net of an assumed 30% tax rate. Executive officers are expected to hold a number of shares with a value at least equal to a multiple of their annual salary. For a discussion of the executive officer share ownership guidelines, see “Executive Compensation — Compensation Discussion and Analysis — Section 5 — Other Compensation Programs and Policies”.

Directors’ Meetings; Self-evaluations

Our directors meet at regularly scheduled executive sessions at least quarterly without management representatives. Mr. Cremin, as Chairman of the Board of Directors, presides at these sessions. Our board and its committees conduct annual self-evaluations of their performance.

Audit Committee Procedures; Disclosure Controls and Procedures Committee

The audit committee holds regular quarterly meetings at which it meets separately with each of our independent registered public accounting firm, PwC, our head of internal audit, financial management and the deputy general counsel to assess certain matters, including the status of the independent audit process, management’s assessment of the effectiveness of internal control over financial reporting and the operation and effectiveness of our compliance program. In addition, the audit committee as a whole reviews and meets to discuss the contents of each Form 10-Q and Form 10-K (including the financial statements) prior to its filing with the SEC. Management has a disclosure controls and procedures committee, which includes among its members our chief financial officer, our controller, our head of internal audit and our deputy general counsel, as well as the chief financial officers of our segments. This management committee meets at least quarterly to review our earnings release and quarterly or annual report, as the case may be, for the prior quarter and our disclosure controls and procedures.

Complaints “Hotline”; Communication with Directors

In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbox Act”), the audit committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters (“accounting matters”), and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting matters. Such complaints or concerns may be submitted to Dover, care of our corporate secretary, or through the communications coordinator, an external service provider, by mail, fax, telephone or via the internet as published on our website. The communications coordinator forwards such communications to Dover’s general counsel without disclosing the identity of the sender if anonymity is requested. Shareholders and other interested persons may also communicate with our board and the non-management directors in any of these same manners. Such communications are forwarded to the chair of the governance and nominating committee and our general counsel.

Procedures for Approval of Related Person Transactions

We generally do not engage in transactions in which our senior executive officers or directors, any of their immediate family members or any of our 5% shareholders have a material interest. Should a proposed transaction or series of similar transactions involve any such persons and an amount that exceeds $120,000, it would be subject to review and approval by the governance and nominating committee in accordance with a written policy and the procedures adopted by our board, which are available with the governance materials on our website.

Under the procedures, management determines whether a proposed transaction requires review under the policy and, if so, presents the transaction to the governance and nominating committee. The governance and nominating committee reviews the relevant facts and circumstances of the transaction and approves or rejects the transaction. If it is impractical or undesirable to defer the proposed transaction until the next committee meeting, the chair of the committee decides whether to approve the transaction and reports the transaction at the next meeting. Should the proposed transaction involve the chief executive officer or enough members of the governance and nominating committee to prevent a quorum, the disinterested members of the committee review the transaction and make a recommendation to the board, which then approves or rejects the transaction. No director may participate in the review of any transaction in which he or she is a related person.

Compensation Consultant Fee Disclosure

The compensation committee has the authority and discretion to retain external compensation consultants as it deems appropriate. The compensation committee has adopted a policy to ensure the continuing independence and accountability to the committee of any advisor hired to assist the committee in the discharge of its duties. The policy formalizes the independent relationship between the committee’s advisor and Dover, while permitting management limited ability to access the advisor’s knowledge of Dover for compensation matters. Under the policy, the committee will annually review and pre-approve the services that may be provided by the independent advisor without further committee approval. Compensation committee approval is required prior to Dover retaining the independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.

Since February 2010, the compensation committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its advisor. Semler Brossy does no other work for and has no other relationships with Dover. Semler Brossy focuses on executive compensation and does not have departments, groups or affiliates that provide services other than those related to executive compensation and benefits.

The compensation committee looks to its consultant to periodically review and advise regarding the adequacy and appropriateness of our overall executive compensation plans, programs and practices and, from time to time, to answer specific questions raised by the compensation committee or management. Compensation decisions are made by, and are the responsibility of, the compensation committee and our board, and may reflect factors and considerations other than the information and recommendations provided by the compensation committee’s consultant.

To ensure independence of the compensation consultant, the consultant reports directly to the chair of the compensation committee and works specifically for the committee solely on compensation and benefits.

Semler Brossy’s fees (including expenses) for executive compensation consulting to the compensation committee in 2011 were approximately $460,000. Semler Brossy did not engage in any projects for management for 2011.

Qualifications and Nominations of Directors

The governance and nominating committee considers and recommends to the board of directors nominees for election to, or for filling any vacancy on, our board in accordance with our by-laws, our governance guidelines, and the committee’s charter. The committee annually reviews the requisite skills and characteristics of board members as well as the size, composition, functioning and needs of our board as a whole. To be considered for board membership, a nominee for director must be an individual who has the highest personal and professional integrity, who has demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other nominees to our board, in collectively serving the long-term interests of all our shareholders. The committee also considers members’ qualifications as independent (the board requires that at least two-thirds of its members be independent), the financial literacy of members of the audit committee, the qualification of audit committee members as “audit committee financial experts”, and the diversity, skills, background and experiences of board members in the context of the needs of the board.

The governance and nominating committee may also consider such other factors as it may deem to be in the best interests of Dover and its shareholders. Our board believes it appropriate and important that at least one key member of Dover’s management participate as a member of our board. In appropriate circumstances, this number may be increased to two.

Whenever the committee concludes, based on the reviews or considerations described above or due to a vacancy, that a new nominee to our board is required or advisable, it will consider recommendations from directors, management, shareholders and, if it deems appropriate, consultants retained for that purpose. In such circumstances, it will evaluate individuals recommended by shareholders in the same manner as nominees recommended from other sources. Shareholders who wish to recommend an individual for nomination should send that person’s name and supporting information to the committee, care of the corporate secretary or through our communications coordinator. Shareholders who wish to directly nominate an individual for election as a director, without going through the governance and nominating committee or using our proxy material, must comply with the procedures in our by-laws.

Directors’ Compensation

Under our 1996 Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Plan”), non-employee directors receive annual compensation in an amount our board sets from time to time. The directors’ annual compensation is payable partly in cash and partly in common stock in an allocation our board may adjust from time to time. If any director serves for less than a full calendar year, the compensation to be paid to that director for the year will be pro-rated as deemed appropriate by the compensation committee.

For 2011, non-employee director compensation was the following:

•	Annual retainer of $180,000, payable $105,000 in common stock under the Directors’ Plan and $75,000 in cash;

•	Audit committee chair additional annual cash retainer of $15,000;

•	Compensation committee chair and nominating and governance committee chair additional annual cash retainer of $10,000; and

•	Board chairman additional annual retainer of $150,000, payable $125,000 in cash and $25,000 in stock.

The table below sets forth the compensation paid to our directors (other than Mr. Livingston) for services in 2011.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
David H. Benson	75,000	104,980	179,980
Robert W. Cremin	200,000	130,012	330,012
Jean-Pierre M. Ergas	85,000	104,980	189,980
Peter T. Francis	75,000	104,980	179,980
Kristiane C. Graham	75,000	104,980	179,980
James L. Koley (3)	25,685	35,968	61,653
Richard K. Lochridge	85,000	104,980	189,980
Bernard G. Rethore	75,000	104,980	179,980
Michael B. Stubbs	75,000	104,980	179,980
Stephen M. Todd	75,000	104,980	179,980
Stephen K. Wagner	75,000	104,980	179,980
Mary A. Winston	90,000	104,980	194,980

(1)	Amounts include the standard annual cash retainer, the chairman’s additional cash retainer and the additional annual cash retainer for committee chairs, in each case pro-rated for any partial year service. Mr. Robert A. Livingston does not appear on this table because he is a management director and does not receive any additional compensation for his service as a director.

(2)	Amounts represent the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) of the stock awards granted on November 15, 2011 to independent directors for the year 2011 under the Directors’ Plan. Only whole shares are issuable under the director plan. Accordingly, the aggregate grant date fair value may vary slightly from stock award compensation amount set forth under the director’s plan.

(3)	Mr. Koley did not stand for re-election at the 2011 annual meeting of shareholders held on May 5, 2011. His compensation reflects his partial year of service.

Effective January 1, 2012, all non-employee directors receive an annual retainer of $220,000, payable $110,000 in common stock and $110,000 in cash. All other non-employee director compensation remains unchanged from 2011.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership, as of March 9, 2012 (except as otherwise stated), of our common stock by:

•	each director and each of our executive officers named in “Executive Compensation — Summary Compensation Table” (“NEOs”);

•	all of the directors and executive officers as a group, including the NEOs; and

•	each person known to us to own beneficially more than 5% of our outstanding common stock.

The beneficial ownership set forth in the table is determined in accordance with the rules of the SEC. The percentage of beneficial ownership is based on 183,815,107 shares of common stock outstanding on March 9, 2012. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock subject to options or stock settled stock appreciation rights (“SSARs”) held by that person that are currently exercisable or exercisable within 60 days of the record date have been included. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned. Unless otherwise indicated, the business address for all directors and executive officers is c/o Dover Corporation, 3005 Highland Parkway, Suite 200, Downers Grove, Illinois 60515.

Name of Beneficial Owner	Number of Shares		Percentage
Directors (except Mr. Livingston):
David H. Benson	29,312	(1)	*
Robert W. Cremin	15,593		*
Jean-Pierre M. Ergas	40,330		*
Peter T. Francis	11,163		*
Kristiane C. Graham	718,682	(2)	*
Richard K. Lochridge	25,590	(3)	*
Bernard G. Rethore	17,353	(4)	*
Michael B. Stubbs	724,259	(5)	*
Stephen M. Todd	4,666		*
Stephen K. Wagner	2,166		*
Mary A. Winston	10,995		*
NEOs:
Brad M. Cerepak	3,646	(6)	*
Thomas W. Giacomini	112,588	(7)	*
Raymond C. Hoglund	112,238	(8)
Robert A. Livingston	443,431	(9)	*
William W. Spurgeon, Jr.	274,302	(10)	*
David R. Van Loan	164,399	(11)	*
Directors and executive officers as a group (31 persons)	3,617,863	(12)	1.9

BlackRock Inc. 40 East 52nd Street New York, NY 10022	9,900,656	(13)	5.4

*	Less than one percent.

(1)	Includes 1,000 shares held by Mr. Benson’s spouse as to which Mr. Benson disclaims any beneficial ownership.

(2)	Includes 123,722 shares pledged to a bank as collateral for a line of credit, 285,606 shares held by foundations of which Ms. Graham is a director and in which she disclaims any beneficial ownership, 22,116 shares held in various trusts of which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial ownership and 2,460 shares held by her minor children.

(3)	Includes 18,440 shares held by a trust of which Mr. Lochridge is the trustee.

(4)	Represents shares held by a trust of which Mr. Rethore is the trustee.

(5)	Includes 500 shares held by his spouse as to which Mr. Stubbs disclaims beneficial ownership, 20,972 shares held by a trust of which Mr. Stubbs is a co-trustee and various members of his immediate family are beneficiaries and 280,787 shares held in a grantor-retained annuity trust. Excludes 1,177,878 shares held by trusts of which Mr. Stubbs is a beneficiary.

(6)	Includes 646 shares held in our 401(k) plan; excludes 40,000 shares of restricted stock that vest on February 10, 2016, as to which Mr. Cerepak does not have voting rights, and dividends accrue during the restricted period. Mr. Cerepak joined Dover in June of 2009.

(7)	Includes 37 shares held by Mr. Giacomini’s spouse, 99,121 shares in respect of options and SSARs, 1,248 shares held in our 401(k) plan and 10,000 shares of restricted stock that vest on February 11, 2013, as to which Mr. Giacomini has voting and dividend rights during the restricted period.

(8)	Includes 108,431 shares in respect of options and SSARs and 559 shares held in our 401(k) plan.

(9)	Includes 353,880 shares in respect of options and SSARs and 14,822 shares held in our 401(k) plan.

(10)	Includes 251,229 shares in respect of options and SSARs and 7,836 shares held in our 401(k) plan.

(11)	Includes 160,176 shares in respect of options and SSARs and 709 shares held in our 401(k) plan.

(12)	Includes 50,205 shares that are owned by officers in our 401(k) plan and 1,817,885 shares in respect of options and SSARs.

(13)	Based on information contained in a Schedule 13G filed with the SEC on February 13, 2012 by BlackRock Inc., reporting beneficial ownership as of December 31, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and certain of our officers file reports of ownership and changes of ownership of our common stock with the SEC and the NYSE. Based solely on copies of such reports provided to us, we believe that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 2011, except that Michael Zhang was late in reporting the purchase in August 2011 of 200 shares of common stock and reinvestment of dividends and Raymond McKay was late in reporting the purchase of 7,054 shares of common stock through the 401(k) plan. In 2012, Paul Goldberg was late in reporting the sale of 771 shares of common stock through the 401(k) plan.

Proposal 2 — Adoption of the Dover Corporation 2012 Equity and Cash Incentive Plan

Our board of directors unanimously recommends that shareholders approve the Dover Corporation 2012 Equity and Cash Incentive Plan (the “2012 Plan”). The 2012 Plan will govern grants of equity-based and long-term cash performance awards to key employees of Dover and its subsidiaries and will replace the 2005 Plan, which otherwise would terminate according to its terms on January 31, 2015. The 2012 Plan will also provide equity grants to our non-employee directors and replace the Directors’ Plan, which otherwise would terminate according to its terms on December 31, 2012. The 2012 Plan is designed to support the Company’s long-term business objectives in a manner consistent with our executive compensation philosophy.

The 2012 Plan provides a pool of 17,000,000 shares of common stock for issuance of equity awards under the 2012 Plan. If shareholders approve the 2012 Plan, we will issue no additional shares under the 2005 Plan or the Directors’ Plan. Shares which are forfeited, cancelled or terminated under the 2005 Plan (or its predecessor plan) will not be available for future grant. As of March 9, 2012, 5,330,500 shares were available for issuance under the 2005 Plan.

The number of shares reserved for issuance under the 2012 Plan is intended to secure adequate shares to fund expected awards under the Company’s long-term incentive program through at least 2017. The board believes that this number represents a reasonable amount of dilution and allows the Company to continue awarding equity incentives, which are an important component of our overall compensation program.

The terms of the 2012 Plan are substantially similar to the terms of the 2005 Plan as currently in effect. The major substantive changes from the 2005 Plan are as follows:

•	The 2012 Plan provides for the award of restricted stock units, which were not available for awards under the 2005 Plan.

•	The 2012 Plan provides for equity awards to non-employee directors in the form of shares (“directors’ shares”) or deferred stock units.

•	The definition of “cause” has been significantly expanded beyond the definition in the 2005 Plan.

•	The change-in-control provisions limit acceleration of vesting to “double trigger” vesting requirements arising from an involuntary termination of employment or “good reason” resignation within 18 months after a change-in-control or where outstanding awards are not assumed by a successor or replaced by a successor with awards having equal value or rights, or outstanding awards are impaired in value or rights.

•	Options and stock settled stock appreciation rights (“SSARs”) may not be amended to lower the exercise price or cancelled and reissued with a lower exercise price (including cash buyouts and the voluntary surrender of underwater options) without shareholder approval.

•	Dividends and dividend equivalents will not be paid on unvested restricted stock and restricted stock units during the restriction period but may accrue and be paid upon vesting. An employee may not exercise voting rights with respect to unvested restricted stock.

•	No more than 5% of the aggregate share reserve may be awarded as restricted stock awards or restricted stock units having a vesting period more rapid than annual pro rata vesting over a period of three years.

The full text of the 2012 Plan, as amended by this proposal, is attached to this proxy statement as Appendix A. The material features of the 2012 Plan are summarized below, but this summary is qualified in its entirety by reference to the full text of the 2012 Plan.

Purposes of the 2012 Plan

The purposes of the 2012 Plan are to promote our long-term success by:

•	providing long-term incentives that will assist in retaining and motivating our officers and other key employees of our company and our subsidiaries who are in a position to affect materially our profitability and growth and on whom major responsibility rests for our present and future success; and

•	assisting us in attracting and retaining individuals of outstanding ability to serve as directors of our company by providing opportunities for them to acquire proprietary interests in our company.

The compensation committee intends grants and awards under the 2012 Plan to foster behavior that will produce the greatest increase in value for shareholders over a performance period of three or more years, reinforce key company goals and objectives that help drive shareholder value, and attract, motivate and retain officers, key employees and directors. The 2012 Plan is intended to enhance the compensation committee’s flexibility to select the best award structure to improve shareholder return. The compensation committee’s proposed incentive awards for our named executive officers for 2012 and the performance targets relating to those awards are discussed in “Executive Compensation — Compensation Discussion and Analysis.”

Duration and Amendment

The 2012 Plan has a predetermined term of 10 years, if approved by the shareholders, and will terminate on May 3, 2022. The compensation committee may make grants and awards at any time or from time to time before May 3, 2022.

Our board may amend or terminate the 2012 Plan as it deems advisable, except that approval of our shareholders is required for any amendment that would increase the maximum number of shares covered by the plan; change the class of employees eligible to receive incentive stock option awards; extend to more than 10 years the maximum period from the date of option or SSAR grant to the date of exercise; or make any other amendment or modification to the 2012 Plan which requires shareholder approval pursuant to any applicable law or regulation or rule of the New York Stock Exchange. In addition, without shareholder approval, the board cannot approve either the cancellation of outstanding options or SSARs and re-issue awards having a lower exercise price or base price, or amend outstanding options and SSARs to reduce the exercise price or base price thereof (including cash buyouts and the voluntary surrender of underwater options).

Administration

The compensation committee administers the 2012 Plan. The compensation committee currently consists of five independent members of the board each of whom is also a “non-employee director” for purposes of the rules under the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

The compensation committee will select employees who shall receive awards, determine the number of shares covered thereby, and establish the terms, conditions and other provisions of the awards. The board of directors will determine the form and amount of directors’ shares to be paid to directors from time to time, subject to the limits of the 2012 Plan. The compensation committee will determine the procedures and term under which a director may elect to defer receipt of his or her directors’ shares. The compensation committee may interpret the 2012 Plan and establish, amend and rescind any rules relating to the 2012 Plan. The compensation committee may delegate all or part of its responsibilities under the 2012 Plan to the CEO to the extent permitted by Delaware law, except for granting awards to executives subject to Section 16 of the Exchange Act or Section 162(m) of the Code. Only the board may determine awards to members of the board.

Eligibility

Officers and other key employees of our company and our subsidiaries, as selected by the compensation committee, and non-employee directors of our company are eligible to participate in the 2012 Plan.

Shares Reserved for Issuance; Share Counting

A total of 17,000,000 shares of common stock are reserved for issuance under the 2012 Plan. The maximum number of shares issuable under the 2012 Plan is subject to adjustments resulting from stock dividends, stock splits, recapitalizations, reorganizations and other similar changes. If shareholders approve the 2012 Plan, we will issue no additional shares under the 2005 Plan or the Directors’ Plan. Shares which are forfeited, cancelled or terminated under the 2005 Plan (or its predecessor plan) will not be available for future grant. As of March 9, 2012, 5,330,500 shares were available for issuance under the 2005 Plan.

Shares subject to stock options and SSARs will reduce the shares available for awards under the 2012 Plan by one share for every one share granted. Performance share awards, restricted stock, restricted stock units settled in shares of common stock, directors’ shares and deferred stock units reduce the shares available for awards under the 2012 Plan by three shares for every one share awarded. Cash performance awards do not count against the pool of available shares. The number of shares earned when an award is exercised, vests or is paid out count against the pool of available shares, including shares withheld to pay taxes or an option’s exercise price. Shares subject to an award under the 2012 Plan that is cancelled, terminated, or forfeited or that expires are available for reissuance under the 2012 Plan.

Award Limits

The maximum number of shares of common stock subject to any award intended to comply with Section 162(m) of the Code that may be granted under the 2012 Plan during any fiscal year of the Company to any employee shall be 2,000,000 options or SSARs, 500,000 shares of restricted stock, and 500,000 restricted stock units. No employee may be granted any performance share award intended to comply with Section 162(m) of the Code that could result in an employee receiving more than 500,000 shares of common stock for any performance period. No employee shall be granted a cash performance award intended to comply with Section 162(m) of the Code that could result in an employee receiving a payment of more than $10,000,000 for any performance period. No non-employee director may be granted more than 10,000 shares of common stock in any fiscal year.

No more than 5% of the aggregate share reserve may be awarded as restricted stock awards or restricted stock units having a vesting period more rapid than annual pro rata vesting over a period of three years.

Description of Awards

Types of Awards

The 2012 Plan provides for stock options and SSAR grants, restricted stock awards, restricted stock unit awards, performance share awards, cash performance awards, directors’ shares and deferred stock units.

Stock Options and Stock-Settled Stock Appreciation Rights. The compensation committee may grant options and SSARs under the 2012 Plan. Grants of options under the plan permit the participant to acquire shares of common stock at an exercise price fixed on the date of grant during the life of the award. SSARs granted under the plan are “freestanding,” meaning they are granted separately from options and the exercise of SSARs is not linked in any way to the exercise of options. A SSAR allows the plan participant to receive the increase, if any, in the fair market value of the number of shares of common stock underlying the award during the life of the award over a base price set on the date of grant. The amount payable upon the exercise of the SSAR will be paid to the plan participant in shares of common stock. The compensation committee determines the exercise price for options and the base price of SSARs, which may not be less than the fair market value of the common stock on the date of grant. The compensation committee may provide for SSARs to be settled in cash to the extent the committee determines to be advisable under foreign laws or customs.

The compensation committee determines any conditions to the exercisability of options and SSARs, including requirements of a period of continuous service by the participant (time vesting) or performance or other criteria. Options and SSARs may not generally be exercised prior to the third anniversary of the date of grant. The committee also determines the term of each award, provided that the maximum term of any option or SSAR is ten years from the date of grant.

A plan participant may pay the exercise price of an option pursuant to any procedures specified by the committee, including in cash, by surrendering shares of our common stock owned by the participant, attesting to ownership of shares of our common stock, a cashless exercise, net share withholding, other procedures approved by the committee from time to time, or by a combination of these methods.

Stock options and SSARs are not transferable except by bequest or by inheritance, except that non-qualified options may be transferred to members of the holder’s immediate family (or a trust for the benefit of one or more of such family members), but any such transferred options cannot be further transferred by the transferee during the transferee’s lifetime.

Restricted Stock and Restricted Stock Units. The compensation committee may award restricted stock or restricted stock units to employees under the 2012 Plan. Restricted stock is registered in the name of a participant on the date of grant subject to vesting requirements and restricted stock units are rights credited to a bookkeeping account that will be settled by the delivery of shares if certain vesting conditions are satisfied. The compensation committee determines the vesting period, of not less than one year or more than five years, with respect to a restricted stock or restricted stock unit award and whether other restrictions, including the satisfaction of any performance targets, are applicable to the awards. A holder of unvested restricted stock may not exercise voting rights during the restriction period. No dividends or dividend equivalents will be paid on unvested restricted stock or restricted stock unit awards during the restriction period, but may accrue and be paid upon vesting. In the discretion of the committee, dividend equivalents may be credited to an account for distribution to a participant after vesting. Shares of restricted stock and restricted stock unit awards are not transferable, and may not be sold, assigned, transferred, pledged or otherwise encumbered. No more than 5% of the aggregate share reserve may be awarded as restricted stock awards or restricted stock units having a vesting period more rapid than annual pro rata vesting over a period of three years.

Performance Share Awards. The compensation committee may grant performance share awards to employees that will become payable in shares of our common stock upon the achievement of objective pre-established performance targets based on specified performance criteria over a performance period of not less than three years. Awards may set a specific number of performance shares that may be earned, or a range of performance shares that may be earned depending on the degree of achievement of the pre-established performance targets. Shares of common stock in payment of performance shares will be issued only if the compensation committee has certified after the end of the performance period that the required performance targets have been met and the amount of the award. Performance shares are not transferable, and may not be sold, assigned, transferred, pledged or otherwise encumbered.

Cash Performance Awards. Under the 2012 Plan, the compensation committee may grant a participant the opportunity to earn a cash performance award conditional upon the satisfaction, over a performance period of not less than three years, of certain pre-established objective performance targets based on specified performance criteria. The compensation committee has established a percentage of the value created at the relevant business unit (or our company as a whole) during the performance period that the maximum total payout for that business unit (or our company as a whole) may not exceed. Cash in payment of cash performance awards will be issued only if the compensation committee has certified after the end of the performance period that the required performance targets have been met and the amount of the award. Cash performance awards are not transferable, and may not be sold, assigned, transferred, pledged or otherwise encumbered.

Directors’ Shares and Deferred Stock Units. Under the 2012 Plan, the board may designate a percentage of the non-employee director’s compensation to be paid in directors’ shares or may in its discretion determine to pay a specified dollar amount or number of shares as part of the non-employee director’s annual compensation. Subject to procedures the compensation committee may establish from time to time, a non-employee director may elect to defer receipt of directors’ shares. Should a director elect to defer receipt of directors’ shares, deferred stock units will be credited to a bookkeeping account on the basis of one deferred stock unit for each directors’ share, which deferred stock units will be settled by the delivery of common stock upon the termination of the director’s service as a director or, if earlier, upon a date specified by the director at the time of the deferral election. Dividend equivalents will be credited on deferred stock units and distributed at the same time the shares are delivered upon settlement of the units.

Performance Criteria. Cash performance awards and performance share awards will be, and other awards may be, made subject to performance criteria. The compensation committee establishes performance targets based on the plan’s performance criteria that include objective formulas or standards for determining the amount of the performance award that may be payable to a participant when the targets are satisfied. The performance targets do not need to be the same for all participants.

The performance criteria under the 2012 Plan include earnings before interest, taxes, depreciation and amortization (“EBITDA”); cash flow; earnings per share; operating earnings; return on equity; return on investment; total shareholder return (“TSR”) or internal total shareholder return (“iTSR”); sales or revenues; expense targets; targets with respect to the value of our common stock; margins; pre-tax or after-tax net income; market penetration; geographic goals; business expansion goals; or goals based on operational efficiency and other criteria. Performance targets will be set by the compensation committee based on one or more of the performance criteria.

The compensation committee has the discretion to decrease the amount payable under any award upon attainment of the performance target, provided that a decrease for one participant does not result in an increase in the amount payable to a “covered employee” under Section 162(m) of the Internal Revenue Code. The compensation committee may not increase the amount payable to a participant in the case of a payment intended to constitute qualified performance-based compensation within the meaning of Section 162(m). To the extent permitted by Section 162(m), the compensation committee may take into account the effect of acquisitions and divestitures, changes in accounting methods, any unusual, non-recurring circumstance and other factors specified in the 2012 Plan.

The compensation committee has the discretion to approve proportional or adjusted awards to address situations where participants are hired, transfer or are promoted within our organization during a performance period, but only to the extent that such discretion would not cause an award intended to meet the requirements of Section 162(m) to fail to so qualify.

The compensation committee may elect to make a discretionary payment to a disabled participant or to the participant’s estate in the case of death or upon a change-in-control without regard to actual attainment of the performance targets and whether or not payment of such award would be deductible under Section 162(m). The committee is authorized to make positive and negative adjustments in the awards payable to executives not subject to Section 162(m).

Effect of Termination, Death, Disability or Change-in-Control on Awards

If a participant’s employment is voluntarily or involuntarily terminated other than for cause, vested stock options and SSARs will expire three months after the termination of the participant’s employment. If a participant dies or becomes disabled while employed by us, outstanding stock options and SSARs will fully vest and may be exercised by the person’s designated beneficiary, or in the absence of such designation, by the participant’s estate, for the balance of the original term or 60 months, whichever is shorter. If a participant retires on or after age 62, a participant may exercise options and SSARs that are, or within 60 months of the date of retirement become, exercisable, but not beyond the balance of the original term. If a participant meets certain early retirement criteria, outstanding stock options and SSARs will continue to vest for certain periods depending on the type of early retirement, and the participant may exercise stock options or SSARs during an extended post-employment exercise period but not beyond the balance of the original term. The enhanced post-employment benefits for retirement on or after age 62 and early retirement are conditioned upon a participant complying with certain non-competition restrictions that correspond to the period during which enhanced post-employment benefits are provided.

Subject to certain exceptions, cash performance awards, restricted stock, restricted stock units, and performance shares will be forfeited if such awards are not vested when the participant terminates employment. If a participant dies or becomes disabled while employed by us, is involuntarily terminated other than for cause, or in the event of any special circumstances as determined by the committee, time-vested restricted stock and restricted stock units will fully vest, subject to attainment of any performance criteria applicable to the award. In the event of retirement after age 62 or if certain early retirement criteria are met, restricted stock and restricted stock units will continue to vest, subject to compliance with certain non-competition restrictions.

In the case of cash performance awards and performance shares, if a participant dies or becomes disabled while employed by us, a participant or his or her estate is entitled to a pro rata award for the period of service during the performance period, subject to attainment of applicable performance targets. In the case of retirement on or after age 62, a participant is entitled to the cash performance or performance share award that would have been earned had he or she remained in employment for the balance of the performance period, subject to attainment of applicable performance targets. In the event of certain early retirements, the committee may make a discretionary payment to a former participant in respect of a cash performance or performance share award, subject to attainment of applicable performance targets. Amounts payable to a participant who retires on or after age 62 or who qualifies for early retirement are conditioned upon the participant complying with certain non-competition restrictions and any applicable performance criteria.

Vesting of outstanding awards to employees under the 2012 plan accelerates upon the consummation of a change-in-control (as defined in the plan) and one of the following double-trigger vesting requirements: (i) involuntary termination other than for cause, death or disability within 18 months of the change-in-control, (ii) a resignation for good reason within 18 months of the change-in-control, or (iii) outstanding awards are not replaced by a successor with awards that preserve existing value, the awards are not assumed by a successor, or the awards are impaired in value or rights. In addition, the compensation committee has the right to take such other action with respect to awards in connection with a change-in-control as it determines to be appropriate. In the case of a change in the ownership of effective control of the Company or in the ownership of a substantial portion of the assets of the Company, any deferred stock units will settle on the date of the change of control or ownership by delivery of shares of common stock.

U.S. Federal Income Tax Consequences of the 2012 Plan

The following is a summary of the principal U.S. federal income tax consequences to participants and us with respect to awards under the 2012 Plan. It is for general informational purposes only and does not describe all federal income tax consequences under the 2012 Plan, nor does it discuss state, local, or foreign tax consequences. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.

U.S. Tax Consequences to the Participants

Nonqualified Stock Options and Incentive Stock Options. The grant of a stock option will not result in any income tax consequences for a U.S. participant at the time of grant. The participant will have no taxable income for regular income tax purposes upon exercising an incentive stock option (“ISO”), although the participant may incur alternative minimum tax liability in the year of exercise. Upon exercising a non-qualified stock option, the participant will recognize ordinary income in the amount by which the fair market value of our common stock on the date of exercise exceeds the option exercise price. The treatment to a participant of a disposition of shares acquired through the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an ISO or a non-qualified stock option. In the event a participant’s employment terminates other than by reason of death, any ISOs held by the participant may be taxed as non-qualified stock options upon exercise if exercised more than three months (one year in the case of disability) following such termination of employment.

Stock Appreciation Rights, Restricted Stock Units, and Performance Share Awards. The grant of an SSAR, restricted sock unit, or a performance share award will not result in income tax consequences for the participant at the time of grant. The value of shares received in payment of SSARs or performance share awards is taxable to the participant as ordinary income at the time such shares are transferred to the participant.

Restricted Stock. The award of shares of restricted stock generally will not result in income tax consequences to the participant at the time of the award so long as such shares are not transferable and are subject to a substantial risk of forfeiture. Dividends paid with respect to restricted stock prior to the lapse of forfeiture restrictions applicable to such stock will be taxable as compensation to the participant if such dividends are payable in cash to the participant or the participant otherwise has the right to receive such dividends. Generally, a participant will recognize ordinary income at the first time restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, in an amount equal to the fair market value of our common stock on the date the forfeiture restrictions lapse. A participant, however, may elect within 30 days of the date that restricted stock is granted to recognize ordinary income upon the date the restricted stock was awarded (instead of on the date the forfeiture restrictions lapse) based on the fair market value of our common stock on the date of grant. In addition, dividends paid with respect to restricted stock as to which such an election has been made will be treated as dividend income, rather than compensation income, the participant will not recognize additional taxable income when the forfeiture restrictions applicable to his or her restricted stock award lapse, and the dividends paid during the restriction period will not be deductible by us.

Cash Performance Awards. A grant to a participant under the cash incentive portion of the 2012 Plan, consisting of contingent future rights to cash after the completion of the performance period, will not result in taxable income to the participant at the time of the initial grant. At the time we pay a cash award, the amount of the cash will constitute compensation taxable to the individual as ordinary income.

Directors’ Shares and Deferred Stock Units. A non-employee director will be taxed at ordinary income rates upon the receipt of Directors’ Shares, and upon the receipt of common stock upon settlement of deferred stock units, in each case in an amount equal to the fair market value of our common stock on the date the common stock is issued. Dividend equivalents paid at the time deferred stock units are settled are taxed as ordinary income on the date paid.

U.S. Tax Consequences to Dover

To the extent that a recipient of an award under the 2012 Plan recognizes ordinary income as described above, we generally will be entitled to a corresponding federal income tax deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and is not disallowed by the $1 million deduction limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code. Generally, amounts taxable to a participant as ordinary income will subject the participant and us to social security and Medicare tax in the year taxable, subject to statutory limitations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2012 EQUITY AND CASH INCENTIVE PLAN.

Equity Compensation Plans

The Equity Compensation Plan Table below presents information regarding our equity compensation plans at December 31, 2011:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	11,336,728	$42.91	7,038,668
Equity compensation plans not approved by stockholders	—	—	—
Total	11,336,728	$42.91	7,038,668

We have two compensation plans under which our equity securities have been authorized for issuance and have been issued to employees and one plan applicable to non-employee directors. These are the 1995 Incentive Stock Option Plan and 1995 Cash Performance Program (the “1995 Plan”), the 2005 Plan and the Directors’ Plan. The information above does not reflect shares issuable under the Directors’ Plan.

As of February 29, 2012, there were 11,956,743 stock options and SSARs outstanding with a weighted average exercise price of $46.80 and a weighted average remaining life of 6.29 years and 234,313 full value shares outstanding and unvested under our 2005 Plan and its predecessor plan. The following table sets forth additional information regarding stock options and SSARs outstanding as of February 29, 2012:

	Options / SSARs Outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Years of Contractual Life
Substantially in-the-money options and SSARs outstanding in excess of six years	2,335,068	40.61	2.53
Other options and SSARs outstanding in excess of six years	0	—	—
All options and SSARs outstanding less than six years	9,621,675	48.30	7.21

“Substantially in-the-money options and SSARs outstanding in excess of six years” is defined for this purpose as Dover Corporation options and SSARs that are fully vested and have an exercise price of less than $64.02 which was the closing market price on February 29, 2012. Additional information regarding these options and SSARs is as follows:

Grant Date	Remaining Years of Contractual Life	Exercise Price ($)	Options and SSARs Outstanding*
8/1/2002	0.42	29.00	900
11/7/2002	0.69	27.00	650
2/13/2003	0.95	24.50	165,941
8/7/2003	1.44	35.75	650
11/6/2003	1.69	40.00	1,100
2/12/2004	1.87	41.25	476,553
5/6/2004	1.78	39.00	550
8/5/2004	2.43	38.50	100
2/10/2005	2.52	38.00	838,109
11/3/2005	2.47	39.40	1,000
2/2/2006	3.22	46.00	849,515
Total substantially in-the-money options and SSARs outstanding in excess of six years			2,335,068

*	All awards prior to 2006 included in the table are option awards. Dover began granting SSARs in lieu of options in 2006.

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee has appointed the independent registered public accounting firm of PricewaterhouseCoopers LLC (“PwC”) to audit the annual accounts of Dover and its subsidiaries for 2012. PwC has audited the financial statements for the company for more than three years. Representatives of PwC are not expected to be present at the Meeting.

Although shareholder ratification of PwC’s appointment is not required by Dover’s bylaws or otherwise, our board of directors is submitting the ratification of PwC’s appointment for the year 2012 to Dover’s shareholders. If the shareholders do not ratify the appointment of PwC, the audit committee will reconsider whether or not to retain PwC as Dover’s independent registered public accounting firm for the year 2012 but will not be obligated to terminate the appointment. Even if the shareholders ratify the appointment of PwC, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in Dover’s interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2012.

Audit Committee Report

In accordance with the requirements of the Sarbox Act, the related SEC rules and the NYSE Listing Standards, the audit committee engaged the independent registered public accounting firm PwC to audit the annual accounts of Dover and its subsidiaries for 2011.

The audit committee is responsible for the duties set forth in its charter but is not responsible for preparing the financial statements, implementing or assessing internal control or auditing the financial statements. Dover’s management is responsible for preparing the financial statements, maintaining effective internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. Dover’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the effectiveness of internal control over financial reporting. The review of the financial statements by the audit committee is not the equivalent of an audit.

Pursuant to its oversight responsibilities, the audit committee discussed with PwC the overall scope and plans for the audit of Dover’s 2011 financial statements. The audit committee met with PwC, with and without Dover management present, to discuss the results of PwC’s examination, their assessment of Dover’s internal control and the overall quality of Dover’s financial reporting.

The audit committee reviewed and discussed, with both the management of Dover and PwC, Dover’s 2011 audited financial statements, including a discussion of critical accounting policies, the quality, not just the acceptability, of the accounting principles followed, the reasonableness of significant judgments reflected in such financial statements and the clarity of disclosures in the financial statements.

The audit committee also (1) discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (2) reviewed the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence, and discussed with PwC its independence, including any relationships or permitted non-auditing services described below under “— Relationship with Independent Registered Public Accounting Firm,” that might impact PwC’s objectivity and independence.

The audit committee reviewed and had input on each of the four quarterly earnings releases related to 2011 financial information, including a meeting in January 2012 at which it reviewed the earnings release for the full year 2011. In addition, the audit committee held seven meetings in 2011 in which it reviewed financial information. Four of these meetings were held in connection with the Dover board’s regular quarterly meetings. The other three were held to review Dover’s Quarterly Report on Form 10-Q for each of the first three quarters of 2011. At a meeting in February 2012, the audit committee reviewed Dover’s Annual Report on Form 10-K for the full year 2011 just prior to its filing with the SEC.

Based upon the review and discussions referred to above, the audit committee recommended that the audited financial statements for the year ended December 31, 2011 be included in Dover’s Annual Report on Form 10-K.

Audit Committee:	Mary A. Winston (Chair)
Bernard G. Rethore
Michael B. Stubbs
Stephen M. Todd
Stephen K. Wagner

Relationship with Independent Registered Public Accounting Firm

As discussed above, the independent registered public accounting firm of PwC is the independent registered public accounting firm selected by the audit committee to audit our annual accounts and those of our subsidiaries for 2012.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees. Audit fees include fees for audit or review services in accordance with generally accepted auditing standards and fees for services that generally only independent auditors provide, such as statutory audits and review of documents filed with the SEC. Audit fees also include fees paid in connection with services required for compliance with Section 404 of the Sarbox Act. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for consolidated auditing services to us and our subsidiaries for the years ended December 31, 2011 and December 31, 2010 were $7,457,000 and $7,465,000, respectively.

Audit-Related Fees. Audit-related fees include fees for assurance and related services that are reasonably related to the audit of our financial statements, such as due diligence services pertaining to potential business acquisitions and dispositions and consultations concerning the accounting and disclosure treatment of events and the impact of final or proposed rules and standards. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for audit related services to us and our subsidiaries for the years ended December 31, 2011 and December 31, 2010 were $899,000 and $317,000, respectively.

Tax Fees. Tax fees include fees for services that are performed by professional tax staff other than in connection with the audit. These services include tax compliance services. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for tax services to us and our subsidiaries for the years ended December 31, 2011 and December 31, 2010 were $961,000 and $890,000, respectively.

All Other Fees. Other fees include fees for non-audit services not listed above that do not impair the independence of the auditor and are not prohibited by the SEC or Public Company Accounting Oversight Board. The aggregate fees, rounded to the nearest thousand dollars, paid to, or accrued for, PwC for all other non-audit related services to us and our subsidiaries for the years ended December 31, 2011 and December 31, 2010 were $9,000 and $16,000, respectively.

Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

Consistent with its charter and applicable SEC rules, our audit committee pre-approves all audit and permissible non-audit services provided by PwC to us and our subsidiaries. With respect to certain services which PwC has traditionally provided, the audit committee has adopted specific pre-approval policies and procedures. In developing these policies and procedures, the audit committee considered the need to ensure the independence of PwC while recognizing that, in certain situations, PwC may possess the expertise and be in the best position to advise us and our subsidiaries on issues and matters other than accounting and auditing.

The policies and procedures adopted by the audit committee allow the pre-approval by the audit committee of permissible audit-related services, non-audit-related services and tax services. Under the policies and procedures, pre-approval is generally provided for up to one year and any general pre-approval is detailed as to the particular services or category of services and is subject to a specific budget for each of them. The policies and procedures require that any other services be expressly and separately approved by the audit committee prior to such services being performed by the independent auditors. In addition, pre-approved services which are expected to exceed the budgeted amount included in a general pre-approval require separate, specific pre-approval. For each proposed service, the independent auditors and management are required to provide detailed information to the audit committee at the time of approval. The audit committee considers whether each pre-approved service is consistent with the SEC’s rules and regulations on auditor independence.

All audit-related and non-audit-related services of PwC during 2011 listed above under “— Fees Paid to Independent Registered Public Accounting Firm” were pre-approved specifically or pursuant to the procedures outlined above.

Proposal 4 — Advisory Resolution to Approve Named Executive Officer Compensation

Each year, we offer our shareholders an opportunity to vote to approve, on an advisory and nonbinding basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with the rules of the SEC. Our shareholders are also entitled, at least once every six years, to provide an advisory nonbinding vote on how frequently the shareholders should be entitled to provide an advisory vote on the compensation of our NEOs. At the 2011 annual meeting of shareholders, the board recommended and our shareholders overwhelming approved an annual advisory vote on executive compensation. Our board anticipates next holding a shareholder advisory vote on the frequency of the advisory vote on executive compensation at the 2017 annual meeting of shareholders, although it could be sooner.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. We believe that Dover’s compensation programs are well designed and reinforce our strategic focus on continued revenue and profit growth. Over the past few years, Dover has enacted many changes to its programs that are outlined in the Compensation Discussion and Analysis section of this proxy statement. We believe these changes have further strengthened the linkage between our compensation programs and the creation of shareholder value. At the 2011 annual meeting of shareholders, 94% of the shareholder votes cast were to approve the compensation of the named executive officers.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that Dover’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Dover’s Proxy Statement for the 2012 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory and therefore not binding on Dover, our compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. Each year we solicit comments from our top 20 shareholders on our compensation practices. In 2011, no compensation program or practice changes or problematic pay practices were identified from our outreach to our 20 largest shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information about our 2011 compensation programs and Named Executive Officers (“NEOs”):

•	Robert A. Livingston, President & Chief Executive Officer

•	Brad M. Cerepak, Senior Vice President & Chief Financial Officer

•	Thomas W. Giacomini, President & Chief Executive Officer of Dover Engineered Systems, Inc. (formerly President & Chief Executive Officer of Dover Industrial Products, Inc.)

•	Raymond C. Hoglund, Senior Vice President, Dover Corporation (formerly President & Chief Executive Officer of Dover Engineered Systems, Inc.)

•	William W. Spurgeon Jr., President & Chief Executive Officer of Dover Energy, Inc. (formerly, President & Chief Executive Officer of Dover Fluid Management, Inc.)

•	David R. Van Loan, Retired President & Chief Executive Officer of Dover Electronic Technologies, Inc.

On November 30, 2011, we announced that we realigned our businesses into four segments organized around our key end markets. Supporting this realignment, we also announced, effective immediately, the promotions of Jeffrey Niew and John Hartner to President & Chief Executive Officer of Dover Communication Technologies and Dover Printing & Identification, respectively. Their promotions were coincident with the retirement of Mr. Van Loan and new responsibilities for Mr. Hoglund.

The changes to the segment structure are:

Old Segments	New Segments
Dover Electronic Technologies	Dover Communication Technologies
Dover Engineered Systems	Dover Energy
Dover Fluid Management	Dover Engineered Systems
Dover Industrial Products	Dover Printing & Identification

Compensation decisions were made utilizing the old segment structure, since the new structure did not go into effect until the fourth quarter of 2011.

The contents of the Compensation Discussion and Analysis are organized into five sections:

•	Section 1 — Performance and Pay

•	Section 2 — Compensation Decision Making for 2011

•	Section 3 — 2011 Named Executive Officer Pay Decisions

•	Section 4 — Compensation Components

•	Section 5 — Other Compensation Programs and Policies

Section 1 — Performance and Pay

2011 Dover Performance

In 2011, we delivered strong financial results while we continued to make strategic investments that will foster long-term growth. Financial highlights include:

•	Revenues up 20%

•	Earnings per share growth of 23% to $4.48*

•	Segment Margins of 17%

•	Free Cash Flow of 10% of Revenue

•	A dividend increase of 15% to $1.26 per share. This is the 56th consecutive year that we have increased the dividend.

Our financial results reflect our continuing momentum toward achieving our longer term objectives of 7-9% organic revenue growth, 3-5% revenue growth through acquisitions, segment margin expansion to 19% by 2014, and cash flow of greater than 10% of revenue. In 2011, we took significant steps toward achieving these goals by:

•	Completing nine acquisitions in our growth spaces, investing $1.4B;

•	Realigning our businesses into a new segment structure to more closely match our growth markets;

•	Announcing the divestiture of three businesses that did not align with our long-term objectives;

•	Gaining traction in emerging economies, particularly China, with Asia representing 18.9% of revenue, up from 17.7% in 2010;

•	The opening or expansion of regional support centers and shared manufacturing centers in Brazil, China, and India;

* References herein to earnings per share is a reference to earnings per share on a fully-diluted basis for continuing operations (“EPS”).

•	Continuing our focus on capturing the benefits of common ownership with productivity gains from supply chain, lean manufacturing, and facility consolidation.

2011 Executive Compensation

Our financial performance and our significant progress toward achieving our longer term objectives resulted in our variable compensation paying out at levels above target for 2011. The details of each compensation decision are described on pages 38 through 42. The charts below illustrate the continued strong correlation between our variable cash compensation payouts and our financial performance:

CPP Payout %* v. TSR	AIP Payout* v. EPS Change

*CEO Compensation

For 2011, our annual incentive plan paid 142% of target, down from 170% in 2010. While we exceeded our performance targets for 2011, we did not exceed them by as large a margin as we did in 2010. See Section 3.

Section 2 — Compensation Decision Making for 2011

Process

The process for making executive compensation decisions for 2011 began with goal setting at the beginning of the year and concluded with the actual compensation payout decisions in early 2012. The process is designed to allow the committee, the board, and management time to reflect on and discuss information before being asked to approve a proposal or make decisions. The process involves four parties: the committee, the independent directors of the board, the CEO, and the committee’s independent consultant. The roles of each in making compensation decisions are:

Compensation Committee. The committee is responsible to our board for overseeing the development and administration of our compensation and benefits policies and programs. The committee, which consists of five independent directors, is responsible for the review and approval of the compensation for Dover’s executives. In addition, the committee is responsible for formulating the compensation recommendations for our chief executive officer and approving all compensation recommendations for direct reports to our chief executive officer. The committee is supported in its work by the Human Resources department, as well as by its independent compensation consultant, Semler Brossy.

Independent Directors of the Board. Independent directors of the board who do not serve on the compensation committee play a critical role in compensation by (1) reviewing the performance of our chief executive officer at least mid-year and following the end of the fiscal year, (2) providing vital feedback to our chief executive officer about his performance and opportunities for improvement, and (3) reviewing the recommendation of the compensation committee and approving the compensation for our chief executive officer.

Chief Executive Officer. Each year, within the guidelines approved by the committee and based on management’s review of competitive market data, our chief executive officer recommends to the committee salaries, annual incentive awards, and long-term incentive awards for his direct reports, including other NEOs. In addition to market data and trends, these recommendations are based upon his assessment of each officer’s performance, the performance of the individual’s respective segment or function, and employee retention considerations. The committee reviews these recommendations and approves any compensation changes affecting our executive officers.

Our chief executive officer does not play any role in matters affecting his own compensation other than providing the independent directors with a written self-assessment of his performance.

Independent Compensation Consultant. The committee has retained Semler Brossy as its independent executive compensation consultant. This firm routinely provides the committee with an evaluation of the market competitiveness of the executive compensation packages; an assessment of pay in relation to performance; input into CEO and other executive pay decisions; and input on other compensation related matters at the request of the committee. The firm reports directly to the committee, and the committee may replace the firm or hire additional consultants at any time. A representative of the firm attends meetings of the committee, upon request, and communicates with the committee chair between meetings. While the committee values the advice of its consultant, the committee is the sole decision-maker in regard to the compensation of executive officers.

For 2011, the process was as follows:

•	February 2011 — the committee and the independent directors of the board reviewed and approved the financial performance targets for the Annual Incentive Plan, and reviewed with the CEO his 2011 strategic objectives. The CEO approved the strategic goals for each of his direct reports, including the NEOs.

•	August 2011 — the committee, including the independent chair of the board, provided the CEO with a mid-year performance assessment.

•	November 2011 — the committee reviewed and considered market compensation data and executive compensation trend information from its independent consultant. The committee also reviewed tally sheets to understand the full cost of each executive, share ownership levels, realized pay, and payouts under different termination scenarios.

•	January 2012 — the committee and the other independent directors of the board met by conference call to discuss and evaluate the CEO’s performance.

•	February 2012 — the committee reviewed with the CEO the financial and strategic objective performance of each of his direct reports, along with the proposed pay actions. After discussion, the committee approved pay actions for each direct report. The committee certified the performance results for the incentive plans and developed a proposal for the CEO’s pay actions. The committee discussed their CEO pay proposal with the independent directors of the board, which the directors discussed and considered before approving the pay actions for the CEO.

Pay Mix

Our executive compensation program for executive officers is designed to emphasize performance-based compensation. Fixed compensation elements, such as salary, although essential to a competitive compensation program, are not the focal point of our program. For a discussion of all of our compensation components and the objectives of each component, see the detailed discussion beginning on page 42. The majority of our NEOs’ compensation is “at risk,” which means that it varies year to year depending on factors such as our EPS, earnings before interest and taxes (“EBIT”), revenue or the iTSR of an NEO’s business unit, our actual stock price performance and relative TSR versus that of our peers. We believe our financial metrics are the drivers of shareholder value, while the market measures focus on actual shareholder value creation.

The charts below reflect the target pay mix of our chief executive officer and the average of our other NEOs. The figures are based on actual 2011 salary, target annual bonus compensation, and long-term incentive awards made in 2011.

Competitor Data — Peer Groups

In 2011, the committee launched an effort to identify peer companies that, taken together, more closely reflect Dover’s current size and portfolio, and better represent our market for executive talent. This effort was undertaken in recognition of the continued refinement of Dover’s business portfolio and changed emphasis on specific end markets. At the committee’s request, Semler Brossy led the process to update the peer companies.

Beginning in 2011, the committee now references two, overlapping peer groups in making executive compensation decisions — (1) a smaller, more tightly clustered group for assessing executive pay levels and practices, and (2) a broader group for assessing Dover’s financial performance and total shareholder return.

For assessing executive pay programs and levels, the committee selected a group of 22 companies that are similar to Dover in terms of end market, complexity, revenue, and market capitalization. We believe this group (listed below), in combination with survey-reported information, provides an appropriate representation of our market for executive talent.

Compensation Levels and Practices Group Beginning in 2012

Cameron International	Illinois Tool Works	Roper Industries
Cooper Industries	Ingersoll-Rand	SPX Corp
Corning	Pall Corp	Textron
Danaher	Parker-Hannifin	Timken Company
Eaton Corp	Pentair	Tyco International
Emerson Electric	Precision Castparts Corp	Weatherford International
Flowserve Corp	Rockwell Automation	3M Company
FMC Technologies

Some key statistics on our new peer group include:

(In $ Millions)	2011 Revenue	2011 Market Capitalization
75th percentile	15,732	21,284
Dover	7,950	10,761
Median	7,425	11,280
25th percentile	5,230	7,042

For measuring relative shareholder return — the basis for our performance shares, the committee concluded that an expanded group of companies (building from the 22 above) would (1) better represent the range of alternatives for our shareholders’ capital and (2) help to mitigate the impact of any single-company events on relative performance measurements.

Company size was not explicitly considered in developing the expanded performance-benchmarking group, as it is less of a direct consideration when comparing shareholder returns. Other than size, each of the previously mentioned criteria was utilized in determining the performance benchmarking peer group.

Performance Share TSR Comparison Group Beginning in 2012

Actuant Corp	Gardner Denver	Rockwell Automation
AMETEK Inc	Honeywell International	Roper Industries
Amphenol Corp	Hubbell Inc	Snap-on Inc
Cameron International	IDEX Corp	SPX Corp
Carlisle Companies	Illinois Tool Works	Teledyne Technologies
Crane Co	Ingersoll-Rand	Textron
Cooper Industries	Lennox International	Thomas & Betts Corp
Corning	Nordson Corp	Timken Company
Danaher	Pall Corp	Tyco International
Eaton Corp	Parker-Hannifin	United Technologies
Emerson Electric	Pentair	Vishay Intertechnology
Flowserve Corp	Precision Castparts Corp	Weatherford International
FMC Technologies	Regal Beloit Corp	3M Company

The new 22 company peer group for pay was used to prepare the market data reviewed by the committee in November 2011. The new 39 company TSR peer group will be used to measure relative performance over the next three years for the performance shares awarded in February 2012.

Prior to the two new groups, the company considered pay and performance data from 38 companies across nine sectors generally representative of Dover’s portfolio of companies. For determining performance share outcomes awarded before February 2012, shareholder returns will continue to be measured against the previous group of 38 companies (listed below).

Performance Share TSR Comparisons for Awards made before February 2012

Actuant Corp	FMC Technologies	Parker-Hannifin
AGCO Corp	Honeywell International	Pentair
Agilent Technologies	Hubbell Inc	Precision Castparts Corp
Ametek Inc	IDEX Corp	Rockwell Automation
Cameron International	Illinois Tool Works	Roper Industries
Carlisle Companies	Ingersoll-Rand	SPX Corp
Cooper Industries	ITT Corp.	Terex Corp.
Crane Co	Leggett & Platt	Timken Company
Danaher	Manitowoc	Tyco International
Deere & Company	Masco Corp	United Technologies
Eaton Corp	Oshkosh Corp	Weatherford International
Emerson Electric	Paccar, Inc	3M Company
Flowserve Corp	Pall Corp

In addition to peer group information, we also refer generally to pay data for manufacturing companies from the Mercer US Global Premium Executive Remuneration Suite, Towers Watson Survey Report on Top Management Compensation, Hewitt Total Compensation Management surveys and databases, and Equilar Top 25 Survey. We use these surveys because they include a broad range of manufacturing companies that are comparable to us in many ways, including geographic diversity, substantial U.S. operations, comparable revenues and operations in many of the same manufacturing sectors.

Section 3 — 2011 Named Executive Officer Pay Decisions

The compensation awarded to our NEOs in 2011 reflects Dover’s strong financial performance and continued progress along its strategic path. However, actual compensation varies widely based upon performance of the individual’s business unit.

Annual Incentive Plan Award

In the fourth quarter of 2011, we implemented our new segment structure. For compensation purposes we utilized the targets established under and the full year operating results for the former segment structure, since the businesses operated under this structure for almost all of 2011.

The annual incentive is designed to reward our NEOs for the achievement of both their financial objectives and strategic objectives, which are linked to Dover achieving its longer term goals. The plan is funded for Section 162(m) purposes by the achievement of an EPS goal. Achievement of our EPS target allows maximum bonuses to be paid, subject to the negative discretion of the committee in determining the final bonuses. Achievement below the target reduces bonus funding by 1% less for every 1% below target; achievement above target does not increase the bonus funding. For 2011, our EPS target was $3.92, and we achieved $4.48, so maximum bonuses were available to be paid.

The actual bonuses paid for the year are equal to or less than the amount funded for bonuses. Fifty percent of the paid annual incentive is for the achievement of financial results and 50% is for the achievement of strategic results. The financial targets listed below were utilized to determine the 50% of a NEO’s bonus tied to financial results.

	2011 Targets			2011 Results
	in $millions except for EPS
	EPS	Sales	EBIT	EPS	Sales	EBIT
Dover Corporation	3.92	N/A	N/A	4.48	N/A	N/A
Industrial Products	3.92	1,410	204	4.48	1,555	218
Fluid Management	3.92	1,981	456	4.48	2,214	529
Engineered Systems	3.92	2,385	366	4.48	2,448	332
Electronic Technologies	3.92	1,775	292	4.48	1,737	269

Each of the NEOs had unique strategic objectives that were utilized to determine the remaining 50% of their annual incentive. The individual NEO strategic goals were linked to the overall success of Dover, as it continues to move forward on its strategic pathway to achieve consistent long-term success. The strategic goals for the CEO are developed by the compensation committee and approved by the board. They are intended to focus on a limited and measurable set of goals which, if accomplished, will benefit the shareholders of Dover over the long term. The CEO in turn develops strategic goals for his direct reports which focus on measurable accomplishments in their individual areas of responsibility which will also benefit the shareholders of Dover on the longer term. Listed below is a summary of the NEO’s performance against their strategic objectives.

Robert Livingston, President and Chief Executive Officer. Under Mr. Livingston’s leadership, we continued to develop our corporate strategy with a focus on building out our positions in Energy, Fluid Solutions, Refrigeration, Communication Components and Product Identification. The new segment structure and leadership announced November 30, 2011 is better aligned to move forward with our focus on these growth spaces. We continued our progress in both revenue and earnings growth in emerging markets, particularly China, India, Brazil, and non-North American oil regions. To support growth in these markets, we opened regional offices in Sao Paulo, Brazil, Bangalore, India and Beijing, China, and added a second office in Shanghai, China. In addition, we acquired nine businesses and successfully integrated them into our operations. Most notably, our two largest acquisitions, Sound Solutions and Harbison-Fisher, exceeded their combined revenue objectives. However, as a result of some rapid transitions in our customer base and their requirements, the earnings generated by Sound Solutions were below expectations.

Other NEOs

•	Mr. Cerepak (Chief Financial Officer) continued to improve the financial processes and upgrade the financial function at Dover; played a key role in the continued refinement of the corporate strategy; and assisted in the expansion of our business in the emerging markets.

•	Mr. Giacomini (President and CEO of Dover Engineered Systems) led the successful divestiture of three non-strategic companies; implemented a global growth strategy for his businesses focused on new markets and new products; ensured succession plans were in place throughout his businesses; and continued the expansion of the operational excellence program.

•	Mr. Hoglund (Senior Vice President and Former President and CEO of Dover Engineered Systems) successfully led the effort to achieve our annual savings target for the supply chain refrigeration project; developed an international growth strategy for Hill PHOENIX; managed a smooth transition to his successor; and ensured succession plans were in place throughout his businesses.

•	Mr. Spurgeon (President and CEO of Dover Energy) successfully integrated Harbison-Fisher into Dover Energy; developed and implemented a plan to achieve international growth; completed the business combination of Norris Production Solutions; and ensured succession plans were in place throughout his businesses.

•	Mr. Van Loan (Retired President and CEO of Dover Electronic Technologies) led the integration of Sound Solutions into Dover; supported the transition to his successor Mr. Niew; and ensured succession plans were in place throughout his businesses prior to his retirement in December 2012.

Given the strong financial performance and continued progress toward Dover’s long-term success through the achievement of the strategic objectives, similar to 2010, the actual bonuses paid were generally above target. Performance in 2011 was above our financial targets, though the amount above target varies tremendously based upon the individual’s business unit. Overall, we did not exceed our performance targets by as great a margin as we did in 2010.

	Annual Bonus in $			Annual Bonus % of Target
	2009	2010	2011	2009	2010	2011
Robert A. Livingston	1,000,000	2,100,000	1,525,000	89%	187%	136%
Brad M. Cerepak (1)	320,000	868,684	972,361	N/A	165%	169%
Thomas W. Giacomini	466,000	860,000	1,150,000	81%	150%	200%
Raymond C. Hoglund	538,000	780,000	690,000	86%	125%	110%
William W. Spurgeon, Jr	475,000	1,260,000	935,000	73%	194%	144%
David R. Van Loan	442,000	1,450,000	665,000	61%	200%	92%

(1)	Mr. Cerepak joined Dover in June 2009. His 2009 award represents a discretionary award to recognize his contributions in 2009.

% of Target Bonus Achieved

Changes in Salary

No NEOs received salary increases for 2011 or 2012, except Mr. Cerepak in 2011. In February 2011, Mr. Livingston recommended and the committee agreed that Mr. Cerepak’s base salary would be increased by $50,000 to $575,000 per year. The decision was made after reviewing a competitive pay analysis for the peer group provided by Semler Brossy and in consideration of Mr. Cerepak’s continued accomplishments and his compensation relative to his internal peers. For 2012, the compensation committee and independent directors kept all NEO salaries at the 2011 level.

Annual Bonus and Long-Term Incentive Awards

The committee reviewed a competitive total compensation analysis for the new 22 company peer group recommended by Semler Brossy to assess the competiveness of each NEO’s total compensation. In addition, each element of a NEO’s compensation package was reviewed. Based on this review, the independent directors of the board increased Mr. Livingston’s target long-term incentive grants for 2012 from $5,000,000 to $6,000,000 to address external equity concerns, while maintaining the strong linkage between pay and performance.

Additionally, based on the compensation review, the committee accepted Mr. Livingston’s recommendation that the value of the target annual bonuses and long-term incentive grants for the NEO’s would not change, except for Mr. Cerepak. Mr. Cerepak’s target long-term incentive grant was increased by $250,000 to $1,250,000 for his 2012 grant. This was done to address both internal and external equity concerns. The resulting pay actions for each NEO are summarized below:

	2012
	Salary	Target Bonus	Target LTI
Robert A. Livingston	$900,000	125%	$6,000,000
Brad M. Cerepak	$575,000	100%	$1,250,000
Thomas W. Giacomini	$575,000	100%	$1,000,000
Raymond C. Hoglund	$625,000	100%	$1,000,000
William W. Spurgeon, Jr	$650,000	100%	$1,000,000
David R. Van Loan (1)	N/A	N/A	N/A

(1)	Mr. Van Loan retired at the end of 2011.

Realized Long-Term Performance Based Compensation

Cash Performance Program

Our three-year Cash Performance Program (“CPP”) rewards our executives for improving the value of the entity through earnings growth and cash flow generation over a three-year period. The details of the plan can be found on page 46. The payouts from the plan for the three-year periods ending December 31, 2009, 2010 and 2011 were:

	CPP Payout in $ (1)			CPP Payout as % of Original Grant
Cycle ended:	2009	2010	2011	2009	2010	2011
Robert A. Livingston	246,071	—	479,779	47%	0%	123%
Brad M. Cerepak (2)	N/A			N/A
Thomas W. Giacomini	282,336	—	—	143%	0%	0%
Raymond C. Hoglund	586,724	—	656,233	176%	0%	129%
William W. Spurgeon, Jr	881,118	831,344	1,276,000	181%	158%	242%
David R. Van Loan	—	—	1,130,100	0%	0%	192%

(1)	CPP Payouts in 2011 were based on the segment structure in place at the beginning of 2011.

(2)	Mr. Cerepak joined the company after the cash performance awards were granted in 2009.

CPP Payout as a % of Target

Performance Shares

In February 2009, we issued performance share awards that may be earned over three years based on the Total Shareholder Return of Dover’s stock relative to its peer group over that time period. For this three-year period ending December 31, 2011, Dover had a TSR of 89.9%, placing it at the 52.6 percentile of its peer group. This results in a payout of 110.4% of the original grant. As a result, Mr. Livingston received 14,271 shares of Dover stock, Mr. Giacomini received 3,198 shares, Mr. Spurgeon received 4,934 shares, Mr. Hoglund received 4,745 shares and Mr. Van Loan received 5,503 shares. A detailed description of the Performance Share component of Long-Term compensation is on page 47.

Special Restricted Stock Grants

In February 2011, the committee approved two special restricted stock awards. Mr. Cerepak was awarded 40,000 shares of restricted stock that will vest on February 10, 2016. This award was to recognize his contributions to date in Dover’s ongoing improvement initiatives and to retain his services through the five-year vesting period. Mr. Van Loan, then CEO and President of Dover Electronic Technologies, was awarded 15,200 shares of restricted stock that vested on February 11, 2012. The committee awarded these shares of restricted stock to Mr. Van Loan to retain his expertise as Dover closed on the acquisition and integration of Sound Solutions. The award was conditioned on Mr. Van Loan signing a three-year non-compete agreement.

Section 4 — Compensation Components

Dover offers a compensation program that provides structure and commonality across all of its operating companies. The following chart represents the components of our compensation and is not to scale for any particular NEO.

Executive Compensation Program

Consistent with our pay for performance principle, we provide the following compensation and benefits components to our executive officers, including our NEOs. Our philosophy and practices will continue to evolve over time in response to changes in market conditions, legal requirements and/or other objective and subjective considerations, including risk management considerations. This program will be used to determine salary ranges, annual bonus and long-term incentive opportunities and performance criteria.

Compensation	Objective	Determining the Value	Page Reference
Salary	To provide a reasonable fixed level of annual cash compensation.	Individual salaries are set based on the executive’s responsibilities, performance, skills and experience as compared with relevant and comparable market talent. The 50th percentile of the market is the reference for salaries.	45
Annual incentive plan bonus	To encourage and reward the executive officer’s contribution toward producing strong financial and operating results and advancing our corporate strategy.	Awards are based 50% on financial performance (an assessment of EPS, revenue and/or earnings for the executive’s relevant business unit) and 50% on contributions to strategic initiatives.	45
Long-term cash performance program award	To encourage and reward an executive officer’s contribution in producing strong financial and operating results over a three-year period and to retain talented executives.	Payouts, if any, are based on each business unit’s performance as measured by iTSR.	46
Equity awards	To encourage executive officers to focus on long-term performance, to retain talented executives and to align their interests with those of our shareholders.	SSAR awards have value only to the extent our stock price appreciates over the stock price at the time of grant of the award; time vesting only. A portion of the equity award for each senior executive officer, including all NEOs, is in the form of performance shares. Performance shares vest based on our three-year total shareholder return compared to that of our peer group.	47
Benefits	To provide competitive benefits, including tax-efficient retirement benefits, to retain talented executives and to encourage them to focus on long-term performance.	Health and welfare plans and qualified retirement plans are generally available to most employees. Deferred compensation and enhanced retirement plan limited to executive participation to deliver more competitive retirement benefits.	48
Severance Benefits	To provide fair and consistent severance benefits and avoid individual negotiations.		47
Change-in- Control Severance Benefits	To retain talent in the event of a change-in-control. To provide consistent severance benefits in the event of termination following a change-in-control and avoid individual agreements.		47

Salary

We set salaries of our executive officers at levels that are intended to motivate and reward annual achievements and continued service to us. Our executive salary structure uses the 50th percentile as a reference for determining salaries, reflecting a philosophy that base compensation should range around the market median, with above-market compensation reflecting exceptional performance. This use of the 50th percentile as a reference is also consistent with current market practice of our peer companies.

Performance-Based Compensation

We offer incentive compensation on an annual and longer-term basis.

Annual Incentive Plan Bonus (AIP)

An annual incentive plan bonus may be earned each year based on an individual’s performance against both financial and individual strategic goals. The annual bonus is funded for 162(m) purposes and then reduced to the final award based on financial and strategic goal achievement. An AIP target is determined according to an executive’s business/function complexity, size, and overall impact on Dover’s results, as well as strategic leadership and managerial responsibility.

For 2011, 50% of an NEO’s annual bonus was based on the achievement of financial performance criteria based on EPS, revenue and/or operating earnings for segment executives. The other 50% of the annual bonus was based on the achievement of individual strategic objectives related to long-term value creation for Dover shareholders. Executives can achieve up to 200% of their target bonus for performance that is significantly above the targeted performance. They can receive significantly less than the target bonus for performance below the targeted level. Dover believes that balancing the measurement of performance for the AIP between financial and strategic objectives is an important factor in mitigating risk and creating long-term value for our shareholders.

Long-Term Incentive Plan (LTIP)

We offer senior executive officers incentive compensation over periods of time longer than one year under our 2005 Plan. The committee believes that compensation earned over a longer period helps retain highly qualified executive officers and motivates them toward longer-term goals that will benefit shareholders.

Awards under the 2005 Plan are generally made only once each year at the scheduled February committee meeting shortly after announcement of earnings for the prior year. Except in very limited circumstances, the committee does not grant awards under the 2005 Plan at any other time during a given year. All SSAR grants, whenever made, have an exercise or base price equal to our stock’s closing price on the NYSE on the date of grant. Mid-year hires who participate in the long-term incentive plan usually receive their first grant the following February.

The following table summarizes the components of our LTIP and the related performance criteria:

LTIP Component	Performance Criteria	Vesting or Exercise Period
CPP awards	iTSR	Awards vest and are paid in cash at the end of a three-year performance period.
SSARs	Market price of our common stock	SSARs are not exercisable until three years after grant; thereafter, they remain exercisable for another seven years.
Performance shares	TSR relative to performance peer group	Awards vest and are settled using shares at the end of a three-year performance period.

The 2011 awards were provided based on a present value grant amount which is based on the executive’s position and responsibility. The resulting dollar value was allocated between cash performance program awards, stock-settled stock appreciation rights, and performance shares with such allocation based on the executive’s responsibilities across our organization. Executives with comparable positions and responsibilities will have similar long-term incentive compensation opportunities.

For a discussion of the 2011 awards, see “— Summary Compensation Table” later in this proxy statement.

Cash Performance Program Awards. We make cash performance awards annually for the three-year performance period commencing with the year of the award. Any payout of cash performance awards will occur three years later, conditional upon the calculated level of achievement relative to the preset iTSR targets by the participant’s business unit over the three-year period.

Payouts of cash performance awards are made on a sliding scale using the following formula:

No payouts will be made unless iTSR equals or exceeds 6%. The payout to any individual may not exceed $5,000,000 and total payouts for all participants for a business unit may not exceed 1.75% of the value created at that business unit over the three-year performance period.

iTSR is a measure of the change in an entity value plus the free cash flow generated by the entity over the three-year time period. In the case of iTSR, entity value is determined by using a multiple of the entity’s EBITDA. We believe increasing the entity value as measured by iTSR creates long-term shareholder value.

For a discussion of the 2011 payouts, see “— Summary Compensation Table” later in this proxy statement.

Equity Awards. Equity awards generally consist of SSARs and performance shares.

SSARs. All SSARs are granted with ten-year terms and are not exercisable until three years after their grant. The exercise or base price of all SSARs is the closing price of our stock on the date of grant.

Performance Shares. Performance shares represent potential payments of common stock based on our TSR relative to that of our peer group over the three-year performance period. Dividends are not earned during the performance period.

Actual payments may range from 0% to 200% of target grant, as follows:

Restricted Shares. Dover grants awards of restricted shares in limited circumstances, such as for retention or recognition of special achievements. Beginning in 2011, dividends are accrued during the vesting period and paid only when the shares vest.

Section 5 — Other Compensation Programs and Policies

Executive Severance

Our executive officers do not have employment contracts. All of our NEOs are eligible to participate in the severance plan. Under the plan, if we terminate a NEO’s employment without cause (as defined in the severance plan), the NEO will generally be entitled to receive twelve months of salary and healthcare benefits continuation; a prorated bonus for time worked during the year; and the next payable CPP award. See “— Potential Payments Upon Termination or Change-in-Control.”

Senior Executive Change-in-Control Severance Plan

We have a senior executive change-in-control (“CIC”) severance plan. The CIC severance plan establishes the severance benefits payable to eligible executives if they are involuntarily terminated following a change-in-control. All of our NEOs are eligible to participate in the CIC severance plan. The CIC severance plan does not provide any gross-up for taxes. An executive eligible to participate in the CIC severance plan as of the date of a change-in-control will be entitled to receive severance payments under the plan if, within 18 months after the change-in-control, either the executive’s employment is terminated by the company without “cause” or he or she terminates employment for “good reason” (as such terms are defined in the plan). The severance payments and benefits will consist of: a lump sum payment equal to 2.99 times their annual salary and bonus, reduced to 2.0 for a termination date that occurs after December 31, 2015; and one year of health care benefit continuation. See “— Potential Payments Upon Termination or Change-in-Control.”

No executive may receive severance benefits under more than one plan or arrangement. Dover does not provide tax gross-ups in the senior executive change-in-control severance plan. Dover does use a “best net” approach, where we pay the higher of the severance payment called for under the plan or the maximum severance payable before excise taxes are incurred.

Four of our NEOs, including the CEO, had individual severance agreements that were in effect at the time the new policy was put into effect in 2010. These agreements were not modified during 2011 but have not been renewed and the applicable tail periods will expire on July 1, 2013. After the expiration of the tail periods, all the NEOs will be eligible only for benefits under the severance plan and the CIC severance plan. Potential payments to our NEOs in the event of a change-in-control under these agreements or under our benefit plans are set forth below in “— Potential Payments Upon Termination or Change-in-Control.”

Benefits

401(k), Pension Plan and Health & Wellness Plans. Our executive officers are able to participate in retirement and benefit plans generally available to our employees on the same terms as other employees. Dover and most of our businesses offer a 401(k) plan to substantially all U.S.-based employees and provide a company matching contribution denominated as a percentage of the amount of salary deferred into the plan by a participant during the course of the year. Some of our U.S.-based employees, including all of our NEOs, also participate in a tax-qualified defined benefit pension plan. All of our U.S.-based employees are offered a health and wellness plan (including health, term life and disability insurance). NEOs do not receive enhanced health and wellness benefits.

Non-Qualified Retirement Plans. We offer two non-qualified plans with participation generally limited to individuals whose annual salary and bonus earnings exceed the IRS limits applicable to our qualified plans: our Pension Replacement Plan (“PRP”) and our deferred compensation plan.

Benefits under the PRP are determined using the benefit calculation and eligibility criteria as under the Dover Pension Plan, except that U.S. Internal Revenue Code limits on compensation and benefits do not apply. Prior to December 31, 2009, we offered a Supplemental Executive Retirement Plan (“SERP”) to a limited set of individuals. Effective January 1, 2010, we modified this plan so that executives subject to US Internal Revenue Service compensation limits will accrue future benefits that are substantially the same as benefits under the Dover Pension Plan. Individuals who participated in the PRP prior to January 1, 2010 will receive benefits calculated under the SERP benefit formula through December 31, 2009 and benefits calculated under the lower PRP benefit formula on and after January 1, 2010. Amounts receivable by the executives under the PRP or SERP are reduced by any amounts receivable by them under the pension plan and the amounts of the company match in the 401(k) plan.

We offer a deferred compensation plan to allow participants to elect to defer their receipt of up to 50% of salary and 100% of bonus and any payout of a cash performance award. We do not consider the deferred compensation plan to play a major role in our compensation program, as we do not match any amounts deferred or guarantee any particular return on deferrals. The plan merely permits executive officers to defer receipt of part of their compensation to later periods, usually post-retirement, and facilitates tax planning for the participants.

Impact of Say-on-Pay Vote

We are continuously reviewing all components of our compensation program and encourage shareholder comment. Our consistent focus on pay for performance and strong governance practices was reinforced through our strong 2011 say-on-pay voting results. Our 2011 say-on-pay vote received

94% support. In addition, each year we solicit comments from our top 20 shareholders on our compensation practices. In 2011, our top shareholders did not make any specific suggestions on how to improve our compensation programs.

Clawback Policy

Currently, only our PRP and Annual Incentive Plans include clawback provisions. We intend to adopt a broader recovery policy once the SEC finalizes the rules in this area.

Anti-hedging Policy

We intend to adopt a broad anti-hedging policy once the SEC finalizes the rules in this area.

Perquisites

We have no formal executive perquisite program, nor does the company own or operate any corporate aircraft. Management and the committee believe that providing significant perquisites to executive officers would not be consistent with our overall compensation philosophy. No NEO received significant perquisites in 2011.

Shareholding Guidelines

We believe that our executives will most effectively pursue the long-term interests of our shareholders if they are shareholders themselves. In 2009, the compensation committee adopted formal share ownership guidelines (subject to exceptions that may be granted by the committee for significant personal events or retirement planning). We expect each officer to meet the relevant guidelines within five years after the guidelines become applicable to the officer.

Accordingly, each of our current NEOs will have until 2014 to meet the requisite ownership level, as follows:

The committee reserves the right to provide a portion of bonus and/or cash performance awards in stock for any officer who fails to meet or make satisfactory progress toward satisfying the guidelines within the required time.

Risk Assessment

In 2011, Dover, with the assistance of Towers Watson, conducted an update to the formal risk review for all company compensation and benefit programs conducted in 2010. Towers Watson inventoried compensation and benefits programs across the operating companies, segments, and corporate globally which had been added or changed significantly from 2010. Towers Watson then collected key information about each program including number of participants, target annual awards or expected spend, income statement and balance sheet accounts tied to the program, performance metrics, and summary design features. Towers Watson used selection criteria developed with Dover management to choose individual programs for in-depth review. No programs were found to present a material adverse risk to the financial statements of Dover.

Independent Compensation Committee Advisor Policy

In November 2010, the committee approved a policy to ensure the continuing independence and accountability to the committee of any advisor hired to assist the committee in the discharge of its duties. The policy formalizes the independent relationship between the committee’s advisor and management, while permitting management limited ability to access the advisor’s knowledge of Dover for compensation matters. Under the policy, the committee will annually review and pre-approve the services that may be provided to management by the independent advisor without further committee approval. Committee approval is required prior to management retaining the independent advisor for any executive compensation services or other consulting services or products above an aggregate annual limit of $50,000.

Tax Deductibility; Section 162(m)

Our AIP, cash performance awards and performance share awards covered under our 2005 Plan are designed to satisfy the requirements of Section 162(m) of the Internal Revenue Code which limits our ability to deduct, in calculating our corporate income tax, compensation in excess of $1 million to specified executive officers unless the compensation is performance-based, among other requirements. We consider tax deductibility to be an important, but not the sole or primary, consideration in setting executive compensation. Accordingly, the committee has the authority to approve, and in specific situations has approved, the payment of compensation that may not be deductible when it believes such payments are in the best interests of our shareholders.

Compensation Committee Report

We reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2011.

Based on the review and discussions referred to above, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in Dover’s Annual Report on Form 10-K for the year ended December 31, 2011.

Compensation Committee:	Richard K. Lochridge (Chair)
Robert W. Cremin
Jean-Pierre M. Ergas
Peter T. Francis
Kristiane C. Graham

Summary Compensation Table

The Summary Compensation Table and notes show all remuneration for 2011 provided to our NEOs, consisting of the following officers:

•	our chief executive officer;

•	our chief financial officer;

•	our three other most highly compensated executive officers as of the end of 2011; and

•	a former executive officer who would have been among the three other most highly compensated executive officers as of the end of 2011 but for his retirement before the end of the year.

The determination of the most highly compensated executive officers is based on total compensation paid or accrued for 2011, excluding changes in the actuarial value of defined benefit plans and earnings on nonqualified deferred compensation balances.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Robert A. Livingston President and Chief Executive Officer	2011	900,000	1,525,000	1,372,704	3,627,567	479,779	2,995,045	14,590	10,914,685
	2010	900,000	2,100,000	1,340,724	3,263,063	0	219,703	99,051	7,922,541
	2009	783,750	1,000,000	231,329	1,020,716	246,071	1,790,490	17,290	5,089,646
Brad M. Cerepak Senior Vice President and Chief Financial Officer (8)	2011	575,000	972,361	2,869,547	665,055	—	151,982	14,297	5,248,242
	2010	525,000	868,684	201,100	598,228	0	88,325	14,455	2,295,792
	2009	268,052	320,000	0	290,446	—	—	6,200	884,698
Thomas W. Giacomini President and Chief Executive Officer of Dover Engineered Systems, Inc. (9)	2011	575,000	1,150,000	205,947	544,134	0	357,763	15,719	2,848,563
	2010	575,000	860,000	629,900	489,463	0	48,852	22,572	2,625,787
	2009	513,125	466,000	51,842	228,734	282,336	115,943	756,784	2,414,764

Raymond C. Hoglund Senior Vice President of Dover and former President and Chief Executive Officer of Dover Engineered Systems, Inc. (10)	2011	625,000	690,000	205,947	544,134	656,233	944,667	16,895	3,682,876
	2010	625,000	780,000	201,100	489,463	0	139,477	75,723	2,310,763
	2009	573,000	538,000	76,913	339,331	586,724	631,548	35,533	2,781,049

William W. Spurgeon, Jr. President and Chief Executive Officer of Dover Energy, Inc.	2011	650,000	935,000	205,947	544,134	1,276,000	1,014,832	14,855	4,640,768
	2010	650,000	1,260,000	201,100	489,463	831,344	0	14,132	3,446,039
	2009	601,250	475,000	79,973	352,905	881,118	665,473	6,200	3,061,919

David R. Van Loan Retired President and Chief Executive Officer of Dover Electronic Technologies, Inc. (11)	2011	725,000	665,000	1,218,115	544,134	1,130,100	2,914,689	11,995	7,209,033
	2010	725,000	1,450,000	201,100	489,463	0	0	11,974	2,877,537
	2009	680,300	442,000	89,207	393,629	0	1,403,700	19,800	3,028,636

(1)	Salary amounts for 2009 reflect a voluntary reduction of 15% and 10% taken by Mr. Livingston and the other NEOs, respectively, for most of 2009. No NEO received a salary increase in 2010. The increase in salary for 2010 as compared to 2009 reflects the restoration of the NEOs’ salaries to prior levels before the 2009 reductions and, for Messrs. Cerepak and Giacomini, the effect of a full year of pay in their new positions.

(2)

Bonus amounts generally represent payments under our AIP for the year indicated, which payments are made in the first quarter of the following year. The AIP constitutes a non-equity incentive plan under FASB ASC Topic 718. Although they are based on the satisfaction of pre-established performance targets, these amounts are reported in the bonus column rather than the non-equity incentive plan compensation column to make clear that they are annual bonus payments for the year indicated and to distinguish them from the payouts under the cash performance awards under the 2005 Plan for the three-year performance period ended December 31 of that year. Mr. Cerepak joined the Company after the end of the first quarter of 2009 and, accordingly, did not participate in our AIP for 2009. For 2010, in addition to his bonus under the AIP, Mr. Cerepak received a discretionary bonus of $28,684 which is reflected in the number in the table. Mr. Giacomini received a discretionary award for 2009 in lieu of a bonus under the AIP.

(3)	The amounts generally represent the aggregate grant date fair value of performance shares under the 2005 Plan granted during the year indicated, calculated in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the performance share awards are considered market conditioned awards and no probability assessment is made in calculating grant date fair value. The grant date fair values for the 2011, 2010 and 2009 performance share awards, respectively, were determined in accordance with FASB ASC Topic 718 using values of $91.41, $57.49, and $35.79 per share calculated using the Monte Carlo simulation model. The amounts for 2011 for Messrs. Cerepak and Van Loan also reflect the grant date fair value, calculated in accordance with FASB ASC Topic 718, of 40,000 and 15,200 shares, respectively, of restricted stock granted on February 10, 2011. The amount for 2010 for Mr. Giacomini also reflects the grant date fair value, calculated in accordance with FASB ASC Topic 718, of 10,000 shares of restricted stock granted on February 11, 2010.

(4)	The amounts represent the aggregate grant date fair value of SSAR awards granted during the year indicated, calculated in accordance with FASB ASC Topic 718 and do not correspond to the actual value that might be realized by the named executives. For a discussion of the assumptions relating to calculation of the cost of equity awards, see Note 10 to the Notes to the Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2011.

(5)	Amounts represent the payouts earned under cash performance awards under our 2005 Plan for the three-year performance period ended on December 31 of the year indicated. The actual payouts were made during the first quarter of the following year. See the column under Note (2) for additional amounts paid as non-equity incentive plan compensation.

(6)	Amounts represent changes in present value of accumulated benefits under the pension plan and/or PRP (formerly SERP) during the year indicated. Mr. Cerepak is not yet vested in benefits under either plan. The 2010 present value of Messrs. Spurgeon and Van Loan’s accumulated benefits was zero because the aggregate value declined from 2009. The present value of their benefits under the PRP declined by $130,107 and $204,604, respectively, largely due to the change in retirement age assumption discussed below.

Effective January 1, 2010, Dover changed the PRP so that benefits accrued after January 1, 2010 are not eligible for unreduced benefits prior to age 65. As a result, the retirement age assumption changed from age 62 to age 65. This change in assumption decreases the present value of PRP benefit accrued through December 31, 2009, since this portion of the PRP is eligible for unreduced benefits at age 62 for all executives except Mr. Cerepak. Prior to the change in the retirement age assumption, the change in pension value for 2010 was $1,899,000 (Livingston), $210,000 (Giacomini), $531,000 (Spurgeon), and $1,030,000 (Van Loan).

(7)	The amounts for 2011 for the named executive officers are categorized as follows: For Messrs. Livingston, Cerepak, Giacomini, Hoglund, Spurgeon and Van Loan, each had $11,760 in 401(k) matching contributions and $2,830, $2,537, $3,959, $5,135, $3,095, and $235 respectively in spousal or personal travel and gifts.

The amounts for 2010 are categorized as follows: For Mr. Livingston, the amount reflects $11,760 in 401(k) matching contributions, $82,442 in relocation expense and $4,849 in tax gross-up payments. The amounts for Messrs. Cerepak, Spurgeon and Van Loan reflect $11,760 in 401(k) matching contributions and $2,695, $2,372 and $214, respectively, in spousal travel expenses. The amounts for Mr. Giacomini reflect $11,760 in 401(k) matching contributions, $5,162 in relocation expenses, $3,363 in tax gross-up payments and $2,287 in spousal travel expenses. The amounts for Mr. Hoglund reflect $11,760 in 401(k) matching contributions, $61,918 in relocation expenses and $2,045 in spousal travel expenses.

The amounts for 2009 are categorized as follows: For Mr. Livingston, the amount reflects $5,520 in 401(k) matching contributions and $11,770 in relocation expenses. Amounts for Messrs. Cerepak and Spurgeon reflect 401(k) matching contributions. The amount for Mr. Giacomini reflects 401(k) matching contributions, an automobile allowance and $746,084 in relocation expenses, of which

$295,803 represents partial reimbursement for losses incurred by Mr. Giacomini in connection with the sale of his house for relocation to Chicago and $238,506 represents tax assistance in connection with the relocation. Mr. Giacomini absorbed substantial personal losses as the result of the sale of his home and relocation to Chicago at our request. The amount for Mr. Van Loan includes $17,400 in 401(k) matching contributions and $2,400 in a car allowance.

(8)	Mr. Cerepak became Dover’s vice president of finance on June 8, 2009 and became chief financial officer on August 1, 2009. Mr. Cerepak reduced his salary by 10%, consistent with other NEOs, for 2009. Mr. Cerepak’s salary for 2009 was pro-rated to reflect his services for seven months of the year.

(9)	Mr. Giacomini was president and chief executive officer of Dover Industrial Products, Inc. from July 10, 2009 to November 2011 and prior thereto, was president of Dover Industrial Products, Inc.

(10)	Mr. Hoglund was president and chief executive officer of Dover Engineered Systems, Inc. through November 30, 2011. In connection with the realignment of Dover’s business segments as of the fourth quarter of 2011, Mr. Hoglund transitioned to new responsibilities for various specific projects for Dover. Mr. Hoglund intends to retire from Dover in the fourth quarter of 2012.

(11)	Mr. Van Loan retired as a vice president of Dover and the president and chief executive officer of Dover Technologies, Inc. in the fourth quarter of 2011.

Grants of Plan-Based Awards in 2011

All awards listed in the table below have a grant date of February 10, 2011.

Name	Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold (1)($)	Target ($)	Maximum ($)		Thres- hold (1)(#)	Target (#)	Maximum (#)
Robert A. Livingston	SSAR(2)	n/a	n/a	n/a		n/a	n/a	n/a	n/a	180,207	66.59	3,627,567
	Performance Shares (3)	n/a	n/a	n/a		0	15,017	30,034	n/a	n/a	n/a	1,372,704
	CPP (4)	0	1,000,000	5,000,000	(8)	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	1,125,000	2,250,000		n/a	n/a	n/a	n/a	n/a	n/a	n/a
Brad M. Cerepak	SSAR (2)	n/a	n/a	n/a		n/a	n/a	n/a	n/a	33,038	66.59	665,055
	Performance Shares (3)	n/a	n/a	n/a		0	2,253	4,506	n/a	n/a	n/a	205,947
	Restricted Shares (6)	n/a	n/a	n/a		n/a	n/a	n/a	40,000	n/a	n/a	2,663,600
	CPP (4)	0	300,000	2,250,000		n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	575,000	1,150,000		n/a	n/a	n/a	n/a	n/a	n/a	n/a
Thomas W. Giacomini	SSAR (2)	n/a	n/a	n/a		n/a	n/a	n/a	n/a	27,031	66.59	544,134
	Performance Shares (3)	n/a	n/a	n/a		0	2,253	4,506	n/a	n/a	n/a	205,947
	CPP (4)	0	400,000	3,000,000		n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	575,000	1,150,000		n/a	n/a	n/a	n/a	n/a	n/a	n/a
Raymond C. Hoglund	SSAR (2)	n/a	n/a	n/a		n/a	n/a	n/a	n/a	27,031	66.59	544,134
	Performance Shares (3)	n/a	n/a	n/a		0	2,253	4,506	n/a	n/a	n/a	205,947
	CPP (4)	0	400,000	3,000,000		n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	625,000	1,250,000		n/a	n/a	n/a	n/a	n/a	n/a	n/a

Name	Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres- hold (1)($)	Target ($)	Maximum ($)	Thres- hold (1)(#)	Target (#)	Maximum (#)
William W. Spurgeon, Jr.	SSAR (2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	27,031	66.59	544,134
	Performance Shares (3)	n/a	n/a	n/a	0	2,253	4,506	n/a	n/a	n/a	205,947
	CPP (4)	0	400,000	3,000,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	650,000	1,300,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
David R. Van Loan	SSAR (2)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	27,031	66.59	544,134
	Performance Shares (3)	n/a	n/a	n/a	0	2,253	4,506	n/a	n/a	n/a	205,947
	Restricted Shares (7)	n/a	n/a	n/a	n/a	n/a	n/a	15,200	n/a	n/a	1,012,168
	CPP (4)	0	400,000	3,000,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	Bonus Plan (5)	0	725,000	1,450,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a

(1)	Represents the minimum amount payable for a certain level of performance. Under each of our plans, there is no guaranteed minimum payment.

(2)	Represents an award of SSARs under the 2005 Plan that will not be exercisable until February 10, 2014. The grant date fair value was calculated in accordance with FASB ASC 718, using a Black-Scholes value of $20.13 per SSAR.

(3)	Represents an award of performance shares under the 2005 Plan. The performance shares vest and become payable on February 10, 2014 subject to the achievement of the applicable performance goal. The performance share awards are considered market condition awards per FASB ASC 718 and the grant date fair value for the awards was calculated in accordance with FASB ASC 718, using a value of $91.41 per share calculated using the Monte Carlo simulation model.

(4)	Represents a cash performance award under the 2005 Plan made on February 10, 2011 for the three-year performance period 2011 through 2013 compared to the base year 2010. The actual cash payout, if any, at the end of the three-year performance period will be equal to the award amount multiplied by a percentage reflecting the level of achievement of the iTSR target by the executive’s business unit over the three-year period. The target amount shown assumes the award amount is multiplied by 100%.

(5)	The amounts shown in this row reflect the potential payouts in February 2012 for 2011 under the AIP. The threshold, target and maximum amounts assume, respectively, less than 50%, 100% and 200% satisfaction of the participant’s performance goals for 2011. The bonus amount actually paid in February 2012 is disclosed in the Summary Compensation Table in the column “Bonus” for 2011 for the executive officer.

(6)	Represents an award of restricted stock under the 2005 Plan that will vest on February 10, 2016.

(7)	Represents an award of restricted stock under the 2005 Plan that vested on February 11, 2012.

(8)	Mr. Livingston’s maximum potential CPP payment under the applicable formula is $7,500,000. The 2005 Plan, however, caps the payment amount to individuals in any given year to $5,000,000.

Outstanding Equity Awards at Fiscal Year-End 2011

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (S)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Robert A. Livingston			180,207	(1)	66.59	2/10/2021
			279,851	(2)	42.88	2/11/2020
			155,124	(3)	29.45	2/12/2019
	54,383	(4)			42.30	2/14/2018
	41,621	(5)			50.60	2/8/2017
	42,261	(6)			46.00	2/2/2016
	44,763	(7)			38.00	2/10/2015
	15,728	(8)			41.25	2/12/2014
	33,713	(9)			24.50	2/13/2013
	25,343	(10)			38.00	2/14/2012
											30,034	(11)	1,743,474	(13)
											46,642	(12)	2,707,568	(13)
											25,854	(14)	1,500,825	(13)
Brad M. Cerepak			33,038	(1)	66.59	2/10/2021
			51,306	(2)	42.88	2/11/2020
			29,577	(15)	35.50	6/8/2019
							40,000	(16)	2,322,000	(17)
											4,506	(11)	261,573	(13)
											6,996	(12)	406,118	(13)
Thomas W. Giacomini			27,031	(1)	66.59	2/10/2021
			41,978	(2)	42.88	2/11/2020
			34,762	(3)	29.45	2/12/2019
	32,270	(4)			42.30	2/14/2018
	10,550	(5)			50.60	2/8/2017
	10,712	(6)			46.00	2/2/2016
	5,843	(7)			38.00	2/10/2015
	4,984	(8)			41.25	2/12/2014
							10,000	(18)	580,500	(17)
											4,506	(11)	271,573	(13)
											6,996	(12)	406,118	(13)
											5,794	(14)	336,342	(13)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested (S)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)
Raymond C. Hoglund			27,031	(1)	66.59	2/10/2021
			41,978	(2)	42.88	2/11/2020
			51,570	(3)	29.45	2/12/2019
	22,543	(4)			42.30	2/14/2018
	17,853	(5)			50.60	2/8/2017
	16,465	(6)			46.00	2/2/2016
											4,506	(11)	261,573	(13)
											6,996	(12)	406,118	(13)
											8,596	(14)	498,998	(13)
William W. Spurgeon, Jr.			27,031	(1)	66.59	2/10/2021
			41,978	(2)	42.88	2/11/2020
			53,633	(3)	29.45	2/12/2019
	49,787	(4)			42.30	2/14/2018
	38,419	(5)			50.60	2/8/2017
	40,500	(6)			46.00	2/2/2016
	46,042	(7)			38.00	2/10/2015
	9,291	(8)			41.25	2/12/2014
	13,557	(9)			24.50	2/13/2013
	7,598	(10)			38.00	2/14/2012
											4,506	(11)	261,573	(13)
											6,996	(12)	406,118	(13)
											8,938	(14)	518,851	(13)
David R. Van Loan			27,031	(1)	66.59	2/10/2021
			41,978	(2)	42.88	2/11/2020
			59,822	(3)	29.45	2/12/2019
	55,532	(4)			42.30	2/14/2018
	44,822	(5)			50.60	2/8/2017
							15,200	(19)	882,360	(17)
											4,506	(11)	261,573	(13)
											6,996	(12)	406,118	(13)
											9,970	(14)	578,758	(13)

(1)	SSARs granted on February 10, 2011 that are not exercisable until February 10, 2014.

(2)	SSARs granted on February 11, 2010 that are not exercisable until February 11, 2013.

(3)	SSARs granted on February 12, 2009 that became exercisable on February 12, 2012.

(4)	SSARs granted on February 14, 2008 that became exercisable on February 14, 2011.

(5)	SSARs granted on February 8, 2007 that became exercisable on February 8, 2010.

(6)	SSARs granted on February 2, 2006 that became exercisable on February 2, 2009.

(7)	Stock options granted on February 10, 2005 that became exercisable on February 10, 2008.

(8)	Stock options granted on February 12, 2004 that became exercisable on February 12, 2007.

(9)	Stock options granted on February 13, 2003 that became exercisable on February 13, 2006.

(10)	Stock options granted on February 14, 2002 that became exercisable on February 14, 2005.

(11)	Performance shares granted on February 10, 2011 that vest and become payable on February 10, 2014 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (200%).

(12)	Performance shares granted on February 11, 2010 that vest and become payable on February 11, 2013 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (200%).

(13)	The amount reflects the number of performance shares payable based on achievement of the maximum level of performance multiplied by $58.05, the closing price of our common stock on December 30, 2011.

(14)	Performance shares granted on February 12, 2009 that vested and become payable on February 12, 2012 subject to the achievement of the applicable performance goal. The amount reflected in the table represents the number of shares payable based on achievement of the maximum level of performance (200%). The number of shares actually earned and paid out are shown under “— Performance Shares” on page 42.

(15)	SSARs granted on June 8, 2009 that are not exercisable until June 8, 2012.

(16)	Restricted stock granted on February 10, 2011 that vests on February 10, 2016.

(17)	The amount reflects the number of shares granted multiplied by $58.05, the closing price of our common stock on December 30, 2011.

(18)	Restricted stock granted on February 11, 2010 that vests on February 11, 2013.

(19)	Restricted stock granted on February 10, 2011 that vested on February 10, 2012.

All awards listed above, beginning with grants made in 2005, were made under the 2005 Plan. The 2005 Plan provides for stock options and SSAR grants, cash performance awards, performance share awards and restricted stock awards. A maximum of 20,000,000 shares of common stock may be issued under the 2005 Plan, of which only 10% (i.e. 2,000,000 shares) may be granted as performance share awards or restricted shares.

Stock options granted in 2005 are non-qualified stock options. In 2006, we began granting SSARs instead of stock options. An SSAR allows the plan participant to receive the increase, if any, in the fair market value of the number of shares of common stock underlying the award during the life of the award over a base price set on the date of grant. The amount payable upon the exercise of the SSAR will be paid to the plan participant in shares of common stock. The committee determines the exercise price for options and the base price of SSARs, which may not be less than the closing price of our common stock on the NYSE on the date of grant. All options and SSARs granted under the 2005 Plan have a 10-year term and are not exercisable for the first three years of that term.

The committee may make restricted stock awards to employees under the 2005 Plan, provided that it may not grant a single recipient more than 600,000 shares of restricted stock in any year. The committee determines the vesting period, of not less than one year or more than five years, with respect to a restricted stock award and whether other restrictions, including the satisfaction of any performance targets, are applicable to the award.

Beginning in 2009, the committee granted a portion of the value of the long-term incentive equity award to NEOs in the form of performance shares in lieu of SSARs. No participant may receive more than 600,000 shares of common stock in respect of performance share awards for any performance period.

The stock options listed above that were granted prior to 2005 were granted under the 1995 plan which provided for stock options, restricted stock awards and cash performance awards. The 1995 plan expired in January 2005, but some options remain outstanding under the plan.

Option Exercises and Stock Vested in 2011

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)
Robert A. Livingston
Brad M. Cerepak	—		—
Thomas W. Giacomini	—		—
Raymond C. Hoglund	—		—
William W. Spurgeon, Jr.	—		—
David R. Van Loan	79,120	(2)	1,748,110

(1)	The “value realized on exercise” provided in the table represents the difference between the closing price on the exercise date and the exercise price, multiplied by the number of shares underlying the option exercised.

(2)	Represents the exercise on February 2, 2011 of (a) a stock option granted on February 12, 2004, for 14,335 shares at an exercise price of $41.25 per share, (b) a stock option granted on February 10, 2005 for 20,411 shares at an exercise price of $38.00 per share and (c) an SSAR granted on February 2, 2006 for 44,374 shares at an exercise price of $46.00 per share. The closing price of Dover’s common stock on the NYSE on February 2, 2011 was $65.17.

Pension Benefits Through 2011

Name	Plan name	Number of Years Credited Service (#)	Normal Retirement Age (#)	Present Value of Accumulated Benefit ($)(8)	Payments during last fiscal year ($)
Robert A. Livingston (1), (2)	Pension Plan	10.0	65	149,000	Not offered
	PRP	28.4 (actual)	65	8,308,000	Not offered
Brad M. Cerepak (3)	Pension Plan	3.0	65	67,000	Not offered
	PRP	2.6 (actual)	65	174,000	Not offered
Thomas W. Giacomini (1), (4)	Pension Plan	12.0	65	147,000	Not offered
	PRP	8.3 (actual)	65	512,000	Not offered
Raymond C. Hoglund (1), (5)	Pension Plan	2.0	65	64,000	Not offered
	PRP	16.1 (actual)	65	2,902,000	Not offered
William C. Spurgeon, Jr. (1), (6)	Pension Plan	19.0	65	409,000	Not offered
	PRP	18.9 (actual)	65	2,690,000	Not offered
David R. Van Loan (1), (7)	Pension Plan	2.0	65	71,000	Not offered
	PRP	20.9 (actual plus prior service credit)	65	7,707,000	Not offered

(1)	Eligible to retire with the portion of his PRP benefit accrued through December 31, 2009 payable unreduced at age 62 with 10 years of service.

(2)	Mr. Livingston’s benefit under the Dover Pension Plan is based on 7.25 years of service while at Dover and 2.75 years which was earned prior to the date the company he worked for was acquired by Dover. The present value of Mr. Livingston’s PRP benefits assuming retirement at age 62 is $10,527,000.

(3)	Mr. Cerepak is not vested in the Dover Pension Plan or Dover PRP benefits as of December 31, 2011.

(4)

Mr. Giacomini started to accrue a benefit under the Pension Plan effective January 1, 2008. The above table includes value of pension benefits that Mr. Giacomini earned prior to the date the company he worked for was acquired by Dover. This benefit is based upon 4 years of credited service at Dover and 8 years of credited service at the prior company. The present value of Mr. Giacomini’s PRP benefits assuming retirement at age 62 is $720,000.

(5)	The present value of Mr. Hoglund’s PRP benefits assuming retirement at age 62 is $3,604,000.

(6)	The present value of Mr. Spurgeon’s PRP benefits assuming retirement at age 62 is $3,517,000.

(7)	Mr. Van Loan retired as of December 31, 2011. The present value of his benefits is based on the actual benefit payments that are payable from the Dover Pension Plan and the PRP, determined based on actual plan provisions and assumptions as of his retirement date instead of proxy methodology.

(8)	This amount was earned by the named executive officer over his years of service. Except for Mr. Van Loan, the present value of benefits was calculated assuming that the executive will receive a single lump sum payment upon retirement at the later of his current age or age 65.

The amounts shown in the Pension Benefits table above are actuarial present values of the benefits accumulated through December 31, 2011, except for the amounts shown for Mr. Van Loan. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the assumed discount rate, would be sufficient on an average basis to provide estimated future payments totaling the current accumulated benefit. For purposes of the table, the assumed retirement age for each named executive officer is 65, the normal retirement age under each plan. Actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.

Pension Plan

We have a pension plan for which Dover employees, and the employees of our participating subsidiaries, are eligible to become participants after they have completed one year of service. Benefits under the pension plan, including those for the applicable NEOs, are determined by multiplying a participant’s years of credited service (up to a maximum of 35 years) by a percentage of their final average compensation, subject to statutory limits applicable to tax-qualified pension plans.

Pension plan participants generally vest in their benefits after five years of employment or, if earlier, upon reaching age 65, which is the normal retirement age under the plan. All NEOs who participate in the pension plan, except for Mr. Cerepak, are vested in their pension plan benefits and are eligible to begin receiving reduced benefits if their employment terminates before normal retirement age.

Pension Replacement Plan

We also maintain the PRP, which is a non-qualified plan for tax purposes, to provide benefits to certain employees whose compensation and pension plan benefits are greater than the compensation and benefit limits applicable to tax-qualified pension plans. Prior to January 1, 2010, our plan which provided non-qualified retirement benefits was the SERP. Effective January 1, 2010, the SERP was amended to provide reduced benefits that are more consistent with the benefits provided under the pension plan and its name was changed to the PRP.

Employees are eligible to participate in the PRP if they hold certain positions within Dover or its subsidiaries, are U.S. taxpayers and earn more than a set percentage above the Internal Revenue Code’s compensation limits for tax-qualified pension plans. Dover’s CEO may designate other employees as eligible and may revoke the eligibility of participants.

The formula for determining benefits accrued under the PRP after December 31, 2009, before offsets, is determined using the same benefit formula as under the pension plan, except that the Internal Revenue Code’s limits on compensation and benefits applicable to tax-qualified pension plans will not apply. Benefits under the former SERP, before offsets, were determined by multiplying the participant’s years of actual service with Dover companies, plus, in limited cases, prior service credit (to a combined maximum of 30 years) by a percentage of the participant’s final average compensation as defined under the plan.

Benefits payable under the PRP or SERP are reduced by the amount of company-provided benefits under any other retirement plans, including the pension plan, as well as the company-paid portion of social security benefits. Effective January 1, 2010, PRP participants must complete five years of service to vest in their benefits. All NEOs who participate in the PRP, except Mr. Cerepak, are fully vested in their benefits and are eligible to begin receiving benefits upon termination of employment. Effective January 1, 2010, PRP benefits may be forfeited for “cause” (defined as conviction of a felony which places a Dover company at legal or other risk or is expected to cause substantial harm to the business of a Dover company or its relationships with employees, distributors, customers or suppliers).

Normal retirement age for purposes of the PRP is age 65. Certain employees who were participants on or before March 1, 2010 will be entitled to receive the portion of their benefits that accrued through December 31, 2009 without any reduction due to early retirement if they retire after they reach age 62 and complete 10 years of service. Generally, benefits accrued after December  31, 2009 will be subject to early retirement reduction factors consistent with the reduction factors in the pension plan.

Nonqualified Deferred Compensation in 2011

Name	Plan Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
Robert A. Livingston	Deferred Compensation Plan (2)	n/a	n/a	n/a	n/a	n/a
	Executive Deferred Income Plan (3)	n/a	n/a	15,552	n/a	316,930
Brad M. Cerepak	Deferred Compensation Plan (2)	n/a	n/a	n/a	n/a	n/a
Thomas W. Giacomini	Deferred Compensation Plan	0	0	(38,442)	0	1,665,130
Raymond C. Hoglund	Deferred Compensation Plan	0	0	9,989	0	2,071,226
William W. Spurgeon, Jr.	Deferred Compensation Plan	0	0	(92,202)	0	720,960
David R. Van Loan	Deferred Compensation Plan (2)	n/a	n/a	n/a	n/a	n/a

(1)	If any amounts were shown as executive contributions in 2011 they would be included in the Summary Compensation Table in the salary, bonus or non-equity incentive plan compensation columns, as appropriate, for the respective officers.

(2)	Messrs. Livingston, Cerepak and Van Loan have elected not to participate in the deferred compensation plan.

(3)	In 1984-1985, we offered our executive officers an executive deferred income plan (the “EDIP”). Mr. Livingston participated in the EDIP, pursuant to which he elected to defer certain income during the period 1985-1988. We will repay this deferred income to him (or his estate) beginning when Mr. Livingston has reached age 65 and retired from our company, and continuing thereafter for a period of 15 years. The amount Mr. Livingston deferred, $20,000, will be repaid together with interest compounding at the rate of 12.5%, through December 31, 2008. This was a competitive market interest rate at the time the program was introduced. As of January 1, 2009 and for each January 1 thereafter, Mr. Livingston’s deferrals plus interest credited thereon through December 31, 2008, will be credited with interest, compounded annually, at a rate equal to Moody’s Aa Corporate Bond Index published on December 31 of the preceding year. As part of the EDIP, we purchased whole life insurance policies payable to us to fund the anticipated cost of this program. This plan has been closed since 1988.

Our deferred compensation plan is a nonqualified plan that permits select key management and highly compensated employees on a US payroll to irrevocably elect to defer up to 50% of salary and 100% of bonus and cash performance payments. Although we may make discretionary contributions to the plan, we have never done so and do not currently expect to do so.

Amounts deferred under the plan are credited with hypothetical investment earnings based on the participant’s investment elections made from among investment options designated under the plan. Participants are 100% vested in all amounts they defer, as adjusted for any earnings and losses on such deferred amounts. Effective as of January 1, 2010, a hypothetical investment option that tracks the value of Dover common stock, including any dividend payments, was added to the plan. This Dover stock unit fund does not actually hold any Dover stock, and participants who elect to participate in this option do not own any Dover common stock, or have any voting or other rights associated with the ownership of our common stock. Participants’ accounts are credited with the net returns of shares of our common stock equal to the number of stock units held by the participant. All distributions from the stock unit fund will be paid in cash. Balances allocated into the stock unit fund must remain in the stock unit fund for the remainder of the participant’s participation in the plan.

Generally, deferred amounts will be distributed from the plan only on account of retirement at age 65 (or age 55 with 10 years of service), disability or other termination of service, or at a scheduled in-service withdrawal date chosen by the participant. Distributions from the stock unit fund will only be made after termination of service.

Potential Payments upon Termination or Change-in-Control

The discussion and tables below describe the payments to which each of the NEOs would be entitled in the event of termination of such executive’s employment or a change-in-control.

In November 2010, Dover adopted an executive severance plan (the “severance plan”) and senior executive change-in-control severance plan (the “CIC severance plan”). The severance plan creates a consistent and transparent severance policy for determining benefits for all similarly-situated executives and formalizes Dover’s current executive severance practices. All of our executives, including our NEOs, are eligible to participate in the severance plan. The CIC severance plan likewise establishes a consistent policy regarding double-trigger change-in-control severance payments based on current market practices. The CIC severance plan will apply to all executives who are subject to Dover’s senior executive shareholding guidelines on the date of a change-in-control (as defined in the plan), including all NEOs. Each of the severance plan and the CIC severance plan gives Dover the right to recover amounts paid to an executive under the plan as required under any claw-back policy of Dover as in effect from time to time or under applicable law. Prior to the adoption of the CIC severance plan, Dover had historically provided double-trigger change-in-control payments under individual agreements that had been put in place for all of the NEOs other than Mr. Cerepak. These agreements have not been renewed and the applicable tail periods will expire on July 1, 2013.

The 2005 Cash and Equity Incentive Plan and Dover’s other benefit plans each have their own provisions relating to rights and obligations under the plan upon termination.

Payments Made Upon Termination (Without a Change-in-Control)

Payments Made Upon Voluntary Termination

A named executive officer who voluntarily terminates his employment:

•	will be entitled to payment of cash performance awards and performance share awards for which the performance period had been completed but payout had not yet occurred, subject to the satisfaction of performance targets and certification by the compensation committee that the performance targets have been met;

•	will be entitled to exercise vested stock options or SSARs until the end of three months following the date of termination or any earlier expiration of the award;

•	will receive a single lump sum payment of amounts accrued and vested in the deferred compensation plan and PRP (other than grandfathered benefits for which different distribution options may be available); and

•	will forfeit cash performance awards and performance share awards for which the performance period has not been completed as well as unvested stock options, SSARs and restricted stock awards.

Payments Made Upon Involuntary Termination (other than for cause)

A named executive officer who is involuntarily terminated other than for cause:

•	will be entitled to salary continuation for a 12-month period following termination plus an additional monthly amount equal to the then cost of COBRA health continuation coverage based on the level of health care coverage in effect on the termination date, if any, for the lesser of 12 months or the period that the executive receives COBRA benefits;

•	will be entitled to an amount equal to the pro rata portion of the annual incentive bonus paid to the executive for the prior year or of the target annual incentive bonus payment for the year in which termination occurs (in each case subject to the discretion of the compensation committee to reduce the payment amount) depending on whether the executive is a “covered employee” under 162(m);

•	will be entitled to payment of cash performance awards and performance share awards for which the performance period had been completed but payout had not yet occurred. (subject to the satisfaction of performance targets and certification by the compensation committee that the performance targets have been met; and provided that the committee may choose to permit an executive eligible for early retirement under the 2005 Plan to take early retirement for purposes of the awards under the 2005 Plan);

•

will be entitled to a pro rata portion of the payment, if any, the executive would have earned under a cash performance award with a scheduled payment date next following the date of termination (subject to the satisfaction of performance targets applicable to the award for the applicable period and the terms of the 2005 Plan, including the discretion of the compensation committee to reduce the payment; and provided that an executive eligible for early retirement under the 2005 Plan may be treated as taking early retirement for purposes of the cash performance award);

•	will be entitled to exercise vested stock options or SSARs until the end of three months following the date of termination or any earlier expiration of the award;

•	will receive a single lump sum payment of amounts accrued and vested in the deferred compensation plan and PRP (other than grandfathered benefits for which different distribution options may be available);

•	will forfeit other cash performance awards and performance share awards for which the performance period has not been completed as well as unvested stock options, SSARs and restricted stock awards; and

•	will receive $10,000 in outplacement services.

Payments Made Upon Termination for Cause

A named executive officer whose employment is terminated by us for cause will forfeit all outstanding cash and equity awards, whether or not vested or exercisable. The executive will receive a payment of amounts deferred and accrued in the deferred compensation plan but will forfeit benefits under the PRP as described in the applicable plan description above.

Payments Made Upon Normal Retirement

A named executive officer who retires at the normal retirement age under the applicable plan:

•	will be entitled to receive on the normal payout date the payout of any previously-granted cash performance award or performance share award that would have been earned had he or she continued to be a Dover employee through the payout date, subject to the satisfaction of performance targets and certification by the compensation committee that the performance targets have been met;

•	will continue to vest in options and SSARs held as of the retirement date and may exercise them after vesting until the earlier of their expiration date or the end of the 60-month period following retirement; and

•	will be entitled to receive payment of amounts deferred and accrued in the deferred compensation plan and amounts vested in the PRP in accordance with the terms of those plans and the officer’s elections thereunder.

Normal retirement is defined as retirement at age 62 under the 2005 Plan, 65 under the pension plan and the PRP, and 65 (or 55 with 10 years of service) under the deferred compensation plan.

Payments Made Upon Early Retirement

Early retirement is defined in each of the deferred compensation plan, the PRP and the pension plan as described in the applicable plan description above. With respect to awards under the 2005 Plan, early retirement is defined as termination for any reason other than normal retirement, death, disability or cause, under one of the following circumstances:

•	the executive has at least 10 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 65 (the “Rule of 65”) and the executive terminates employment on at least 6 months’ notice;

•	the executive has at least 15 years of service with a Dover company and the sum of his or her age and years of service on the date of termination equals at least 70 (the “Rule of 70”) and the executive terminates employment on at least 6 months’ notice; or

•	the executive’s employment terminates because the company or line of business in which he or she is employed is sold and the executive remains employed in good standing through the closing date of the sale (“sale of a company”).

A named executive officer who takes early retirement (as defined in the applicable plan):

•	will be entitled to receive payment of amounts deferred and accrued in the deferred compensation plan and amounts vested in the PRP in accordance with the terms of the plans and the officer’s elections thereunder;

•	will be entitled to have his options and SSARs continue to vest and be exercisable for a period of 24 months, 36 months or 12 months following the date of early retirement under the Rule of 65, the Rule of 70 or sale of a company, respectively; (however, note that (1) an executive who is eligible to retire under the Rule of 65 or the Rule of 70 and who retires upon the sale of a company will be entitled to have his options and SSARs continue to vest and be exercisable in accordance with the Rule of 65 or Rule of 70 treatment, as the case may be, and (2) options and SSARs can never be exercised after the expiration of their 10-year term); and

•	at the discretion of the compensation committee, may receive all or a portion of the remaining payouts of cash performance awards or performance share awards outstanding on the date of early retirement under the Rule of 65 or the Rule of 70, subject to satisfaction of performance targets and certification by the committee that such performance targets have been met. Any such payouts will be made on the regular payout dates for the awards. All outstanding cash performance awards and performance shares are canceled under early retirement upon the sale of a company.

Any person who takes early retirement under the 2005 Plan (unless he or she waives the early retirement benefits) is deemed to have expressly agreed that he or she will not compete with us on the following terms: the participant will not compete with us or any of our companies at which he or she was employed within the three years immediately prior to his or her termination, in the geographic areas in which we or that company actively carried on business at the end of the participant’s employment, for the period during which early retirement affords him or her enhanced benefits.

If the participant fails to comply with the non-compete provision, he or she forfeits the early retirement enhanced benefits referred to above and must return to Dover the economic value previously realized by reason of such benefits.

Payments Made Upon Disability or Death

A named executive officer who dies or becomes permanently disabled (or, if he or she has died, the officer’s beneficiary or estate):

•	will be entitled to receive on the normal payout date a portion of each cash performance payout or performance share payout that he or she would have earned had the officer continued to be a Dover employee through the payout or distribution date prorated on the basis of the performance period during which the officer served and subject to satisfaction of the applicable performance targets, unless the committee determines otherwise;

•	will become immediately vested in any unvested options or SSARs, and all options and SSARs may be exercised until the earlier of their expiration date or the end of the 60-month period following the officer’s death or disability;

•	will be entitled to receive payment of all amounts deferred and accrued in the deferred compensation plan and all amounts vested in the pension plan and the PRP in accordance with the terms of those plans and the officer’s elections thereunder; and

•	will be entitled to receive life insurance proceeds of $1,000,000 in the event of accidental death, or benefits of up to $15,000 per month offset by retirement benefits paid by Dover in the event of disability.

The table below shows the aggregate amount of potential payments and other benefits that each named executive officer would have been entitled to receive if his employment had terminated in certain circumstances, other than as a result of a change-in-control, on December 31, 2011. The amounts shown assume that termination was effective as of December 31, 2011, include amounts earned through such time and are estimates of the amounts which could have been paid out to the executives upon their termination at that time. The actual amounts to be paid out can only be determined at the time of each executive’s separation from our company. Annual bonuses are discretionary and are therefore omitted from the tables. As of December 31, 2011, Messrs. Livingston and Spurgeon were eligible for early retirement under the Rule of 70. No named executive officer was eligible for normal retirement as of December 31, 2011, so we have omitted that column from the table. Mr. Van Loan retired prior to December 31, 2011, so he has not been included in the table.

	Voluntary Termination ($)(1)		Involuntary Not for Cause Termination ($)(2)		For Cause Termination ($)		Early Retirement under Rule of 65 or Rule of 70 ($)

Robert A. Livingston
Cash severance	n/a		3,000,000		n/a		n/a
Cash performance award	n/a		1,479,779	(3)	0		1,479,779	(3)
Performance share award	n/a		3,214,635	(4)	0		3,214,635	(4)
Stock options/SSARs	n/a		13,158,667	(5)	0		13,158,667	(5)
Retirement plan payments	n/a		11,141,542	(6)	157,726	(7)	11,141,542	(6)
Deferred comp plan	n/a		280,503	(8)	280,503	(8)	280,503	(8)
Health and welfare benefits	n/a		20,333		0		0
Outplacement	n/a		10,000		n/a		n/a
Total:	n/a		32,305,459		438,229		29,275,126

Brad M. Cerepak
Cash severance	n/a		1,150,000		n/a		n/a
Cash performance award	0		0		0		n/a
Performance share award	0		0		0		n/a
Stock options/SSARs	0		0		0		n/a
Restricted share award	0		2,322,000	(9)	0		n/a
Retirement plan payments	0		0		0		n/a
Deferred comp plan	0		0		0		n/a
Health and welfare benefits	0		20,333		0		n/a
Outplacement	n/a		10,000		n/a		n/a
Total:	0		3,502,333		0		n/a

Thomas W. Giacomini
Cash severance	n/a		1,435,000		n/a		n/a
Cash performance award	0	(3)	0	(3)	0		n/a
Performance share award	185,644	(4)	185,644	(4)	0		n/a
Stock options/SSARs	916,813	(10)	916,813	(10)	0		n/a
Restricted share award	0		580,500	(9)	0		n/a
Retirement plan payments	838,290	(6)	838,290	(6)	134,755	(7)	n/a
Deferred comp plan	1,665,130	(11)	1,665,130	(11)	1,665,130	(11)	n/a
Health and welfare benefits	0		20,333		0		n/a
Outplacement	n/a		10,000		n/a		n/a
Total:	3,605,877		5,651,710		1,799,885		n/a

Raymond C. Hoglund
Cash severance	n/a		1,405,000		n/a		n/a
Cash performance award	656,233	(3)	656,233	(3)	0		n/a
Performance share award	275,447	(4)	275,447	(4)	0		n/a
Stock options/SSARs	686,460	(10)	686,460	(10)	0		n/a
Retirement plan payments	3,715,904	(6)	3,715,904	(6)	61,852	(7)	n/a
Deferred comp plan	2,071,226	(11)	2,071,226	(11)	2,071,226	(11)	n/a
Health and welfare benefits	0		17,684		0		n/a
Outplacement	n/a		10,000		n/a		n/a
Total:	7,405,270		8,837,954		2,133,078		n/a

William W. Spurgeon, Jr.
Cash severance	n/a		1,910,000		n/a		n/a
Cash performance award	n/a		1,676,000	(3)	0		1,676,000	(3)
Performance share award	n/a		644,355	(4)	0		644,355	(4)
Stock options/SSARs	n/a		5,415,510	(5)	0		5,415,510	(5)
Retirement plan payments	n/a		4,053,423	(6)	380,978	(7)	4,053,423	(6)
Deferred comp plan	n/a		720,960	(11)	720,960	(11)	720,960	(11)
Health and welfare benefits	n/a		20,333		0		0
Outplacement	n/a		10,000		n/a		n/a
Total:	n/a		14,450,581		1,101,938		12,510,248

(1)	Messrs. Livingston and Spurgeon are eligible for early retirement. Accordingly, we have assumed that each would take early retirement rather than voluntarily termination.

(2)	Dover anticipates allowing anyone eligible for Early Retirement under the Rule of 65 or 70 to take early retirement in the event of involuntary termination for awards under the 2005 Plan. Accordingly, for Messrs. Livingston and Spurgeon, this column reflects the applicable early retirement treatment of their cash performance awards, performance shares, stock options and SSARs.

(3)	This amount includes the payout for the performance period 2009-2011. Additionally, for Early Retirement under the Rule of 65 or 70, this amount includes, an assumed pro rata payout in February 2013 at the 100% level of the cash performance award made in February 2010 for the three-year performance period 2010-2012, and an assumed pro rata payout in February 2014 at the 100% level of the cash performance award made in February 2011 for the three-year performance period 2011-2013. This calculation assumes that the compensation committee approves payouts for the performance periods for the NEO.

(4)	This amount includes the payout for the performance period 2009-2011. Additionally, for Early Retirement under the Rule of 65 or 70, this amount reflects an assumed pro rata payout in February 2013 at the 200% level of the performance share award made in February 2010 for the three-year performance period 2010-2012, and an assumed pro rata payout in February 2014 at the 200% level of the performance share award made in February 2011 for the three-year performance period 2011-2013. This calculation assumes that the compensation committee approves payout for the performance periods for the NEO.

(5)	This amount reflects the value of vested options and SSARs as of December 31, 2011, which is the difference between the closing price of $58.05 per share of our common stock on December 31, 2011, and the exercise price of each option and SSAR award multiplied by the number of shares covered by such award, plus the value of unvested options and SSARs that would vest within 36 months following the executive’s retirement valued in the same manner.

(6)	This amount reflects benefits accrued under the PRP and pension plan as of December 31, 2011.

(7)	This amount reflects benefits accrued under the pension plan as of December 31, 2011. Benefits accrued under the PRP are forfeited in the event of a termination for cause as defined in the PRP.

(8)	This amount reflects benefits accrued under the EDIP as of December 31, 2011.

(9)	This amount reflects the value of unvested restricted stock awards as of December 31, 2011.

(10)	This amount reflects the value of vested options and SSARs as of December 31, 2011, as described in Note (5).

(11)	These amounts reflect compensation deferred by the executive and earnings accrued thereon under the deferred compensation plan as of December 31, 2011; no increase in such benefits would result from the termination event.

Potential Payments in Connection with a Change-in-Control (Without Termination)

As discussed below, the payment of severance benefits following a change-in-control is subject to a double-trigger — that is, such benefits are payable only upon certain specified termination events following a change-in-control. However, rights of an executive under the 2005 Plan, the deferred compensation plan, the pension plan, the PRP and other incentive and benefit plans are governed by the terms of those plans and typically are effected by the change-in-control event itself, even if the executive continues to be employed by us or a successor company following the change-in-control.

Under the 2005 Plan, upon a change-in-control, all outstanding options and SSARs will immediately become exercisable in accordance with the terms of the appropriate stock option or SSAR agreement. All outstanding cash performance awards and performance share awards immediately vest and become immediately due and payable. The performance periods of all outstanding cash performance awards and performance share awards terminate on the last day of the month prior to the month in which the change-in-control occurs. The participant is entitled to a payment, the amount of which is determined in accordance with the plan and the relevant cash performance award or performance share award agreement, which is then pro rated based on the portion of the performance period that the participant completed prior to the change-in-control.

Each person granted an award under the 2005 Plan is deemed to agree that, upon a tender or exchange offer, proxy solicitation or other action seeking to effect a change-in-control of Dover, he or she will not voluntarily terminate employment with us or any of our companies and, unless terminated by us, will continue to render services to us until the person seeking to effect a change-in-control of our company has abandoned, terminated or succeeded in such person’s efforts to effect the change-in-control.

Under the PRP, upon a change-in-control, each participant will become entitled to receive the actuarial value of the participant’s benefit accrued through the date of the change-in-control. Under the deferred compensation plan, amounts deferred under the plan will continue to accrue any earnings and will be payable in accordance with the elections made by the executive officer.

The following table shows the aggregate potential equity values and potential payments under plans to which each of the continuing NEOs would have been entitled upon a change-in-control on December 31, 2011.

Named Executive Officer	Stock Options/ SSARs ($)	Cash Performance Awards ($)	Restricted Stock Awards	Performance Share Awards ($)	PRP and Pension Plan ($)	Deferred Compensation Plan ($)
Robert A. Livingston	13,158,667	1,424,223	0	3,090,995	10,983,774	280,503	(1)
Brad M. Cerepak	1,445,273	283,333	2,322,000	339,389	157,544	0
Thomas W. Giacomini	2,547,812	377,778	580,500	525,033	703,535	1,665,130
Raymond C. Hoglund	2,798,169	1,034,011	0	614,836	3,654,052	2,071,226
William W. Spurgeon, Jr.	5,415,510	1,653,778	0	625,808	3,672,445	720,960

(1)	This includes the present value of payments under the EDIP which begin at age 65 and continue monthly for 15 years, which amount will not be received as a lump sum.

Potential Payments Upon Termination Following a Change-in-Control

Under the CIC severance plan, an NEO covered by the plan will be entitled to receive severance payments if, within 18 months after the change-in-control, either his employment is terminated by Dover without “cause” or the executive terminates employment for “good reason,” as such terms are defined in the plan. The severance payments will consist of:

•	A lump sum payment equal to 2.99 (2.0 for a termination date that occurs after December 31, 2015) multiplied by the sum of (i) the executive’s annual salary on the termination date or the change-in-control date, whichever is higher, and (ii) his target annual incentive bonus for the year in which the termination or the date of the change-in-control occurs, whichever is higher; and

•	A lump sum payment equal to the then cost of COBRA health continuation coverage, based on the level of health care coverage in effect on the termination date, if any, for one year.

No executive may receive severance benefits under more than one plan or arrangement. If Dover determines that (i) any payment or distribution to an executive in connection with change-in-control, whether under the CIC severance plan or otherwise, would be subject to excise tax as an excess parachute payment under the Internal Revenue Code and (ii) the executive would receive a greater net-after-tax amount by reducing the amount of the severance payment, Dover will reduce the severance payments made under the CIC severance plan to the maximum amount that might be paid (but not less than zero) without the executive becoming subject to the excise tax. The CIC severance plan does not provide any gross-up for excise taxes.

As discussed above, some NEOs had individual severance agreements that were in effect at the time the CIC severance plan was put into effect. These agreements have not been renewed and the applicable 18 month tail periods expire on July 1, 2013. Under those agreements, if we terminate an executive for any reason other than “cause,” death or “disability” or the executive resigns for “good reason” (as such terms are defined in the agreements) within 18 months’ after a change-in-control, the executive is entitled to severance benefits, payable in a lump sum in cash (the “lump sum amount”) then equal to the sum of:

•	three times the executive’s salary immediately prior to the date of termination or, if higher, immediately prior to the first occurrence or circumstance constituting good reason; and

•	three times the average annual bonus earned by the executive for the three fiscal years ending immediately prior to the fiscal year in which the termination date occurred, or if higher, immediately prior to the fiscal year in which the change-in-control occurred.

In addition, the executive is entitled to the life, accident and health insurance plans that we provided prior to the change-in-control (or equivalent benefits) at no direct cost to the executive, for a period of three years from the date of termination, and indemnification of the executive for any costs incurred in any litigation or arbitration by any person in connection with the enforcement or interpretation of the change-in-control agreement, plus pre-judgment interest on any judgment with respect thereto.

Upon a change-in-control, an executive who is party to a change-in-control agreement may be subject to a 20% excise tax under Section 280G of the Internal Revenue Code to the extent that the executive receives an “excess parachute payment.” Under the change-in-control agreements, all of which, including applicable tails, expire with respect to the NEOs on July 1, 2013, we have agreed to reimburse the executive for all excise taxes that are imposed on the executive under Section 280G with respect to the cash lump sum amount described above (depending on certain factors involved in the calculation of such taxes) and any income or excise taxes that are payable by the executive as a result of our reimbursement of such Section 280G excise taxes. Once these agreements, including applicable tails, expire, no NEO will be entitled to tax gross-ups in connection with a change-in-control.

The following table shows the potential payments and other benefits that each of the NEOs would have been entitled to receive upon involuntary or good reason termination following a change-in-control on December 31, 2011.

Named Executive Officer	Lump Sum Amount ($)	Health and Welfare Benefits ($)	Outplacement ($)	280G Tax Gross-Up/ Cutback Amount ($)(2)	Total ($)(1)
Robert A. Livingston	6,800,000	60,999	n/a	2,048,812	8,909,811
Brad M. Cerepak	3,438,500	20,333	10,000	0	3,468,333
Thomas W. Giacomini	3,451,000	60,999	n/a	1,368,248	4,880,247
Raymond C. Hoglund	3,743,000	53,051	n/a	1,060,257	4,856,308
William W. Spurgeon, Jr.	4,335,100	60,999	n/a	0	4,396,099

(1)	For additional potential amounts payable upon a change-in-control under Dover’s employee benefit plans, whether or not there is a termination of employment, see the table on page 68.

(2)	As discussed above, the CIC severance plan does not provide any gross-up for excise taxes. The gross-ups shown in this column are provided for in the individual change-in-control severance agreements that some of our NEOs had at the time the CIC severance plan was put into effect in 2010. These agreements for the NEOs have not been renewed and the applicable tail periods will expire on July 1, 2013.

SHAREHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

In order for shareholder proposals to be included in our proxy statement for the 2013 Annual Meeting, we must receive them at our principal executive offices, 3005 Highland Parkway, Suite 200, Downers Grove, Illinois, 60515, by November 19, 2012. All other shareholder proposals, including nominations for directors, in order to be voted on at the 2013 Annual Meeting, must be received by us not earlier than January 3, 2013, and not later than February 2, 2013 being, respectively, 120 days and 90 days prior to the date of the first anniversary of the 2012 Annual Meeting of Shareholders.

Dated: March 19, 2012

By authority of the board of directors,

JOSEPH W. SCHMIDT

Secretary

APPENDIX A

DOVER CORPORATION

2012 EQUITY AND CASH INCENTIVE PLAN

(Effective as of             , 2012)

A. PURPOSE AND SCOPE OF THE PLAN

1. Purposes. The 2012 Equity and Cash Incentive Plan is intended to promote the long-term success of Dover Corporation by providing salaried officers and other key employees of Dover Corporation and its Affiliates, on whom major responsibility for the present and future success of Dover Corporation rests, with long-range and medium-range inducement to remain with the organization and to encourage them to increase their efforts to make Dover Corporation successful. The Plan is also intended to attract and retain individuals of outstanding ability to serve as non-employee directors of Dover Corporation by providing them the opportunity to acquire a proprietary interest, or to increase their proprietary interest, in Dover Corporation.

2. Definitions.

“Affiliate” shall mean any Subsidiary or any corporation, trade or business (including without limitation, a partnership or limited liability company) that is directly or indirectly controlled (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Corporation or one of its Affiliates, and any other entity in which the Corporation or any of its Affiliates has a material equity interest and that is designated as an Affiliate by the Committee.

“Award” shall mean any award under this Plan of any Option, SSAR, Cash Performance Award, Restricted Stock, Restricted Stock Unit, Performance Shares, Deferred Stock Unit, or Directors’ Shares.

“Award Agreement” shall mean, with respect to each Award, a written or electronic agreement or communication between the Corporation and a Participant setting forth the terms and conditions of the Award. An Award Agreement may be required, as a condition of its effectiveness, to be executed by the Participant, including by electronic signature or other electronic indication of acceptance.

“Board” shall mean the Board of Directors of the Corporation as in office from time to time.

“Cash Performance Award” shall mean an Award of the right to receive cash at the end of a Performance Period subject to the achievement, or the level of performance, of one or more Performance Targets within such Performance Period, as provided in Paragraph 20.

“Cause” shall mean a Participant (a) engages in conduct that constitutes willful misconduct, dishonesty, or gross negligence in the performance of his or her duties and results in material detriment to the Corporation or an Affiliate; (b) breaches his or her fiduciary duties to the Corporation or an Affiliate; (c) willfully fails to carry out the lawful and ethical directions of the person(s) to whom he or she reports, which failure is not promptly corrected after notification; (d) engages in conduct that is demonstrably and materially injurious to the Corporation or an Affiliate, or that materially harms the reputation, good will, or business of the Corporation or an Affiliate; (e) engages in conduct that is reported in the general or trade press or otherwise achieves general notoriety and that is scandalous, immoral or illegal and materially harms the reputation, good will, or business of the Corporation or an Affiliate; (f) is convicted of, or enters a plea of guilty or nolo contendere (or similar plea) to, a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud; (g) is found liable in any Securities and Exchange Commission or other civil or criminal securities law action, or any cease and desist order applicable to him or her is entered (regardless of whether or not the Participant admits or denies liability); (h) uses, without authorization, confidential or proprietary information of the Corporation or an Affiliate or information which the Corporation or Affiliate is obligated not to use or disclose, or discloses such information without authorization and such disclosure results in material detriment to the Corporation or an Affiliate; (i) breaches any written agreement with the Corporation or an Affiliate not to disclose any information pertaining to the Corporation or an Affiliate or their customers, suppliers and businesses and such breach results in material detriment to the Corporation or an Affiliate; (j) materially breaches any agreement relating to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Corporation or an Affiliate; or (k) breaches any of the Corporation’s or an Affiliate’s policies applicable to him or her, whether currently in effect or adopted after the Effective Date of the Plan, and such breach, in the Committee’s judgment, could result in material detriment to the Corporation or an Affiliate.

“CEO” shall mean the Chief Executive Officer of the Corporation.

“Change of Control” shall mean Change of Control as defined in Paragraph 37.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be deemed to include a reference to any successor provisions thereto and the Treasury regulations and any guidance promulgated thereunder.

“Committee” shall mean the Compensation Committee of the Board or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the members of the Board that meet the qualifications below for membership on the Committee shall exercise all of the powers of the Committee granted herein, and, in any event, such members of the Board may in their discretion exercise any or all of such powers. All members of the Committee administering the Plan shall comply in all respects with any qualifications required by law, including specifically being a “non-employee director” for purposes of the rules promulgated under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code, and satisfying any other independence requirement under applicable exchange rules, law or regulations.

“Common Stock” shall mean the common stock of the Corporation, par value $1.00 per share.

“Corporation” shall mean Dover Corporation, a Delaware corporation, or any successor corporation.

“Covered Executive” shall mean any individual who is, or could be, a “covered employee” of the Corporation for purposes of Section 162(m) of the Code, as determined by the Committee.

“Deferred Stock Unit” shall mean a bookkeeping entry representing a right granted to a Non-Employee Director pursuant to Paragraph 35 of the Plan to receive a deferred payment of Directors’ Shares to be issued and delivered at the end of the deferral period elected by the Non-Employee Director.

“Directors’ Shares” shall mean the shares of Common Stock issuable to each eligible Non-Employee Director as provided in Paragraph 34.

“Disability” or “Disabled” shall mean the permanent and total Disability of the Participant within the meaning of Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code, except as otherwise determined by the Committee from time to time or as provided in an Award Agreement. The determination of a Participant’s Disability shall be made by the Committee in its sole discretion.

“Dividend Equivalents” shall mean a credit to a bookkeeping account established in the name of a Participant, made at the discretion of the Committee or as otherwise provided by the Plan, representing the right of a Participant to receive an amount equal to the cash dividends paid on one share of Common Stock for each share of Common Stock represented by an Award held by such Participant.

Dividend Equivalents (i) may only be awarded in connection with an Award other than an Option, SSAR or Cash Performance Award, (ii) shall be accumulated and become payable only if, and to the extent, the Award vests, and (iii) shall be paid at or after the vesting date of the Award.

“Early Retirement I” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least ten (10) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation), (ii) the sum of the Participant’s years of service plus his or her age on the date of such termination equals at least sixty five (65), (iii) the Participant satisfies the notice requirements set forth in the Plan, and (iv) the Participant complies with the non-competition restrictions in Paragraph 43. In order to be eligible for Early Retirement I or II, a Participant must give six (6) months advance notice of retirement and must continue to be employed by the Corporation (or any Affiliate provided such Affiliate continues to be owned by the Corporation throughout the notice period) and perform his or her duties throughout such notice period. Failure to satisfy the notice requirement will render the Participant ineligible for Early Retirement I and II notwithstanding the satisfaction by the Participant of all other applicable requirements. Dover’s CEO shall have the authority to reduce or waive the notice requirement.

“Early Retirement II” shall mean the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, (i) the Participant has at least fifteen (15) years of service with the Corporation and its Affiliates (service with an Affiliate shall be credited only for the period an Affiliate is owned by the Corporation), (ii) the sum of the Participant’s years of service plus his or her age on the date of such termination equals at least seventy (70), (iii) the Participant satisfies the notice requirements set forth in the Plan, and (iv) the Participant complies with the non-competition restrictions in Paragraph 43. In order to be eligible for Early Retirement II, a Participant must provide advance notice of such Early Retirement, continue to provide services, and perform his or her duties throughout such notice period as set forth in the definition of Early Retirement I above. Dover’s CEO shall have the authority to reduce or waive the notice requirement.

“Early Retirement III” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates due to the sale of stock or assets of the business unit by which the Participant is employed, (ii) the Participant is so employed in good standing by the business unit through the date of such sale, and (iii) the Participant complies with the non-competition restrictions in Paragraph 43.

“Effective Date” shall mean the Effective Date of the Plan as specified in Paragraph 55.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” with respect to any share of Common Stock as of any date of reference, shall be determined in good faith by the Committee on the basis of such considerations as the Committee deems appropriate from time to time, including, but not limited to, such factors as the closing price for a share of Common Stock on such day (or, if such day is not a trading day, on the next trading day) on the principal United States exchange on which the Common Stock then regularly trades, the average of the closing bid and asked prices for a share of Common Stock on such exchange on the date of reference, or the average of the high and low sales price of a share of Common Stock on such exchange on the date of reference. In the case of an Award subject to Section 409A of the Code, “Fair Market Value” shall be determined in accordance with Section 409A of the Code.

“ISO” shall mean any Option intended to be, and designated as, an incentive stock option within the meaning of Section 422 of the Code.

“Normal Retirement” shall mean (i) the termination of a Participant’s employment with the Corporation and its Affiliates if, at the time of such termination of employment, the Participant has attained age sixty two (62), and (ii) the Participant complies with the non-competition restrictions in Paragraph 43. In the event that the stock or assets of a business unit of the Corporation or an Affiliate that employs a Participant is sold, a Participant who has attained age 62 and remains employed by such business unit in good standing through the date of such sale, shall be treated as having terminated employment with the Corporation and its Affiliates in a Normal Retirement on the date of such sale, provided that the Participant complies with the non-compete restrictions in Paragraph 43.

“Non-Employee Director” shall mean a member of the Board who is not an employee of the Corporation or an Affiliate.

“Non-Qualified Stock Option” shall mean any Option that is not an ISO.

“Option” shall mean a right granted to a Participant to purchase Common Stock pursuant to Paragraph 6. An Option may be either an ISO or a Non-Qualified Stock Option.

“Participant” shall mean any employee of the Corporation or an Affiliate who is a salaried officer or other key employee, including salaried officers who are also members of the Board, and a Non-Employee Director.

“Performance Criteria” shall mean the business criteria listed on Exhibit A hereto on which Performance Targets shall be established.

“Performance Period” shall mean the period established by the Committee for measuring whether and to what extent any Performance Targets established in connection with an Award have been met. With respect to a Cash Performance Award and a Performance Share Award, a Performance Period shall be not less than three (3) full fiscal years of the Corporation, including the year in which an Award is made and may be shorter in the case of other Awards but not less than one full fiscal year.

“Performance Targets” shall mean the performance targets established by the Committee in connection with any Award based on one or more of the Performance Criteria that must be met in order for payment to be made with respect to such Award.

“Performance Share” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Paragraph 24 of the Plan to receive shares of Common Stock to be issued and delivered at the end of a Performance Period, subject to the achievement, or the level of performance, of one or more Performance Targets within such period.

“Plan” shall mean the Dover Corporation 2012 Equity and Cash Incentive Plan, as set forth herein, and as amended from time to time.

“Predecessor Plans” shall mean the Dover Corporation 2005 Equity and Cash Incentive Plan and the Dover Corporation 1996 Non-Employee Directors’ Stock Compensation Plan.

“Restricted Period” shall mean the period of time during which the Restricted Stock or Restricted Stock Units are subject to Restrictions pursuant to Paragraph 14.

“Restricted Stock” shall mean shares of Common Stock that are subject to an Award to a Participant under Paragraph 13 and may be subject to certain Restrictions or risks of forfeiture specified in the Award.

“Restricted Stock Unit” shall mean a bookkeeping entry representing a right granted to a Participant pursuant to an Award made under Paragraph 13 of the Plan to receive shares of Common Stock to be issued and delivered at the end of a specified period subject to any Restrictions or risks of forfeiture specified in the Award.

“Restrictions” shall mean the restrictions to which Restricted Stock or Restricted Stock Units are subject under the provisions of Paragraph 14, including any Performance Targets established by the Committee.

“Section 16 Person” shall mean those officers, directors, or other persons subject to Section 16 of the Exchange Act.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“SSAR” shall mean the right granted to a Participant under Paragraph 6 to be paid an amount measured by the appreciation in the Fair Market Value of Common Stock from the date of grant to the date of surrender of the Award, with payment to be made solely in shares of Common Stock as specified in the Award Agreement or as determined by the Committee.

“Subsidiary” shall mean any present or future corporation that is or would be a “subsidiary corporation” with respect to the Corporation as defined in Section 424 of the Code.

3. Successor Plan. No further Awards may be made under the Predecessor Plans after the Effective Date. Awards issued and outstanding under the Predecessor Plans as of the Effective Date shall continue to be administered pursuant to the provisions of the Predecessor Plans.

4. Administration.

(a) Administration by Committee. The Plan shall be administered and interpreted by the Committee.

(b) Powers. The Committee will have sole and complete authority and discretion to administer all aspects of the Plan, including but not limited to: (i) selecting the Participants to whom Awards may be granted under the Plan and the time or times at which such Awards shall be made; (ii) granting Awards; (iii) determining the type and number of shares of Common Stock to which an Award may relate and the amount of cash to be subject to Cash Performance Awards; (iv) determining the terms and conditions pursuant to which Awards will be made (which need not be identical), including, without limitation, the exercise or base price of an Option or SSAR Award, Performance Targets, Performance Periods, forfeiture restrictions, exercisability conditions, and all other matters to be determined in connection with an Award; (iv) determining whether and to what extent Performance Targets or other objectives or conditions applicable to Awards have been met; (vi) prescribing the form of Award Agreements, which need not be identical; (vii) determining whether and under what circumstances and in what form an Award may be settled; (viii) determining whether an Award is intended to satisfy Section 162(m) of the Code; and (ix) making all other decisions and determinations as may be required or appropriate under the terms of the Plan or an Award Agreement as the Committee may deem necessary or advisable for the administration of the Plan.

(c) Authority. The Committee shall have the discretionary authority to adopt, alter, repeal and interpret and construe such administrative rules, guidelines and practices governing this Plan, Awards and the Award Agreements, and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan and any Award Agreements relating thereto; to resolve any doubtful or disputed terms; and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award Agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purposes and intent of this Plan. The Committee may adopt sub-plans or supplements to, or alternative versions of, the Plan, Awards, or Award Agreements, or alternative forms of payment or settlement, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the laws, regulations, tax or accounting effectiveness, accounting principles, foreign exchange rules, or customs of, foreign jurisdictions whose citizens or residents may be granted Awards. The Committee may impose any limitations and restrictions that it deems necessary to comply with the laws of such foreign jurisdictions and modify the terms and conditions of any Award granted to Participants outside the Untied States.

(d) Effect of Actions. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Corporation, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Corporation and all employees and Participants and their respective heirs, executors, administrators, successors and assigns and any persons claiming rights under this Plan or an Award. A Participant or other person claiming rights under this Plan may contest a decision or action by the Committee with respect to an Award or such other person only on the ground that such decision or action was arbitrary, capricious, or unlawful, and any review of such decision or action by the Board or otherwise shall be limited to determining whether the Committee’s decision or action was arbitrary, capricious or unlawful.

(e) Legal Counsel. The Corporation, the Board or the Committee may consult with legal counsel, who may be counsel for the Corporation or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

(f) Delegation to CEO and President. The Committee may delegate all or a portion of its authority, power and functions (other than the power to grant awards to Section 16 Persons or Covered Executives) to the CEO to the extent permitted under Delaware corporate law. To the extent and within the guidelines established by the Committee, the CEO shall have the authority to exercise all of the authority and powers granted to the Committee under this Paragraph 4, including the authority to grant Awards, without the further approval of the Committee. The CEO may delegate all or a portion of the authority delegated to him or her hereunder to the President of the Corporation to the extent permitted under Delaware law.

(g) Indemnification. The Committee, its members, the CEO, and any employee of the Corporation or an Affiliate to whom authority or administrative responsibilities has been delegated shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no officer of the Corporation or Affiliate or member or former member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Corporation (or if applicable, of an Affiliate), each officer and Committee member or former officer or member of the Committee shall be indemnified and held harmless by the Corporation (or if applicable, an Affiliate) against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Corporation) or liability (including any sum paid in settlement of a claim with the approval of the Corporation), and shall be advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with this Plan, except to the extent arising out of such Committee member’s, officer’s, or former member’s or former officer’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or Committee members or former officers, directors or Committee members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Corporation or any Affiliate.

5. Shares.

(a) Shares Available for Grant. An aggregate maximum of 17,000,000 shares of Common Stock will be reserved for issuance upon exercise of Options to purchase Common Stock granted under the Plan, the exercise of SSARs granted under the Plan, and for Awards of Restricted Stock, Restricted Stock Units, Performance Shares, Directors’ Shares, and Deferred Stock Units. This maximum share reserve is subject to appropriate adjustment resulting from future stock splits, stock dividends, recapitalizations, reorganizations, and other similar changes to be computed in the same manner as that provided for in Paragraph 5(b) below. The number of shares of Common Stock available for issuance under the Plan shall be reduced (i) by one share for each share of Common Stock issued pursuant to Options or SSARs, and (ii) by three (3) shares for each share of Common Stock issued pursuant to Restricted Stock, Restricted Stock Unit, Performance Share, Directors’ Shares, and Deferred Stock Unit Awards. If any Option or SSAR granted under the Plan expires, terminates, or is canceled for any reason without having been exercised in full, or if any Award of Restricted Stock, Restricted Stock Unit, Performance Shares, Directors’ Shares, or Deferred Stock Unit is forfeited or canceled for any reason, the number of shares underlying such unexercised Option or SSAR and the number of forfeited or canceled shares under such other Awards will again be available under the Plan in an amount corresponding to the reduction in such share reserve previously made in accordance with the rules described above in this Paragraph 5(a). However, the total original number of shares subject to any Option, SSAR, Award of Restricted Stock, Restricted Stock Unit, Performance Shares, Directors’ Shares, or Deferred Stock Unit granted under the Plan that is exercised, vests or held until payout shall continue to be counted against the aggregate maximum number of shares reserved for issuance under the Plan in an amount corresponding to the reduction in such share reserve as set forth above, even if such grant is settled in whole or in part other than by the delivery of Common Stock to a Participant (including, without limitation, any net share exercise, tender of shares to the Corporation to pay the exercise price, attestation to the ownership of shares owned by the Participant, or withholding of any shares to satisfy tax withholding obligations). The shares of Common Stock available under this Plan may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Corporation.

(b) Effect of Stock Dividends, Merger, Recapitalization or Reorganization or Similar Events. In the event of any change in the Common Stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Corporation, if all or substantially all the assets of the Corporation are transferred to any other corporation in a reorganization, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Common Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Common Stock, appropriate adjustments shall be made by the Committee in the number and class of shares subject to the Plan, in the ISO Share Limit set forth in Paragraph 6(e), the Award limits set forth in Paragraph 5(c), the number of shares subject to any outstanding Awards, and in the exercise or base price per share under any outstanding Option or SSAR. The adjustments to be made pursuant to this Paragraph 5(b) shall meet the requirements of Section 409A of the Code and the regulations thereunder.

(c) Section 162(m) Award Limitation. The maximum number of shares of Common Stock subject to any Award intended to comply with Section 162(m) of the Code that may be granted under this Plan during any fiscal year of the Corporation to any Participant shall be 2,000,000 Options or SSARs, 500,000 shares of Restricted Stock, and 500,000 Restricted Stock Units. No employee shall be granted any Performance Share Award intended to comply with Section 162(m) of the Code that could result in the Participant receiving more than 500,000 shares of Common Stock for any Performance

Period. No employee shall be granted a Cash Performance Award intended to comply with Section 162(m) of the Code that could result in a Participant receiving a payment of more than $10,000,000 for any Performance Period. The share limits in this Paragraph 5(c) shall be subject to adjustment pursuant to Paragraph 5(b).

B. OPTION AND SSAR GRANTS

6. Stock Options and SSARs. Options to purchase shares of Common Stock may be granted under the terms of the Plan and shall be designated as either Non-Qualified Stock Options or ISOs. SSARs may also be granted under the terms of the Plan. SSARs shall be granted separately from Options and the exercise of an SSAR shall not be linked in any way to the exercise of an Option and shall not affect any Option Award then outstanding. Option grants and SSARs shall contain such terms and conditions as the Committee may from time to time determine, subject to the following limitations:

(a) Exercise Price. The price at which shares of Common Stock may be purchased upon exercise of an Option shall be fixed by the Committee and may be equal to or more than (but not less than) the Fair Market Value of a share of the Common Stock as of the date the Option is granted.

(b) Base Price. The base price of an SSAR shall be fixed by the Committee and may be equal to or more than (but not less than) the Fair Market Value of a share of the Common Stock as of the date the SSAR is granted.

(c) Term. The term of each Option or SSAR will be for such period as the Committee shall determine as set forth in the Option or SSAR Award Agreement, but in no event shall the term of an Option or SSAR be greater than ten (10) years from the date of grant.

(d) Rights of Participant. A recipient of an Option or SSAR Award shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise thereof until the date of issuance of such shares. Except as specifically set forth in Paragraph 5(b) above, no adjustment shall be made for dividends or other distributions of cash or other property on or with respect to shares of Common Stock covered by Options or SSARs paid or payable to Participants of record prior to such issuance.

(e) ISO Limits. The aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which a Participant is granted ISOs (including ISOs granted under the Predecessor Plan) which first become exercisable during any given calendar year shall not exceed $100,000. In no event shall more than 1,000,000 shares of Common Stock be available for issuance pursuant to the exercise of ISOs granted under the Plan.

7. Exercise. An Option or SSAR Award granted under the Plan shall be exercisable during the term of the Option or SSAR subject to such terms and conditions as the Committee shall determine and are specified in the Award Agreement, not inconsistent with the terms of the Plan. Except as otherwise provided herein, no Option or SSAR may be exercised prior to the third anniversary of the date of grant. The Committee may adopt alternative vesting and exercise rules to comply with the provisions of foreign laws and for other reasons as it may determine in its discretion. In addition, the Committee may condition the exercise of an Option or SSAR upon the attainment by the Corporation or any Affiliate, business unit or division or by the Participant of any Performance Targets set by the Committee.

(a) Option. To exercise an Option, the Participant must give written notice to the Corporation of the number of shares to be purchased accompanied by payment of the full purchase price of such shares as set forth in Paragraph 8 pursuant to such electronic or other procedures as may be specified by the Corporation or its plan administrator from time to time. The date when the Corporation has actually received both such notice and payment shall be deemed the date of exercise of the Option with respect to the shares being purchased and the shares shall be issued as soon as practicable thereafter.

(b) SSAR. To exercise an SSAR, the SSAR Participant must give written notice to the Corporation of the number of SSARs being exercised as provided in the SSAR Award Agreement pursuant to such electronic or other procedures as may be specified by the Corporation or its plan administrator from time to time. No payment shall be required to exercise an SSAR. The date of actual receipt by the Corporation of such notice shall be deemed to be the date of exercise of the SSAR and the shares issued in settlement of such exercise therefor shall be issued as soon as practicable thereafter. Upon the exercise of an SSAR, the SSAR Participant shall be entitled to receive from the Corporation for each SSAR being exercised that number of whole shares of Common Stock having a Fair Market Value on the date of exercise of the SSAR equal in value to the excess of (A) the Fair Market Value of a share of Common Stock on the exercise date over (B) the sum of (i) the base price of the SSAR being exercised, plus (ii) unless the Participant elects to pay such tax in cash, any amount of tax that must be withheld in connection with such exercise. Fractional shares of Common Stock shall be disregarded upon exercise of an SSAR unless otherwise determined by the Committee. The Committee may provide for SSARs to be settled in cash to the extent the Committee determines to be advisable or appropriate under foreign laws or customs.

8. Payment of Exercise Price. Payment of the Option exercise price must be made in full pursuant to any of the following procedures or such other electronic or other procedures as may be specified by the Committee or its plan administrator from time to time: (i) in cash, by check or cash equivalent, (ii) by delivery to the Corporation of unencumbered shares of Common Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) by attestation to the Corporation by the Participant of ownership of shares of Common Stock having a Fair Market Value not less than the exercise price accompanied by a request and authorization to the Corporation to deliver to the Participant upon exercise only the number of whole shares by which the number of shares covered by the Option being exercised exceeds the number of shares stated in such attestation; (iv) by delivery to the Corporation by a broker of cash equal to the exercise price of the Option upon an undertaking by the Participant to cause the Corporation to deliver to the broker some or all of the shares being acquired upon the exercise of the Option (a “Cashless Exercise”), (iv) by a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price and the Participant shall deliver to the Corporation a cash or other payment to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination of the foregoing. The Committee may at any time or from time to time grant Options which permit only some of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict the use of one or more forms of consideration. Any shares transferred to the Corporation will be added to the Corporation’s treasury shares or canceled and become authorized and unissued shares of Common Stock but such shares shall not increase the shares reserved for issuance under the Plan in Paragraph 5(a) above. The number of shares of Common Stock covered by, and available for exercise under, a Participant’s Options shall be reduced by (A) shares covered by an attestation used for netting in accordance with clause (iii) above; (B) shares used to pay the exercise price pursuant to a “net exercise” in accordance with clause (iv) above; (C) shares delivered to the Participant as a result of any exercise, and (D) shares withheld to satisfy tax withholding obligations.

9. Transfers. The Options and SSARs granted under the Plan may not be sold, transferred, hypothecated, pledged, or otherwise disposed of by any Participant except by will or by the laws of descent and distribution, or as otherwise provided herein. The Option or SSARs of any person to acquire stock and all rights thereunder shall terminate immediately if the Participant attempts to or does sell, assign, transfer, pledge, hypothecate or otherwise dispose of the Option or SSAR or any rights thereunder to any other person except as permitted herein. Notwithstanding the foregoing, a Participant may transfer any Non-Qualified Stock Option (but not ISOs or SSARs) granted under this Plan to members of the Participant’s immediate family (defined as a spouse, children and/or grandchildren), or to one or more trusts for the benefit of such family members if the instrument evidencing such Option expressly so provides and the Participant does not receive any consideration for the transfer; provided that any such transferred Option shall continue to be subject to the same terms and conditions that were applicable to such Option immediately prior to its transfer (except that such transferred Option shall not be further transferred by the transferee during the transferee’s lifetime).

10. Effect of Death, Disability or Retirement.

(a) Death, Disability, Normal Retirement. If a Participant dies or becomes Disabled while employed by the Corporation, all Options or SSARs held by such Participant shall become immediately exercisable and the Participant or such Participant’s estate or the legatees or distributees of such Participant’s estate or of the Options or SSARs, as the case may be, shall have the right, on or before the earlier of the respective expiration date of an Option and SSAR or sixty (60) months following the date of such death or Disability, to exercise any or all Options or SSARs held by such Participant as of such date of death or Disability. If a Participant’s employment terminates as the result of a Normal Retirement, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR and sixty (60) months following the date of such Normal Retirement, to purchase or acquire shares under any Options or SSARs which at the date of his or her Normal Retirement are, or within sixty (60) months following the date of Normal Retirement become, exercisable.

(b) Early Retirement. If a Participant’s employment terminates as the result of Early Retirement I, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or twenty-four (24) months following the date of such Early Retirement I, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement I are, or within twenty-four (24) months following such termination become, exercisable. If a Participant’s employment terminates as the result of Early Retirement II, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or thirty-six (36) months following the date of such Early Retirement II, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement II are, or within thirty-six (36) months following such termination become, exercisable. If a Participant’s employment terminates as the result of Early Retirement III, the Participant shall have the right, on or before the earlier of the expiration date of the Option or SSAR or twelve (12) months following the date of such Early Retirement III, to exercise, and acquire shares under, any Option or SSAR which at the date of Early Retirement III are, or within twelve (12) months following such termination become, exercisable. Notwithstanding the above, if a Participant eligible for Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the Participant shall be entitled to the benefits of Early Retirement I or II, as appropriate.

11. Voluntary or Involuntary Termination. If a Participant’s employment with the Corporation is voluntarily or involuntarily terminated for any reason, other than for reasons or in circumstances specified in Paragraph 10 above or for Cause, the Participant shall have the right at any time on or before the earlier of the expiration date of the Option or SSAR or three (3) months following the effective date of such termination of employment, to exercise, and acquire shares under, any Options or SSARs which at such termination are exercisable.

12. Termination for Cause. If a Participant’s employment with the Corporation is terminated for Cause, the Option or SSAR shall be canceled and the Participant shall have no further rights to exercise any such Option or SSAR and all of such Participant’s rights thereunder shall terminate as of the effective date of such termination of employment.

C. RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

13. Grant. Subject to the provisions and as part of the Plan, the Committee shall have the discretion and authority to make Restricted Stock Awards and Restricted Stock Unit Awards to Participants at such times, and in such amounts, as the Committee may determine in its discretion. Subject to the provisions of the Plan, grants of Restricted Stock and Restricted Stock Units shall contain such terms and conditions as the Committee may determine at the time of Award.

14. Restrictions; Restricted Period. At the time of each grant, the Committee may adopt such time based vesting schedules, not less than one (1) year and not longer than five (5) years from the date of the Award, and such other forfeiture conditions and Restrictions, as it may deem appropriate with respect to Awards of Restricted Stock and Restricted Stock Units, to apply during a Restricted Period as may be specified by the Committee. The Committee may in its discretion condition the vesting of Restricted Stock Awards and Restricted Stock Units upon the attainment of Performance Targets established by the Committee. No more than 5% of the aggregate number of the shares reserved for issuance under the Plan (as adjusted pursuant to Paragraph 5(b)) may be awarded as Restricted Stock Awards or Restricted Stock Unit Awards having a vesting period more rapid than annual pro rata vesting over a period of three (3) years.

15. Issuance of Shares.

(a) Restricted Stock. Shares in respect of Restricted Stock Awards shall be registered in the name of the Participant and, in the discretion of the Committee, held either in book entry form or in certificate form and deposited with the Secretary of the Corporation. A Participant shall be required to have delivered a stock power endorsed by the Participant in blank relating to the Restricted Stock covered by an Award. Upon lapse of the applicable Restrictions, as determined by the Committee, the Corporation shall deliver such shares of Common Stock to the Participant in settlement of the Restricted Stock Award. To the extent that the shares of Restricted Stock are forfeited, such shares automatically shall be transferred back to the Corporation. The Corporation will stamp any stock certificates delivered to the Participant with an appropriate legend or notations if the shares are not registered under the Securities Act, or are otherwise not free to be transferred by the Participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

(b) Restricted Stock Units. Restricted Stock Units shall be credited as a bookkeeping entry in the name of the Participant to an account maintained by the Corporation. No shares of Common Stock will be issued to the Participant in respect of Restricted Stock Units on the date of an Award. Shares of Common Stock shall be issuable to the Participant only upon the lapse of such Restrictions as determined by the Committee. Upon such lapse and determination, the Corporation shall deliver such shares of Common Stock to the Participant in settlement of the Restricted Stock Unit Award. To the extent that a Restricted Stock Unit Award is forfeited, no shares of Common Stock shall be issued to a Participant.

16. Dividend Equivalents and Voting Rights. Dividend Equivalents shall not be paid on a Restricted Stock Award or Restricted Stock Unit Award during the Restricted Period. In the discretion of the Committee, Dividend Equivalents may be credited to a bookkeeping account for a Participant for distribution to Participant on or after a Restricted Stock Award or Restricted Stock Unit Award vests (such Dividend Equivalents shall be payable upon fixed dates or events in accordance with the requirements of Section 409A of the Code). An employee who receives an award of Restricted Stock shall not be entitled, during the Restricted Period, to exercise voting rights with respect to such Restricted Stock.

17. Nontransferability. Shares of Restricted Stock or Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered and shall not be subject to execution, attachment, garnishment or other similar legal process, except as otherwise provided in the applicable Award Agreement. Upon any attempt to sell, transfer, assign, pledge, or otherwise encumber or dispose of the Restricted Stock or Restricted Stock Units contrary to the provisions of the Award Agreement or the Plan, the Restricted Stock or Restricted Stock Unit and any related Dividend Equivalents shall immediately be forfeited to the Corporation.

18. Termination of Employment. In the case of a Participant’s Disability, death, termination of employment by the Corporation other than for Cause or special circumstances, as determined by the Committee, any purely temporal restrictions remaining with respect to Restricted Stock or Restricted Stock Unit Awards as of the date of such Disability, death or such termination of employment other than for Cause or special circumstances, shall lapse and, if any Performance Targets are applicable, the Restricted Stock or Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until the prescribed time for determining attainment of Performance Targets has passed and the appropriate determination of attainment of Performance Targets has been made. If the Participant’s employment with the Corporation is terminated as a result of (a) Normal Retirement, or (b) an Early Retirement, subject to compliance with the non-competition provisions of Paragraph 43 below in the case of Normal Retirement and Early Retirement, then, in either such case, the Restricted Stock and Restricted Stock Unit Awards shall continue to vest as if the Participant’s employment had not terminated until such time as the remaining temporal restrictions lapse and, if any Performance Targets are applicable, the prescribed time for determining attainment of Performance Targets has passed and the appropriate determination of attainment of Performance Targets has been made. If a Participant’s employment with the Corporation is voluntarily or involuntarily terminated for any other reason during the Restricted Period, the Restricted Stock and Restricted Stock Unit Awards shall be forfeited on the date of such termination of employment. Except as provided in Paragraphs 31-32, payment of Restricted Stock and Restricted Stock Units that are subject to Performance Targets shall be subject to satisfaction of applicable Performance Targets and certification by the Committee of the attainment of such targets and the amount of the payment.

19. Cancellation. The Committee may at any time, with due consideration to the effect on the Participant of Section 409A of the Code, require the cancellation of any Award of Restricted Stock or Restricted Stock Units in consideration of a cash payment or alternative Award under the Plan equal to the Fair Market Value of the canceled Award of Restricted Stock or Restricted Stock Units.

D. CASH PERFORMANCE AWARDS

20. Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of another Award under the Plan, in its sole discretion, grant to a Participant the opportunity to earn a Cash Performance Award payment, conditional upon the satisfaction of objective pre-established Performance Targets with respect to Performance Criteria as set forth in Paragraphs 29-32 below during a specified Performance Period. The Performance Period shall be not less than three (3) fiscal years of the Corporation, including the year in which the Cash Performance Award is made. The Corporation shall make a payment in respect of any Cash Performance Award only if the Committee shall have certified that the applicable Performance Targets have been satisfied for a Performance Period except as provided in Paragraphs 31-32. The aggregate maximum cash payout for any business unit within the Corporation or an Affiliate or the Corporation as a whole shall not exceed a fixed percentage of the value created at the relevant business unit during the Performance Period, determined using such criteria as may be specified by the Committee, such percentages and dollar amounts to be determined by the Committee annually when Performance Targets and Performance Criteria are established. Cash Performance Awards shall be paid within two and one-half months following the year in which the relevant Performance Period ends. Cash Performance Awards may not be transferred by a Participant except by will or the laws of descent and distribution.

21. Effect of Death, Disability, or Early Retirement.

(a) Death or Disability. If a Participant dies or becomes Disabled while employed by the Corporation, then, the Participant (or the Participant’s estate or the legatees or distributees of the Participant’s estate, as the case may be) shall be entitled to receive on the payment date following the end of the Performance Period, the cash payment that the Participant would have earned had the Participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation during the Performance Period and the denominator of which is the number of months of the Performance Period (treating fractional months as whole months in each case). Except as provided in Paragraphs 31-32, such payment shall be subject to satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets.

(b) Early Retirement. If the Participant’s employment terminates pursuant to Early Retirement I or Early Retirement II, and, on the date of such Early Retirement I or II, the Participant holds one or more outstanding Cash Performance Awards, the Committee, or if the Committee delegates to the CEO such authority, the CEO, shall determine in its sole discretion whether the Participant is eligible to receive any payment and, if so, the amount thereof, in which event such payment shall be made on the date or dates following the date of the Participant’s Early Retirement on which the Corporation pays Cash Performance Awards for the Performance Period relating to any such outstanding Cash Performance Award held by such Participant. Except as provided in Paragraphs 31-32, any such payment to a Participant shall be subject to the satisfaction of the applicable Performance Targets, certification by the Committee of the satisfaction of such Performance Targets and determination of the amount of the payment by the Committee, and may not exceed the amount that the Participant would have been entitled to receive had the Participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph 21(b) and Paragraph 23(b), if the Participant is the subject of Early Retirement I or II, all Cash Performance Awards held by such Participant shall be canceled and all of the Participant’s awards thereunder shall terminate as of the effective date of such Early Retirement. If the Participant in the Plan is the subject of Early Retirement III, all Cash Performance Awards held by such Participant shall be canceled and all of the Participant’s rights thereunder shall terminate as of the effective date of such Early Retirement III except as provided in Paragraph 23(b). Notwithstanding the above, if a Participant eligible for Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the Participant shall be entitled to the benefits of Early Retirement I or II, as appropriate.

22. Effect of Normal Retirement. If, before the date of payment, the Participant’s employment terminates pursuant to a Normal Retirement, the Participant shall be entitled to receive on the regular payment date for the Cash Performance Award the same amount of cash that the Participant would have earned had such Participant been an employee of the Corporation as of such date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment to the extent required by Paragraphs 31-32.

23. Effect of Other Terminations of Employment.

(a) General Termination. If a Participant’s employment with the Corporation is terminated for any other reason, whether voluntary, involuntary, or for Cause other than a termination described in Paragraphs 21-22 above or in Paragraph 23(b) below, then his or her outstanding Cash Performance Awards shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

(b) Pre-Payment Termination. If, after the end of a Performance Period and before the date of payment of any final Cash Performance Award, a Participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for Cause, the Participant shall be entitled to receive on the payment date the cash payment that the Participant would have earned had the Participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment.

E. PERFORMANCE SHARE AWARDS

24. Awards and Period of Contingency. The Committee may, concurrently with, or independently of, the granting of another Award under the Plan, in its sole discretion, grant to a Participant a Performance Share Award conditional upon the satisfaction of objective pre-established Performance Targets with respect to Performance Criteria as set forth in Paragraphs 29-32 below during a Performance Period of not less than three (3) fiscal years of the Corporation, including the year in which the conditional award is made. Any such grant may set a specific number of Performance Shares that may be earned, or a range of Performance Shares that may be earned, depending on the degree of achievement of Performance Targets pre-established by the Committee. Performance Share Awards shall be paid within two and one-half months following the year in which the relevant Performance Period ends. Except as provided in Paragraphs 31-32, the Corporation shall issue Common Stock in payment of Performance Share Awards only if the Committee shall have certified that the applicable Performance Targets have been satisfied at the end of a Performance Period. Prior to the issuance of shares of Common Stock at the end of a Performance Period, a Performance Share Award shall be credited as a bookkeeping entry in the name of the Participant in an account maintained by the Corporation. No shares of Common Stock will be issued to the Participant in respect of a Performance Share Award on the date of an Award. A Participant shall not be the legal or beneficial owner of shares subject to a Performance Share Award and shall not have any voting rights or rights to distributions with respect to such shares prior to the issuance of shares at the end of the Performance Period, provided that the Committee may specify that the Participant is entitled to receive Dividend Equivalents. A Participant may not transfer a Performance Share Award except by will or the laws of descent and distribution. The Committee may, in its discretion, credit a Participant with Dividend Equivalents with respect to a Performance Share Award.

25. Effect of Death, Disability, or Early Retirement.

(a) Death or Disability. If a Participant in the Plan holding a Performance Share Award dies or becomes Disabled while employed by the Corporation, then the Participant (or the Participant’s estate or the legatees or distributes of the Participant’s estate, as the case may be) shall be entitled to receive on the payment date at the end of the Performance Period, that number of shares of Common

Stock that the Participant would have earned had the Participant then been an employee of the Corporation, multiplied by a fraction, the numerator of which is the number of months the Participant was employed by the Corporation during the Performance Period and the denominator of which is the number of months of the Performance Period (treating fractional months as whole months in each case). Except as provided in Paragraphs 31-32, such payment shall be subject to satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of payment.

(b) Early Retirement. If the Participant’s employment terminates pursuant to Early Retirement I or Early Retirement II and on the date of such Early Retirement the Participant holds one or more outstanding Performance Share Awards, the Committee, or if the Committee delegates to the CEO such authority, the CEO, shall determine in its sole discretion whether the Participant shall receive any payment and, if so, the amount thereof, in which event such payment shall be made on the date or dates following the date of the Participant’s Early Retirement on which the Corporation pays Performance Share Awards for the Performance Period relating to any such outstanding Performance Share Award held by such Participant. Except as provided in Paragraphs 31-32, any such payment to the Participant shall be subject to the satisfaction of the applicable Performance Targets, and certification by the Committee of such satisfaction and determination by the Committee of the amount of payment, and may not exceed the number of shares that the Participant would have been entitled to receive had the Participant been an employee of the Corporation on such payment date. Except as provided in this Paragraph 25(b) and in Paragraph 27(b), if the Participant is the subject of Early Retirement I or II, all Performance Share Awards held by such Participant shall be canceled, and all of the Participant’s Awards thereunder shall terminate as of the effective date of such Early Retirement. If the Participant in the Plan is the subject of Early Retirement III, all Performance Share Awards held by such Participant shall be canceled and all of the Participant’s rights thereunder shall terminate as of the effective date of such Early Retirement III, except as provided in Paragraph 27(b). Notwithstanding the above, if a Participant eligible for Early Retirement III would also qualify for Early Retirement I or II excluding the notice requirement, the Participant shall be entitled to the benefits of Early Retirement I or II, as appropriate.

26. Effect of Normal Retirement. If, before the date of payment of a Performance Share Award, the Participant’s employment terminates due to a Normal Retirement, the Participant shall be entitled to receive on the payment date for the Performance Period the same number of shares that the Participant would have earned had such Participant then been an employee of the Corporation as of such date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such Performance Targets and the amount of the payment to the extent required by Paragraphs 31-32.

27. Effect of Other Terminations of Employment.

(a) General Termination. If a Participant’s employment with the Corporation is terminated for any reason, whether voluntary, involuntary, or for Cause, other than those terminations described in Paragraphs 25-26 above or in Paragraph 27(b) below, then his or her outstanding Performance Share Awards shall be canceled and all of the Participant’s rights under any such award shall terminate as of the effective date of the termination of such employment.

(b) Pre-Payment Termination. If, after the end of a Performance Period and before the date of payment of any final award, a Participant’s employment is terminated, whether voluntarily or involuntarily for any reason other than for Cause, the Participant shall be entitled to receive on the payment date the payment that the Participant would have earned had the Participant continued to be an employee of the Corporation as of the payment date, subject to the satisfaction of the applicable Performance Targets and certification by the Committee of the attainment of such performance targets and the amount of the payment to the extent required by Paragraphs 31-32.

F. PERFORMANCE CRITERIA

28. Section 162(m) Awards. The Committee may, but is not required to, designate Awards to Covered Executives as subject to the requirements of Code Section 162(m), in which case the provisions of such Awards shall be intended to conform with all provisions of Code Section 162(m) to the extent necessary to allow the Corporation to claim a Federal income tax deduction for the Awards as “qualified performance based compensation.” The Committee retains the sole discretion to grant Awards to Covered Executives and other Participants that do not so qualify and to determine the terms and conditions of such Awards, including any performance-based vesting conditions, that shall apply to such Awards.

29. Establishment of Performance Targets. The Committee may, in its sole discretion, grant an Award under the Plan conditional upon the satisfaction of objective pre-established Performance Targets based on specified Performance Criteria during a Performance Period. The Performance Period for Cash Performance Awards and Performance Shares shall be not less than three (3) full fiscal years of the Corporation, including the year in which an Award is made and may be shorter in the case of other Awards but not less than one full fiscal year. Any Performance Targets established by the Committee shall include one or more objective formulas or standards for determining the level or levels of achievement of the Performance Targets that must be achieved in order for payment to be made with respect to an Award (and any related Dividend Equivalents), and the amount of the Award (and any Dividend Equivalents) payable to a Participant if the Performance Targets are satisfied in whole or in part or exceeded. The Performance Targets may be fixed by the Committee for the Corporation as a whole or for a subsidiary, division, Affiliate, business segment, or business unit, depending on the Committee’s judgment as to what is appropriate, and shall be set by the Committee not later than the earlier of the 90th day after the commencement of the period of services to which the Performance Period relates or by the time 25% of such period of services has elapsed, in either case, provided that the outcome of the Performance Targets is substantially uncertain at the time the Performance Targets are established. The Performance Targets with respect to a Performance Period need not be the same for all Participants. Performance measures and Performance Targets may differ from Participant to Participant and from Award to Award.

30. Performance Criteria. Performance Targets shall be based on at least one or more of the Performance Criteria listed on Exhibit A hereto that the Committee deems appropriate, as they apply to the Corporation as a whole or to a subsidiary, a division, Affiliate, business segment, or business unit thereof.

31. Approval and Certification. Promptly after the close of a Performance Period, the Committee shall certify in writing the extent to which the Performance Targets have been met and shall determine on that basis the amount payable to Participant in respect of an Award. The Committee shall have the discretion to approve proportional or adjusted Awards under the Plan to address situations where a Participant who is a Covered Executive joined the Corporation or an Affiliate, or transferred or is promoted within the Corporation or an Affiliate, during a Performance Period, but only to the extent that such discretion would not cause an Award intended to qualify as “qualified performance based compensation” to fail to so qualify. The Committee may, in its sole discretion, elect to make a payment under an Award to a Disabled Participant or to the Participant’s estate (or to legatees or distributees, as the case may be, of the Participant’s estate) in the case of death or upon a Change in Control, without regard to actual attainment of the Performance Targets (or the Committee’s certification thereof), but only to the extent that such discretion would not cause another Award intended to qualify as “qualified performance based compensation” to fail to so qualify.

32. Committee Discretion.

(a) Negative Discretion. The Committee shall have the discretion to decrease the amount payable under any Award made under the Plan upon attainment of a Performance Target. The Committee shall also have the discretion to decrease or increase the amount payable upon attainment of the Performance Target to take into account the effect on an Award of any unusual, non-recurring circumstance, extraordinary items, change in accounting methods, or other factors to the extent provided in Exhibit A hereto, but only to the extent that such discretion would not cause an Award intended to qualify as “qualified performance based compensation” to fail to so qualify.

(b) Certification. Except as provided in Paragraph 32(a), (i) the Committee shall make a payment in respect of an Award intended to qualify as “qualified performance-based compensation” under Section 162(m) only if the Committee shall have certified in writing that the applicable performance targets have been satisfied, and (ii) the Committee shall not increase the amount payable to a Covered Executive under any Award intended to meet the requirements of Section 162(m) of the Code. The exercise of discretion by the Committee to decrease any Award payable to a Participant shall not result in an increase in the amount payable to a Covered Executive under any Award intended to meet the requirements of Section 162(m) of the Code.

(c) Awards to Non-Covered Executives. In its discretion, the Committee may, either at the time it grants an Award or at any time thereafter, provide for the positive adjustment of the formula applicable to an Award granted to a Participant who is not a Covered Executive or an Award to a Covered Executive that is not intended to qualify as “qualified performance based compensation” to reflect such Participant’s individual performance in his or her position with the Corporation or an Affiliate or such other factors as the Committee may determine.

G. NON-EMPLOYEE DIRECTORS

33. Non-Employee Director Compensation. The Board shall determine from time to time the amount and form of compensation to be paid to Non-Employee Directors for serving as a member of the Board. The percentage of Non-Employee Directors’ compensation to be paid in cash, Directors’ Shares, or in other forms of compensation shall be determined by the Board from time to time. The number of shares of Common Stock that may be granted to any Non-Employee Director each year shall not exceed 10,000 shares of Common Stock. In addition to the annual compensation of Non-Employee Directors, the Board may also authorize one-time grants of Directors’ Shares to Non-Employee Directors, or to an individual upon joining the Board, on such terms as it shall deem appropriate.

34. Directors’ Shares. Except as otherwise provided in Paragraph 35, each Director who is a Non-Employee Director on November 15 of each calendar year shall be issued on November 15 of that year (or the first trading day thereafter if November 15 is not a trading day on the principal exchange on which the Common Stock then regularly trades) that number of Directors’ Shares as shall have been determined by the Board for that year. The number of shares of Common Stock to be awarded to a Non-Employee Director shall be determined by dividing the dollar amount of annual compensation to be paid in shares by the Fair Market Value of the Common Stock on the date of grant. Any individual who serves as a Non-Employee Director during a calendar year but ceases to be a Director prior to November 15 of such year shall be issued a pro rata number of Directors’ Shares based on the number of full and partial months that the individual served as a Director for that year and the amount of compensation to be paid in Directors Shares as determined by the Board for that year, with such shares to be issued as of, and the number of such shares to be determined on the basis of the Fair Market Value of the Common Stock on, the date he or she ceases to be a Director (or if such date is not a trading date, the next such trading day on the principal exchange on which the Common Stock then regularly trades); provided that the Board may determine that any Non-Employee Director removed for cause (as determined by the Board) at any time during any calendar year shall forfeit the right to receive Directors’ Shares for that year.

35. Deferred Stock Units. A Non-Employee Director may elect to defer receipt of his or her Directors’ Shares in accordance with such procedures as may from time to time be prescribed by the Committee. A deferral election shall be valid only if it is delivered prior to the first day of the calendar year in which the services giving rise to the Directors’ Shares are to be performed (or such other date as the Committee may determine for the year in which an individual first becomes a Non-Employee Director). A Participant’s deferral election shall become irrevocable as of the last date the deferral could be delivered or such earlier date as may be established by the Committee. A Non-Employee Director may revoke or change a deferral election at any time prior to the date the election becomes irrevocable, subject to such restrictions as the Committee may establish from time to time. Any such revocation or change shall be in a form and manner determined by the Committee. A Non-Employee Director’s deferral election shall remain in effect and will apply to Directors’ Shares in subsequent years unless and until the Director timely revokes the deferral election in accordance with such procedures as the Committee shall determine. The Committee may adopt procedures for the extension of any deferral period. If a valid deferral election is filed by a Non-Employee Director, Deferred Stock Units shall be credited as a bookkeeping entry in the name of the Non-Employee Director to an account maintained by the Corporation on the basis of one Deferred Stock Unit for each Directors’ Share deferred. No shares of Common Stock shall be issued to the Non-Employee Director in respect of Deferred Stock Units at the time such shares would be issued absent such deferral. Shares of Common Stock shall be issuable to the Non-Employee Director in a lump sum upon the termination of services as a Non-Employee Director (but only if such termination constitutes a separation from service within the meaning of Code Section 409A, if applicable) or, if earlier, a specified date elected by the Non-Employee Director at the time of the deferral election. Dividend Equivalents shall be credited on Deferred Stock Units and distributed at the same time that shares of Common Stock are delivered to a Non-Employee Director in settlement of the Deferred Stock Units.

36. Delivery of Shares. Shares of Common Stock shall be issued to a Non-Employee Director at the time Directors’ Shares are paid or Deferred Stock Units are settled by a issuing a stock certificate, or making an appropriate entry in the Corporation’s shareholder records, in the name of the Non-Employee Director, evidencing such share payment. Each stock certificate will bear an appropriate legend with respect to any restrictions on transferability, if applicable. A Non-Employee Director shall not have any rights of a stockholder with respect to Directors’ Shares or Deferred Stock Units until such shares of Common Stock are issued and then only from the date of issuance of such shares. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of issuance of the shares. No fractional shares shall be issued as Directors’ Shares. The Committee may round the number of shares of Common Stock to be delivered to the nearest whole share.

H. CHANGE IN CONTROL

37. Change in Control. Each Participant who is an employee of the Corporation or an Affiliate, upon acceptance of an Award under the Plan, and as a condition to such Award, shall be deemed to have agreed that, in the event any “Person” (as defined below) begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps seeking to effect a “Change in Control” of the Corporation (as defined below), such Participant will not voluntarily terminate his or her employment with the Corporation or with an Affiliate of the Corporation, as the case may be, and, unless terminated by the Corporation or such Affiliate, will continue to render services to the Corporation or such Affiliate until such Person has abandoned, terminated or succeeded in such efforts to effect a Change in Control.

(a) In the event a Change in Control occurs and, within eighteen (18) months following the date of the Change in Control, (i) a Participant experiences an involuntary termination of employment (other than for Cause, death or Disability) such that he or she is no longer in the employ of the Corporation or an Affiliate, or (ii) an event or condition that constitutes “Good Reason” occurs and the Participant subsequently resigns for Good Reason within the time limits set forth in Paragraph 37(h)(iv) below pursuant to a resignation that meets the requirements set forth in Paragraph 37(h)(iv) below:

(i) all Options and SSARs to purchase or acquire shares of Common Stock of the Corporation shall immediately vest on the date of such termination of employment and become exercisable in accordance with the terms of the appropriate Option or SSAR Award Agreement;

(ii) all outstanding Restrictions, including any Performance Targets, with respect to any Restricted Stock or Restricted Stock Unit Award or any other Award shall immediately vest or expire on the date of such termination of employment and be deemed to have been satisfied or earned “at target” as if the Performance Targets (if any) have been achieved, and such Award shall become immediately due and payable on the date of such termination of employment; and

(iii) all Cash Performance Awards and Performance Share Awards outstanding shall be deemed to have been earned at “target” as if the Performance Targets have been achieved, and such Awards shall immediately vest and become immediately due and payable on the date of such termination of employment.

(b) In the event a Change in Control occurs and a Participant’s outstanding Awards are (i) impaired in value or rights, as determined solely in the discretionary judgment of the “Continuing Directors” (as defined below), (ii) not assumed by a successor corporation or an affiliate therof or, (iii) not replaced with an award or grant that, solely in the discretionary judgment of the Continuing Directors, preserves the existing value of the outstanding Awards at the time of the Change of Control:

(i) all Options and SSARs to purchase or acquire shares of Common Stock of the Corporation shall immediately vest on the date of such Change in Control and become exercisable in accordance with the terms of the appropriate Option or SSAR Award Agreement;

(ii) all outstanding Restrictions, including any Performance Targets, with respect to any Options, SSARs, Restricted Stock or Restricted Stock Unit Awards shall immediately vest or expire on the date of such Change in Control and be deemed to have been satisfied or earned “at target” as if the Performance Targets (if any) have been achieved, and such Award shall become immediately due and payable on the date of such Change in Control;

(iii) Cash Performance Awards and Performance Share Awards outstanding shall immediately vest and become immediately due and payable on the date of such Change in Control as follows:

(A) the Performance Period of all Cash Performance Awards and Performance Share Awards outstanding shall terminate on the last day of the month prior to the month in which the Change in Control occurs;

(B) the Participant shall be entitled to a cash or stock payment the amount of which shall be determined in accordance with the terms and conditions of the Plan and the appropriate Cash Performance Award Agreement and Performance Share Award Agreement, which amount shall be multiplied by a fraction, the numerator of which is the number of months in the Performance Period that has passed prior to the Change in Control (as determined in accordance with clause (iii)(A) above) and the denominator of which is the total number of months in the original Performance Period; and

(C) the Continuing Directors shall promptly determine whether the Participant is entitled to any Cash Performance Award or Performance Share Award, and any such Award payable shall be paid to the Participant promptly but in no event more than five (5) days after a Change in Control;

(c) The Continuing Directors shall have the sole and complete authority and discretion to decide any questions concerning the application, interpretation or scope of any of the terms and conditions of any Award or participation under the Plan in connection with a Change in Control, and their decisions shall be binding and conclusive upon all interested parties; and

(d) Other than as set forth above, the terms and conditions of all Awards shall remain unchanged.

(e) Notwithstanding the provisions of this Paragraph 37, the Committee may, in its discretion, take such other action with respect to Awards in connection with a Change in Control as it shall determine to be appropriate.

(f) If a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation occurs (as defined in Section 409A of the Code), Deferred Stock Units shall be settled on the date of such Change in Control by the delivery of shares of Common Stock.

(g) A “Change in Control” shall be deemed to have taken place upon the occurrence of any of the following events (capitalized terms are defined below):

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2012, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors in office at the time of such approval or recommendation who either were directors on January 1, 2012 or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation, other than (A) any such merger or consolidation after the consummation of which the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any such merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Corporation or its Affiliates) representing 20% or more of either the then outstanding shares of Common Stock of the Corporation or the combined voting power of the Corporation’s then outstanding securities; or

(iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such transaction or series of transactions.

(v) Notwithstanding the foregoing, with respect to an Award that is determined to be deferred compensation subject to the requirements of Section 409A of the Code, the Corporation will not make a payment upon the happening of a Change in Control unless the Corporation is deemed to have undergone a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation (as such terms are defined in Section 409A of the Code).

(h) For purposes of this Paragraph 37, the following terms shall have the meanings indicated:

(i) “Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(ii) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities that are properly filed on a Form 13-F.

(iii) “Continuing Directors” shall have the meaning ascribed to it in Article Fourteenth of the Corporation’s Certificate of Incorporation.

(iv) “Good Reason” shall mean “Good Reason” due to any one or more of the following events that occur following a Change in Control, unless the Participant has consented to such action in writing: (a) a material diminution of the responsibilities, position and/or title of the Participant compared with the responsibilities, position and title, respectively, of the Participant prior to the Change in Control; (b) a relocation of the Participant’s principal business location to an area outside a 25 mile radius of its location preceding the Change in Control and that requires that the Participant commute an additional distance of at least 20 miles more than such Participant was required to commute immediately prior to the Change in Control; or (c) a material reduction in the Participant’s base salary or bonus opportunities; provided, however, that (i) Good Reason shall not be deemed to exist unless written notice of termination on account thereof is given by the Participant to the Corporation no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Corporation shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Corporation does so, such event or condition shall not constitute Good Reason hereunder. The Participant’s right to resign from employment for a Good Reason event or condition shall be waived if the Participant fails to resign within sixty (60) days following the last day of the Corporation’s cure period. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliates) have entered into an employment agreement or other similar agreement that specifically defines “Good Reason,” then with respect to such Participant, “Good Reason” shall have the meaning defined in that employment agreement or other agreement.

(v) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

I. GENERAL PROVISIONS

38. Legal Compliance.

(a) Section 16(b) of the Exchange Act. All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3 and the Committee shall interpret and administer these guidelines in a manner consistent therewith. The Committee may establish and adopt electronic or other administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business hereunder. If an officer or Director (as defined in Rule 16a-1) is designated by the Committee to receive an Award, any such Award shall be deemed approved by the Committee and shall be deemed an exempt purchase under Rule 16b-3. Any provisions in this Plan or an Award Agreement inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of this Paragraph 38(a). Notwithstanding anything herein to the contrary, if the grant of any Award or the payment of a share of Common Stock with respect to an Award or any election with regard thereto results or would result in a violation of Section 16(b) of the Exchange Act, any such grant, payment or election shall be deemed to be amended to comply therewith, and to the extent such grant, payment or election cannot be amended to comply therewith, such grant, payment or election shall be immediately canceled and the Participant shall not have any rights thereto.

(b) Section 162(m). If it is the intent of the Corporation that any compensation income realized in connection with any grant or Award under the Plan constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the Corporation does not intend to be subject to the deduction limitations of Section 162(m) of the Code. Accordingly, if any provision of the Plan or any such Award Agreement under the Plan does not comply with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, or to eliminate such deductibility limitation, and the Participant shall be deemed to have consented to such construction or amendment.

(c) Securities Laws. The grant of Awards and the issuance of shares of Common Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state, and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (ii) in the opinion of legal counsel to the Corporation, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Common Stock, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Corporation.

(d) Registration. The Corporation will stamp stock certificates delivered to the shareholder with an appropriate legend if the shares of Common Stock are not registered under the Securities Act, or are otherwise not free to be transferred by the Participant and will issue appropriate stop-order instructions to the transfer agent for the Common Stock, if and to the extent such stamping or instructions may then be required by the Securities Act or by any rule or regulation of the Securities and Exchange Commission issued pursuant to the Securities Act.

(e) Blackout Period. Options and SSARs may not be exercised during any period prohibited by the Corporation’s stock trading policies or applicable securities laws. A Participant may not sell any shares acquired under the Plan during any period prohibited by the Corporation’s stock trading policies.

39. Withholding Taxes. The Corporation and its Affiliates shall make arrangements for the collection of any minimum Federal, State, foreign, or local taxes of any kind required to be withheld with respect to any transactions effected under the Plan. The obligations of the Corporation under the Plan shall be conditional on satisfaction of such withholding obligations. The Corporation shall have no obligation to deliver shares of Common Stock, to release shares of Common Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Corporation’s or its Affiliate’s tax withholding obligations have been satisfied by the Participant. The Corporation, to the extent permitted by law, shall have the right to deduct from any payment of any kind otherwise due to or with respect to a Participant through payroll withholding, cash payment or otherwise, including by means of a cashless exercise of an Option, the minimum amount of such taxes as may be determined by the Corporation to be required to be withheld by law. The Corporation may, in its discretion require that all or a portion of such shares be sold to satisfy the Corporation’s withholding obligations under the Plan. The Corporation shall have the right, but not the obligation, to deduct from the shares of Common Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Common Stock having a Fair Market Value, as determined by the Corporation, equal to all or any part of the tax withholding obligations of the Corporation or any Affiliate.

40. Effect of Recapitalization or Reorganization. The obligations of the Corporation with respect to any grant or Award under the Plan shall be binding upon the Corporation, its successors or assigns, including any successor or resulting corporation either in liquidation or merger of the Corporation into another corporation owning all the outstanding voting stock of the Corporation or in any other transaction whether by merger, consolidation or otherwise under which such succeeding or resulting corporation acquires all or substantially all the assets of the Corporation and assumes all or substantially all its obligations, unless Awards are terminated in accordance with Paragraph 37.

41. Employment Rights and Obligations. Neither the making of any grant or Award under the Plan, nor the provisions related to a Change in Control of the Corporation or a Person seeking to effect a change in control of the Corporation, shall alter or otherwise affect the rights of the Corporation to change any and all the terms and conditions of employment of any Participant including, but not limited to, the right to terminate such Participant’s employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant any right with respect to continuance of employment by the Corporation or any Affiliate, nor shall they be a limitation in any way on the right of the Corporation or any Affiliate by which an employee is employed to terminate his or her employment at any time. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

42. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided with respect to Dividend Equivalents or as provided in the Plan or an Award Agreement.

43. Non-compete.

(a) Non-Competition. The enhanced benefits of any Normal Retirement or Early Retirement provided to a Participant, unless such benefits are waived in writing by the Participant, shall be subject to the provisions of this Paragraph 43. Any Participant who is the beneficiary of any such Normal Retirement or Early Retirement shall be deemed to have expressly agreed not to engage, directly or indirectly in any capacity, in any business in which the Corporation or any Affiliate at which such Participant was employed at any time in the three (3) years immediately prior to termination of employment was engaged, as the case may be, in the geographic area in which the Corporation or such Affiliate actively carried on business at the end of the Participant’s employment there, for the period with respect to which such Normal Retirement or Early Retirement affords the Participant enhanced benefits, which period shall be, (a) with respect to Options or SSARs, the additional period allowed the Participant for the vesting and exercise of Options or SSARs outstanding at termination of employment, (b) with respect to Restricted Stock or Restricted Stock Unit Awards, the period remaining after the Participant’s termination of employment until the end of the original Restricted Period for such Award, and (c) with respect to Cash Performance Awards and Performance Shares Awards granted under the Plan, the period until the payment date following the end of the last applicable Performance Period.

(b) Breach. In the event that a Participant shall fail to comply with the provisions of this Paragraph 43, the Normal Retirement or Early Retirement shall be automatically rescinded and the Participant shall forfeit the enhanced benefits referred to above and shall return to the Corporation the economic value theretofore realized by reason of such benefits as determined by the Committee. If the provisions of this Paragraph 43 or the corresponding provisions of an Award shall be unenforceable as to any Participant, the Committee may rescind the benefits of any such Early Retirement with respect to such Participant.

(c) Other Termination. The Committee may, in its discretion, adopt such other non-competition restrictions applicable to Awards as it deems appropriate from time to time.

(d) Revision. If any provision of this Paragraph 43 or the corresponding provisions of an Award is determined by a court to be unenforceable because of its scope in terms of geographic area or duration in time or otherwise, the Corporation and the Participant agree that the court making such determination is specifically authorized to reduce the duration and/or geographical area and/or other scope of such provision and, in its reduced form, such provision shall then be enforceable; and in every case the remainder of this Paragraph 43, or the corresponding provisions of an Award, shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein or therein.

44. Claw-back. Awards shall be subject to such clawback requirements and policies as may be required by applicable laws or Dover policies as in effect from time to time.

45. Amendment. Except as expressly provided in the next sentence and Paragraph 46, the Board may amend the Plan in any manner it deems necessary or appropriate (including any of the terms, conditions or definitions contained herein), or terminate the Plan at any time; provided, however, that any such termination will not affect the validity of any Awards previously made under the Plan. Without the approval of the Corporation’s shareholders, the Board cannot: (a) increase the maximum number of shares covered by the Plan or change the class of employees eligible to receive any Awards; (b) extend beyond 120 months from the date of the grant the period within which an Option or SSAR may be exercised; (c) make any other amendment to the Plan that would constitute a modification, revision or amendment requiring shareholder approval pursuant to any applicable law or regulation or rule of the principal exchange on which the Corporation’s shares are traded, or (d) change the class of persons eligible to receive ISOs.

46. No Repricing Without Shareholder Approval. Without the approval of the Corporation’s shareholders, the Board cannot approve either (i) the cancellation of outstanding Options or SSARs in exchange for cash or the grant in substitution therefor of new Awards having a lower exercise or base price or (ii) the amendment of outstanding Options or SSARs to reduce the exercise price or base price thereof, except as provided in Paragraph 37 with respect to a Change in Control. This limitation shall not be construed to apply to “issuing or assuming an Option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

47. Unfunded Plan. This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Corporation, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation.

48. Other Plans. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

49. Other Benefits. No Award payment under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Corporation or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

50. Death/Disability. Subject to local laws and procedures, the Committee may request appropriate written documentation from a trustee or other legal representative, court, or similar legal body, regarding any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before such representative shall be entitled to act on behalf of the Participant and before a beneficiary receives any or all of such benefit. The Committee may also require any person seeking payment of benefits upon a Participant’s Disability to furnish proof of such Disability.

51. Successors and Assigns. This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

52. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

53. Section 409A.

(a) General. To the extent that the Committee determines that any Award granted under the Plan is, or may reasonably be, subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the adverse consequences described in Section 409A(a)(1) of the Code (or any similar provision). To the extent applicable and permitted by law, the Plan and Award Agreements shall be interpreted in accordance with Section 409A and other interpretive guidance issued thereunder, including without limitation any other guidance that may be issued or amended after the date of grant of any Award hereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award is, or may reasonably be, subject to Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance issued from time to time), the Committee may, without the Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B) comply with the requirements of Section 409A and related Department of Treasury guidance. Where applicable, the requirement that Awards constituting deferred compensation under Section 409A that are payable upon termination of a Participant’s employment or services as a Director not be paid prior to the Participant’s “separation from service” within the meaning of Section 409A are incorporated herein.

(b) Specified Employees. In addition, and except as otherwise set forth in the applicable Award Agreement, if the Corporation determines that any Award granted under this Plan constitutes, or may reasonably constitute, “deferred compensation” under Section 409A and the Participant is a “specified employee” of the Corporation at the relevant date, as such term is defined in Section 409A(a)(2)(B)(i), then any payment or benefit resulting from such Award will be delayed until the first day of the seventh month following the Participant’s “separation from service” with the Corporation or its Affiliates within the meaning of Section 409A (or following the date of Participant’s death if earlier), with all payments or benefits due thereafter occurring in accordance with the original schedule.

(c) No Liability. Notwithstanding anything to the contrary contained herein, neither the Corporation nor any of its Affiliates shall be responsible for, or required to reimburse or otherwise make any Participant whole for, any tax or penalty imposed on, or losses incurred by, any Participant that arises in connection with the potential or actual application of Section 409A to any Award granted hereunder.

54. Governing Law. The Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois (regardless of the law that might otherwise govern under applicable Illinois principles of conflict of laws).

55. Effective Date and Termination Date of Plan. This Plan was adopted by the Board on February 29, 2012 and became effective on             , 2012, the date it was approved by the shareholders of the Corporation in accordance with the requirements of the Corporation’s Certificate of Incorporation and the laws of the State of Delaware. The Plan will terminate on             , 2022. No Award shall be granted pursuant to this Plan on or after             , 2022 (the tenth anniversary of the date this Plan was approved by the shareholders of the Corporation), but Awards granted prior to such tenth anniversary may extend beyond that date.

Exhibit A to the Dover 2012 Corporation Equity and Cash Incentive Plan

Performance Criteria

Any Performance Targets established for purposes of conditioning the grant of an Award based on performance or the vesting of performance-based Awards, and that are intended to comply with Section 162(m) of the Code, shall be based on one or more of the following Performance Criteria either individually, alternatively, or in any combination applied either to the Corporation, as a whole or to a subsidiary, a division, Affiliate, business segment, or any business unit thereof, individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, or on an absolute basis or relative to previous year’s results or to a designated comparison group, in either case as specified by the Committee in the Award: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before income taxes and extraordinary items, income or net income, earnings before income tax, earnings before interest, taxes, depreciation and amortization, or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of the Corporation’s or an Affiliate’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Corporation or Affiliate, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in, return on capital employed or return on invested capital or operating revenue; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Corporation’s Common Stock; (x) market segment share; (xi) product release schedules; (xii) new product innovation; (xiii) product or other cost reductions; (xiv) brand recognition or acceptance; (xv) product ship targets; (xvi) customer satisfaction; (xvii) total shareholder return; (xviii) return on assets or net assets; (xix) assets, operating margin or profit margin; and (xx) the growth in the value of an investment in the Corporation’s Common Stock assuming the reinvestment of dividends.

To the extent permitted under Code Section 162(m), but only to the extent permitted under Code Section 162(m) (including, without limitation, compliance with any requirements for stockholder approval), the Committee may provide that, in measuring achievement of Performance Targets, adjustments shall be made for the following:

(i)	to exclude restructuring and/or other nonrecurring charges;

(ii)	to exclude exchange rate effects, as applicable, for non-US. dollar denominated net sales and operating earnings;

(iii)	to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board;

(iv)	to exclude the effects of any statutory adjustments to corporate tax rates;

(v)	to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles or any acquisition or divestiture;

(vi)	to exclude any other unusual, non-recurring gain or loss or other extraordinary item;

(vii)	to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development;

(viii)	to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions;

(ix)	to exclude the dilutive effects of acquisitions or joint ventures;

(x)	to assume that any business divested by the Corporation achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture;

(xi)	to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends;

(xii)	to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); and

(xiii)	to reflect any partial or complete corporate liquidation.

DOVER CORPORATION 3005 HIGHLAND PARKWAY SUITE 200 DOWNERS GROVE, IL 60515

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M43350-P20926-Z57185 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOVER CORPORATION
The Board of Directors recommends a vote FOR each director under Item 1:
1. Election of Directors		For	Against	Abstain

1a.	D. H. Benson	☐	☐	☐

1b.	R. W. Cremin	☐	☐	☐	The Board of Directors recommends a vote FOR Items 2, 3 and 4:		For	Against	Abstain

1c.	J-P. M. Ergas	☐	☐	☐	2.	To adopt the Dover Corporation 2012 Equity and Cash Incentive Plan.	☐	☐	☐

1d.	P. T. Francis	☐	☐	☐

1e.	K. C. Graham	☐	☐	☐	3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent public accounting firm for 2012.	☐	☐	☐
1f.	R. A. Livingston	☐	☐	☐

1g.	R. K. Lochridge	☐	☐	☐	4.	To approve named executive officer compensation.	☐	☐	☐

1h.	B. G. Rethore	☐	☐	☐

1i.	M. B. Stubbs	☐	☐	☐

1j.	S. M. Todd	☐	☐	☐

1k.	S. K. Wagner	☐	☐	☐

1l.	M. A. Winston	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 PM Eastern Time the day before the annual meeting date.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvote.com/dov Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE 1-800-690-6903 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

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M43351-P20926-Z57185

PROXY

DOVER CORPORATION

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

MAY 3, 2012

The undersigned hereby appoints Robert A. Livingston, Brad M. Cerepak and Joseph W. Schmidt, and each of them, as the undersigned’s proxy or proxies, each with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in Lombard, IL on May 3, 2012 at 1:00 P.M., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof, revoking any proxy or proxies heretofore given. For participants in the Company’s Retirement Savings Plan, this proxy will govern the voting of stock held for the account of the undersigned in the Plan.

IMPORTANT - You have the option of voting these shares by returning the enclosed proxy card, voting via Internet or by using a toll-free telephone number above and on the reverse side. On the reverse side of this proxy card are instructions on how to vote via the Internet or by telephone. If you vote by either of these methods, your vote will be recorded as if you mailed in your proxy card. If you vote by returning this proxy card, you must sign and date this proxy on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2, 3 AND 4.

Continued and to be signed on reverse side